Exhibit 10.10

FIFTH AMENDED AND RESTATED LOAN AGREEMENT

for a loan in the amount of

$99,000,000

among

VALLEY HEALTH HOLDINGS LLC,

SKY HOLDINGS AZ LLC,

TERRACE HOLDINGS AZ LLC,

ENSIGN HIGHLAND LLC,

PLAZA HEALTH HOLDINGS LLC,

RILLITO HOLDINGS LLC,

MOUNTAINVIEW COMMUNITYCARE LLC,

MEADOWBROOK HEALTH ASSOCIATES LLC,

CEDAR AVENUE HOLDINGS LLC,

and

GRANADA INVESTMENTS LLC,

as Borrowers

and

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent and a Lender

and

THE OTHER FINANCIAL INSTITUTIONS WHO ARE OR HEREAFTER

BECOME PARTIES TO THIS AGREEMENT

as Lenders

Dated as of May 30, 2014

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LIST OF EXHIBITS AND SCHEDULES TO LOAN AGREEMENT

Exhibits:

Exhibit A	Borrowers
Exhibit B-1	Desert Sky Health and Rehabilitation Center
Exhibit B-2	Desert Terrace Healthcare Center
Exhibit B-3	Camelback Post Acute Care and Rehabilitation (formerly known as Highland Manor)
Exhibit B-4	North Mountain Medical and Rehabilitation Center
Exhibit B-5	Park Manor Rehabilitation Center
Exhibit B-6	Catalina Post Acute Care and Rehabilitation
Exhibit B-7	Park View Post Acute facility (formerly Park View Gardens)
Exhibit B-8	Sabino Canyon Rehabilitation and Care Center
Exhibit B-9	Upland Rehabilitation & Care Center
Exhibit B-10	Camarillo Healthcare Center
Exhibit C	Intellectual Property
Exhibit D	Request for Extension

Schedules:

Schedule 1.1	Lender’s Loan Commitment
Schedule 2.1	Advance Conditions
Schedule 2.3	Principal Payments
Schedule 5.14	Locations
Schedule 6.23(a)	Third Party Payor Programs
Schedule 6.23(b)	Primary Licenses
Schedule 6.23(c)	Proceedings by Governmental Authorities
Schedule 6.23(d)	Violation Notices
Schedule 7.2	Compliance Certificate
Schedule 12.20	Allocated Loan Amounts
Schedule 12.37	Post-Closing Obligations

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FIFTH AMENDED AND RESTATED LOAN AGREEMENT

This Fifth Amended and Restated Loan Agreement is entered into as of May 30, 2014, among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GECC” and in its capacity as agent for the Lenders (defined below), together with its successors, “Agent”), the financial institutions who are or hereafter become parties to this Agreement (together with GECC collectively, or individually, as the context may require, “Lender”), and VALLEY HEALTH HOLDINGS LLC, SKY HOLDINGS AZ LLC, TERRACE HOLDINGS AZ LLC, ENSIGN HIGHLAND LLC, PLAZA HEALTH HOLDINGS LLC, RILLITO HOLDINGS LLC, MEADOWBROOK HEALTH ASSOCIATES LLC, MOUNTAINVIEW COMMUNITYCARE LLC, CEDAR AVENUE HOLDINGS LLC, GRANADA INVESTMENTS LLC, each a Nevada limited liability company (each, a “Borrower” and collectively, the “Borrowers”).

RECITALS

A. On or about December 29, 2006, Lender made the Existing Ten Project Loan (as defined herein) to the Borrowers, which Existing Ten Project Loan is governed by that certain Fourth Amended and Restated Loan Agreement dated as of November 10, 2009 (the “Existing Loan Agreement”). This Agreement restates and supersedes the Existing Loan Agreement in its entirety.

B. Lender and Agent have agreed to amend and restate the Existing Ten Project Loan and to make additional advances to Borrowers subject to the terms and conditions contained herein. The Existing Ten Project Loan is evidenced by that certain Amended and Restated Promissory Note dated as of the date hereof, in the face amount of Forty Eight Million Three Hundred Twenty-Three Thousand Two Hundred Thirty-One and 66/100 Dollars ($48,323,231.71) (said note and all amendments thereto and substitutions therefor are hereinafter referred to collectively as the “Existing Ten Project Note”). Lender has severally agreed to make an additional loan, subject to the terms and conditions contained herein, in the original principal amount of Fifty Million Six Hundred Seventy-Six Thousand Seven Hundred Sixty-Eight and 34/100 Dollars ($50,676,768.29) (the “Additional Ten Project Loan”), which is to be evidenced by that certain Additional Ten Project Promissory Note executed of even date herewith by the Borrowers (said note and all amendments thereto and substitutions therefor are hereinafter referred to collectively as the “Additional Ten Project Note”; and collectively with the Existing Ten Project Note, the “Notes” and each a “Note”). The terms and provisions of the Notes are hereby incorporated herein by reference in this Agreement.

C. On the Restatement Date (as defined herein), each Borrower will be the owner of its respective real property more particularly described on Exhibit B-1 through B-10 attached hereto (each a “Property” and collectively, the “Properties”), and the improvements located thereon (the “Improvements”) including a skilled nursing facility. Each Property along with its respective Improvements is referred to herein as a “Project” and collectively as the “Projects”.

D. Borrowers’ obligations under the Loans will be secured by, among other things, the Mortgage.

NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS, INCORPORATION OF RECITALS

Section 1.1 Certain Definitions. As used herein, the following terms have the meanings indicated:

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“Accounting Period” means (i) general accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date so indicated and consistently applied or (ii) if required by the United States Securities and Exchange Commission, International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“ACH” has the meaning assigned in Section 2.6(c)

“Additional Ten Project Loan Interest Rate” has the meaning assigned to such term in Section 2.2(b).

“Additional Ten Project Loan” has the meaning assigned to such term in Recital B.

“Additional Ten Project Loan Note” has the meaning assigned to such term in Recital B.

“Adjusted Expenses” means actual operating expenses related to the Projects, excluding any rent and interest paid and depreciation recorded by Operating Tenants on a stabilized accrual basis for the twelve (12) month period ended on the last day of the preceding calendar quarter (as reasonably adjusted by Agent), including: (i) recurring expenses as determined under GAAP, (ii) real estate taxes, (iii) management fees (whether paid or not) in an amount not less than five percent (5%) of effective gross income (or the actual management fee paid, if higher) and (iv) a replacement reserve (whether reserved or not) of not less than Four Hundred and No/100 Dollars ($400.00) per Residential Unit per annum.

“Adjusted Net Operating Income” or “ANOI” means annualized Adjusted Revenue less Adjusted Expenses, based upon the financial reports provided by Borrowers under Article VII and approved by Agent in its reasonable discretion.

“Adjusted Revenue” means revenues generated by the Operating Tenants at the Projects for the twelve (12) month period ended on the last day of the preceding calendar quarter, as determined under GAAP, but excluding (a) nonrecurring income and non-property related income (as determined by Agent in its sole discretion) and income from tenants that is classified as “bad debt” under GAAP, and (b) late fees and interest income; provided, however, if actual occupancy of the Projects, taken as a whole, exceeds 95%, Adjusted Revenue shall be proportionately reduced assuming an occupancy of 95%.

“Affected Lender” has the meaning assigned in Section 2.11(a).

“Affiliate” means, with respect to a particular Person, (a) any corporation in which such Person or any partner, shareholder, director, officer, member, or manager of such Person directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any general or limited partnership, joint venture, limited liability company or limited liability partnership in which such Person or any partner, shareholder, director, officer, member, or manager of such Person is a partner, joint venturer or member, (c) any trust as to which such Person or any partner, shareholder, director, officer, member or manager of such Person is a trustee or beneficiary, (d) any Person which is directly or indirectly owned or controlled by such Person or any partner, shareholder, director, officer, member or manager of such Person, (e) any partner, shareholder, director, officer, member, manager or employee of such Person, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of such Person. Each Loan Party shall be deemed an Affiliate of Borrowers.

“Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” means this Loan Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Allocated Loan Amount” has the meaning assigned such term in Section 12.20.

“Anti-Money Laundering Laws” means those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a Financial Institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act, the Trading with the Enemy Act, 50 U.S.C. App. Section 1, et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701, et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

“Approved Fund” means, with respect to Agent or any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) Agent or such Lender, (ii) any Affiliate of Agent or such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages Agent or such Lender.

“Approved Insurer” means any insurer (other than Medicaid/Medicare/TRICARE) as may be approved by Agent from time to time in its sole discretion.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 12.3 (with the consent of any party whose consent is required by Section 12.3), accepted by the Agent, in form and substance satisfactory to Agent.

“Assignment of Leases and Rents” means the Assignment of Leases and Rents (whether one or more), executed by Borrowers for the benefit of Agent (on behalf of itself and the Lenders), and pertaining to the Leases, as amended, restated, supplemented, or otherwise modified from time to time.

“ASTM” means the American Society for Testing and Materials.

“Bankruptcy Party” has the meaning assigned to such term in Section 9.7.

“Bank Secrecy Act” means the Bank Secrecy Act, 31 U.S.C. Section 5311, et seq.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) sum of LIBOR for an interest period of one month plus 1.00%, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of one month.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” and “Borrowers” have the meaning assigned to such terms in the introductory paragraph of this Agreement.

“Borrower’s Knowledge” means the knowledge of a Borrower after reasonable inquiry including, without limitation, review of existing reports (e.g., environmental and property condition reports) regarding the Projects, inquiry of the current Operating Tenants of the Projects and inquiry of State Regulators and other governmental or quasi-governmental agencies having jurisdiction over the Projects.

“Borrower Assignment Agreement” has the meaning assigned to such term in Section 2.5(a)(ii).

“Borrowers’ Agent” has the meaning assigned to such term in Section 7.5.

“Business Associate Agreement” means that certain Business Associate Agreement dated as of the date hereof executed by each Borrower and Agent, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Day” means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York or Illinois are not open for general banking business.

“Casualty” has the meaning assigned in Section 3.2(a).

“Census Report” means, with respect to a Project, a report which records the number of licensed beds for the Project, as well as the number of patients and patient census days by Third Party Payor source.

“Change in Control” has the meaning assigned to such term in Section 8.1(b).

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all real and personal property with respect to which Liens in favor of Agent are executed, identified or purported to be granted pursuant to the Loan Documents and which secure the Obligations described in the Loan Documents and the Secured Hedge Agreement, and includes, without limitation, all of each Borrower’s right, title and interest in, to and under all personal property, real property, and other assets that arise from, are used in connection with, are related to or are located at the Projects, whether now owned by or owing to, or hereafter acquired by or arising in favor of any Borrower (including all personal property and other assets owned or acquired under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, a Borrower, and regardless of where located.

“Commercial Lease” means any non-residential Lease of any portion of the Projects (but excluding the Master Lease).

“Compliance Certificate” means the compliance certificate in the form of Schedule 7.2 attached hereto.

“CON” means a certificate of need or similar certificate, license or approval issued by the State Regulator for the requisite number of Residential Units in each of the Projects.

“Contest” has the meaning assigned in Section 13.1(b).

“Control” or “controls” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract, by its position with such Person as general partner or managing member, or otherwise; and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing.

“December 2006 Funding” has the meaning assigned to such term in Section 2.1(b).

“December 2006 Funding Interest Rate” has the meaning assigned to such term in Section 2.2(a)(ii).

“Debt” means, for any Person, without duplication, the aggregate of: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property or services for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all Debt guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Debt Service” means, for any particular period, the aggregate interest, fixed principal, and other payments due during such period under the Loan and under any other permitted Debt relating to the Projects expressly approved by Agent (but not including payments applied to escrows or reserves required by Agent or the Lenders). In the event that Debt Service for a period of twelve (12) months (or other calculation period) is not available, Agent shall annualize the Debt Service for such period of time as is available.

“Debt Service Coverage Ratio” means the ratio of (i) Adjusted Net Operating Income for the Projects for a particular period, to (ii) Debt Service for such period.

“Default Rate” means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the applicable Interest Rate.

“Defaulting Lender” means a Lender that (a) has given written notice to Borrowers, Agent, or any other Lender that it will fail to fund any amounts to be funded by such Lender after the Restatement Date under this Agreement or otherwise fails to fund such amount under this Agreement; (b) is in default for failing to make payments under one or more syndicated credit facilities (unless subject to a good faith dispute); (c) has declared (or the holding company of such Lender has declared) bankruptcy or is otherwise involved in a liquidation proceeding and Agent has determined such Lender is reasonably likely to become a Defaulting Lender; or (d) is the subject of a receivership.

“Defeasance” has the meaning assigned to such term in Section 2.5(a)(ii).

“Defeasance Deposit” shall mean an amount equal to the Yield Maintenance Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments (including Agent’s estimate of administrative expenses and applicable federal, state or local income taxes associated with or to be incurred by the Successor Borrower during the remaining term of, and applicable to, the

Loan) and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements set forth in Section 2.5(a)(ii) of this Agreement, all as reasonably estimated by Agent.

“Defeasance Release Date” has the meaning assigned to such term in Section 2.5(a)(ii).

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Borrower.

“Deposit Account Bank” means each bank in which any Borrower maintains a Deposit Account.

“Determination Date” has the meaning assigned in Section 8.16.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Electronic Transmission” means any process of communication that does not directly involve the physical transfer of paper and that is suitable for the retention, retrieval and reproduction of information by the recipient.

“Ensign” means The Ensign Group, Inc., a Delaware corporation.

“Environmental Indemnity Agreement” means (a) that certain Fifth Amended and Restated Environmental Indemnity Agreement dated as of the date hereof executed by Borrowers and (b) that certain Environmental Indemnity Agreement dated as of the date hereof executed by Guarantor, as amended, restated, supplemented, or otherwise modified from time to time.

“Environmental Laws” means any federal, state or local law (whether imposed by statute, ordinance, rule, regulation, administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, without limitation, such laws (a) governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials, (b) governing or regulating the transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of such property, or (c) requiring notification or disclosure of releases of Hazardous Materials or other environmental conditions whether or not in connection with a transfer of title to or interest in property.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations promulgated thereunder.

“ERISA Affiliate” means each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Loan Party, are (or were at any time in the past six years) treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” has the meaning assigned to such term in Article IX.

“Existing Loan Agreement” has the meaning assigned to such term in Recital A.

“Existing Loan Documents” has the meaning assigned to such term in Section 1.5.

“Existing Ten Project Interest Rates” has the meaning assigned to such term in Section 2.2(A)(i).

“Existing Ten Project Loans” has the meaning assigned to such term in Section 2.1(b).

“Existing Ten Project Note” has the meaning assigned to such term in Recital B.

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.

“Federal Bankruptcy Code” means Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended.

“Financial Institution” means a United States Financial Institution as defined in 31 U.S.C. 5312, as amended from time to time.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the United States Reserve System arranged by federal funds brokers, as determined by Agent in its sole discretion.

“FIRREA” has the meaning assigned to such term in Schedule 2.1 attached hereto.

“GECC” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Governmental Approvals” means, collectively, all consents, licenses and permits and all other authorizations or approvals required from any Governmental Authority to operate the Projects.

“Governmental Authority” means any federal, state, county or municipal government or political subdivision thereof, any governmental or quasi-governmental agency,

authority, board, bureau, commission, department, instrumentality or public body (including, without limitation, the State Regulator), or any court, administrative tribunal, or public body, including but not limited to all such authorities relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services, and fee splitting.

“Guarantor” means CareTrust REIT, Inc., a Maryland corporation, and any other Person who guarantees in writing payment or performance of the Obligations.

“Guaranty Agreement” means that certain Guaranty of Payment and Performance dated as of the date hereof executed by Guarantor, as amended, restated supplemented, or otherwise modified from time to time.

“Hazardous Materials” means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws, (i) any excessive moisture, mildews, mold or other fungi in quantities and/or concentrations that could reasonably be expected to pose a risk to human health or the environment, or negatively impact the value of the Projects or (j) any elements, material, compounds, mixtures, chemicals, wastes, pollutants, contaminants or substances known to cause cancer or reproductive toxicity, that, because of its quantity, concentration or physical or chemical characteristics, exposure is limited or regulated by any Governmental Authority having jurisdiction over human health and safety, natural resources or the environment, or which poses a significant present or potential hazard to human health and safety, or to the environment, if released into the workplace or the environment.

“Healthcare Investigations” means any inquiries, investigations, probes, audits or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of any Borrower, Guarantor or any Operating Tenant (including, without limitation, inquiries involving the Comprehensive Error Rate Testing and any inquiries, investigations, probes, audit or procedures initiated by Fiscal Intermediary/Medicare Administrator Contractor, Medicaid Integrity Contractor, Recovery Audit Contractor, Program Safeguard Contractor, Zone Program Integrity Contractor, Attorney General, Office of Inspector General, Department of Justice or similar governmental agencies or contractors for such agencies).

“Healthcare Laws” means all applicable state and federal statutes, codes, ordinances, orders, rules, regulations, and guidance relating to patient healthcare and/or patient healthcare information, including HIPAA, the Health Information Technology for Economic Clinical Health Act provisions of the American Recovery and Investment Act of 2009 and the respective rules and regulations promulgated thereunder, and all other applicable state and federal laws regarding the privacy and security of protected health information and other confidential patient information; the establishment, construction, ownership, operation, licensure, use or occupancy of the Projects or any part thereof as a skilled nursing facility, assisted living facility, memory care facility or other healthcare or senior living facility, and all conditions of participation pursuant to Medicare and/or Medicaid certification; fraud and abuse, including Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as the “Stark Statute”, 31 U.S.C Section 3729-33, and the “False Claims Act”.

“Hedge Agreement” means, collectively, any and all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements designed to provide protection against fluctuations in interest or currency exchange rates, now or hereafter entered into by or on behalf of Borrowers pursuant to Section 2.9 of this Agreement, as the same may be renewed, extended, amended or replaced from time to time.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“HIPAA Compliance Plan” has the meaning assigned in Section 8.17(b).

“HIPAA Compliance Date” has the meaning assigned in Section 8.17(b).

“HIPAA Compliant” has the meaning assigned in Section 8.17(b).

“IEEPA” has the meaning assigned in Section 6.21(f).

“Improvements” has the meaning assigned to such term in Recital C.

“Indebtedness” means all payment obligations of Borrowers or any other Loan Party to Agent or to any Lender under the Loan or any of the Loan Documents, including, without limitation, any and all interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

“Indemnitee” has the meaning assigned in Section 12.4.

“Insurance Impound” has the meaning assigned to such term in Section 3.4.

“Insurance Premiums” has the meaning assigned in Section 3.1(c).

“Interest Rates” has the meaning assigned to such term in Section 2.2(b).

“June 2006 First Funding” has the meaning assigned to such term in Section 2.1(b).

“June 2006 First Funding Interest Rate” has the meaning assigned to such term in Section 2.2(a)(i).

“June 2006 Second Funding” has the meaning assigned to such term in Section 2.1(b).

“June 2006 Second Funding Interest Rate” has the meaning assigned to such term in Section 2.2(a)(i).

“June 2006 Third Funding” has the meaning assigned to such term in Section 2.1(b).

“June 2006 Third Funding Interest Rate” has the meaning assigned to such term in Section 2.2(a)(i).

“Laws” means, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations and guidances and judicial opinions or presidential authority in the applicable jurisdiction, including but not limited to quality and safety standards, accreditation standards and requirements of any Governmental Authority or State Regulator having jurisdiction over Borrowers or the ownership, use, occupancy or operations of the Projects, each as it may be amended from time to time.

“Lease Party” means the party to any Lease that grants to the other party the right to use or occupy any portion of the Projects, whether it be a Borrower or any Operating Tenant.

“Leases” means all leases of, subleases of and occupancy agreements affecting the Projects or any part thereof now existing or hereafter executed (including all patient and resident care agreements and service agreements which include an occupancy agreement) and all amendments, modifications or supplements thereto.

“Lender” has the meaning assigned in the preamble to this Agreement. In addition to the foregoing, solely for the purpose of identifying the Persons entitled to share in payments and collections from the Collateral and the benefit of any guarantees of the Obligations as more fully set forth in this Agreement and the other Loan Documents, the term “Lender” shall include Secured Hedge Providers. For the avoidance of doubt, any Person to whom any Obligations in respect of a Secured Hedge Agreement are owed and which does not hold any Loans or commitments hereunder shall not be entitled to any other rights as a “Lender” under this Agreement or the other Loan Documents.

“Lender Transferee” has the meaning assigned in Section 12.3(f).

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Libor Breakage Amount” means an amount, as reasonably calculated by any Lender, equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss including interest paid and lost opportunity cost in connection with the re-employment of such funds) that such Lender or any of its Affiliates may sustain as a result of any payment of the Loan (or any portion thereof) on any day that is not the last day of the Libor Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise).

“Libor Interest Period” means each period commencing on the first day of a calendar month and ending on the last day of the month that is three months thereafter; provided, any Libor Interest Period that would otherwise extend beyond the Maturity Date of the Loan shall end on the Maturity Date.

“Libor Rate” means the greater of (a) one half of one percent (0.50%) per annum or (b) for each Libor Interest Period, the rate determined by the Agent to be the offered rate for deposits in Dollars for the applicable Libor Interest Period appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) two (2) Business Days prior to the next preceding first day of each Libor Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 page at such time, the “Libor Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Agent in its sole discretion.

“Lien” means any interest, or claim thereof, in the Projects securing an obligation owed to, or a claim by, any Person other than the owner of the Projects, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Projects.

“Loan” means the Existing Ten Project Loans, the Additional Ten Project Loan, and all other amounts payable under this Agreement and the other Loan Documents.

“Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make its Pro Rata Share of the Loan to Borrowers on the Restatement Date, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1.1 under the caption “Lender’s Loan Commitment.” The aggregate amount of the Loan Commitments on the date hereof equals $50,676,768.29.

“Loan Documents” means: (a) this Agreement, (b) the Notes, (c) the Guaranty Agreement, (d) any letter of credit provided to Agent in connection with the Loans, (e) the Mortgage, (f) the Environmental Indemnity Agreement, (g) the Subordination Agreement, (h) the Assignment of Leases and Rents, (i) the Business Associate Agreement, (j) the UCC financing statements, (k) the Security Agreement, and (l) all other documents evidencing, securing, governing or otherwise pertaining to the Loans, and all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

“Loan Party” means each Borrower and each Guarantor.

“Lockout Period” means the period beginning on the Restatement Date and ending on January 31, 2016.

“Make Whole Breakage Amount” means, as calculated by Agent, the greater of (i) one percent (1%) of the amount being prepaid and (ii) the excess, if any, of (A) the sum of the net present values of each scheduled interest and principal payment of the Loan, including the payment of the balance of the Loan (together with accrued interest thereon) on the then scheduled Maturity Date, discounted to the date of the prepayment at an interest rate equal to the Replacement Treasury Yield plus fifty (50) basis points, over (B) the amount of principal being prepaid.

“Master Lease” means (a) before the effectiveness of the REIT Master Lease, each “Master Lease” (as defined in the Existing Loan Agreement) and (b) after the effectiveness of the REIT Master Lease, the REIT Master Lease.

“Material Action” means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have any Borrower or any other Loan Party be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against any Borrower or any other Loan Party, to file a petition seeking, or consent to, reorganization or relief with respect to any Borrower or any other Loan Party under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for any Borrower or any other Loan Party or a substantial part of its respective property, to make any assignment for the benefit of creditors of any Borrower or any other Loan Party, the admission in writing by any Borrower or any other Loan Party of such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

“Material Adverse Change” or “material adverse change” means, in Agent’s reasonable discretion, the business prospects, operations or financial condition of a Person or property has changed in a manner which could impair the value of the Collateral, prevent timely repayment of the Loans or otherwise prevent the applicable Person from timely performing any of its material obligations under the Loan Documents.

“Material Adverse Effect” or “material adverse effect” means, in Agent’s reasonable discretion, a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of Borrowers taken as a whole, (ii) the ability of Borrowers to perform any material obligation under the Loan Documents, (iii) the rights and remedies of the Agent and the Lenders under the Loan Documents, or (iv) the ability of Borrowers or the Operating Tenants to operate all or a material portion of the Projects.

“Maturity Date” means the earlier of (a) May 30, 2017, and (b) any earlier date on which the entire Loan is required to be paid in full, whether at maturity, by acceleration or otherwise, under this Agreement or any of the other Loan Documents, or any later date to which the same may be extended in accordance with the terms of the Loan Agreement.

“Medicaid” means Title XIX of the Social Security Act, which was enacted in 1965 to provide a cooperative federal-state program for low income and medically indigent persons, which is partially funded by the federal government and administered by the states.

“Medicare” means Title XVIII of the Social Security Act, which was enacted in 1965 to provide a federally funded and administered health program for the aged and certain disabled persons.

“Mortgage” means, collectively (whether one or more), as applicable, the Mortgage(s), Assignment of Leases and Rents, Security Agreement and Fixture Filing, the Deed(s) of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, or the Deed(s) to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrowers in favor of Agent (for itself and on behalf of the Lenders), covering the Projects, as amended, restated, supplemented, or otherwise modified from time to time.

“Non-U.S. Lender Party” means each of the Agent, the Lenders and each participant, in each case that is not a U.S. Person.

“Note” and “Notes” have the meanings assigned to such terms in Recital B.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to any Lender, Agent, any Secured Hedge Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Hedge Agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired; provided, that Obligations of any Guarantor shall not include any Excluded Hedge Agreement Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control, Department of the Treasury.

“Operating Tenants” means Radiant Hills Health Associates LLC, Glendale Healthcare Associates LLC, 24th Street Healthcare Associates LLC, Highland Healthcare LLC, Manor Park Healthcare LLC, Presidio Health Associates LLC, Ensign Sabino LLC, Ensign Montgomery LLC, Ensign San Dimas LLC (f/k/a Ensign Arden LLC), Downey Community Care LLC and Bell Villa Care Associates LLC, each a Nevada limited liability company, and Upland Community Care, Inc., Camarillo Community Care, Inc., Richmond Senior Services, Inc., Northern Oaks Healthcare Inc. and Pomerado Ranch Healthcare, Inc., each a Nevada corporation and any successor operating tenant of the Projects approved by Agent or expressly permitted under this Agreement.

“Other Taxes” has the meaning assigned in Section 2.14(c).

“Overpaying Borrower” has the meaning assigned in Section 12.20(j)(i).

“Overpayment Amount” has the meaning assigned in Section 12.20(j)(i).

“Patriot Act” means the USA Patriot Act of 2001, Pub. L. No. 107-56.

“Payment Date” means the first Business Day of each calendar month and the Maturity Date.

“Permitted Exceptions” means the exceptions to title contained in the Title Policy insuring the Liens created pursuant to the Mortgage and any other title matter to which Agent consents in writing.

“Permitted Transfer” means (a) the transfer of the stock of the Guarantor in connection with the Spin-Off; (b) any sale of the stock of the Guarantor in any publicly traded company whose shares are listed on the New York Stock Exchange or such other nationally recognized stock exchange; (c) any new issuance of stock of the Guarantor so long as no Change of Control would result therefrom; or (d) transfers of direct or indirect ownership of any Borrower to a Subsidiary of Guarantor so long as no Change of Control would result therefrom. For the avoidance of doubt, the transfer by Ensign of its direct or indirect ownership interests in each Borrower to a Subsidiary of Guarantor shall be deemed to be a Permitted Transfer.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, limited partnership, limited liability, partnership, limited partnership, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Primary Licenses” means, with respect to any Project or Person operating such Project, as the case may be, the CON, permit or license to operate as a skilled nursing/assisted living/Alzheimer’s facility, and each Medicaid/Medicare/TRICARE provider agreement.

“Project” and “Projects” have the meanings assigned to such terms in Recital C.

“Project Yield” means the ratio, as of any particular date, expressed as a percentage, of (a) annualized Adjusted Net Operating Income from the Projects, as determined by Agent as of such date, to (b) the outstanding principal balance of the Loans as of such date.

“Property” and “Properties” have the meanings assigned to such terms in Recital C.

“Proposal Letter” means that certain letter dated as of February 6, 2014 by GE Healthcare Financial Services, Inc. and acknowledged and agreed to by the Borrowers.

“Pro Rata Outstandings” means, with respect to any Lender at any time, the outstanding principal amount of the Loan owing to such Lender at such time.

“Pro Rata Share” means, with respect to any Lender at any time (a) on or prior to the date of the making of the Loan contemplated herein, the percentage obtained by dividing (i) the Loan Commitment of such Lender then in effect by (ii) the sum of the Loan Commitments and (b) after the making of the Loan, the percentage obtained by dividing (i) the Pro Rata

Outstandings of such Lender by (ii) the total outstanding principal amount of the Loan; provided, however, that, if there are no Loan Commitments and no Pro Rata Outstandings, such Lender’s Pro Rata Share shall be determined based on the Pro Rata Share most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to the terms of this Agreement.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Hedge Agreement, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Hedge Agreement or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Register” has the meaning specified in Section 2.10(b).

“REIT Master Lease” means that certain Master Lease dated as of May 30, 2014, among Borrowers, as landlords, and Operating Tenants, as tenants, and covering the Projects.

“Related Persons” means, with respect to any Person, each of such Person’s Affiliates, officers, directors, employees, agents, trustees, representatives, attorneys and accountants of or to such Person or any of its Affiliates, together with, if such Person is the Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Agent pursuant to and in accordance with Section 11.4 or any comparable provision of any Loan Document.

“Replacement Treasury Yield” means the rate of interest equal to the yield to maturity of the most recently issued U.S. Treasury security as quoted in the Wall Street Journal on any prepayment date. If the remaining term is less than one year, the Replacement Treasury Yield will equal the yield for 1-Year Treasury’s. If the remaining term of the Loan is 1-Year, 2-Year, etc., then the Replacement Treasury Yield will equal the yield for the Treasury’s with a maturity equaling the remaining term. If the remaining term of the Loan is longer than one year but does not equal one of the maturities being quoted, then the Replacement Treasury Yield will equal the yield for Treasury’s with a maturity closest to but not exceeding the remaining term. If the Wall Street Journal (i) quotes more than one such rate, the highest of such quotes shall apply, or (ii) ceases to publish such quotes, the U.S. Treasury security shall be determined from such financial reporting service or source as Agent shall determine.

“Reports” has the meaning assigned in Section 12.38.

“Required Lenders” means, at any time, Lenders whose Pro Rata Shares at such time are in excess of 50% in the aggregate; provided, however, the Loan Commitment of, and the portion of the Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Repairs” means the repairs described on Schedule 8.14.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Residential Units” means, collectively, (a) each skilled nursing bed, Alzheimer’s unit and/or assisted living unit authorized and operational under the Primary Licenses and (b) each independent living unit comprising the Projects.

“Restatement Date” means the date on which the Additional Ten Project Loan is funded.

“Restoration Threshold” means, as of any date, the lesser of (a) ten percent (10.0%) of the replacement value of the improvements at the affected Project as of such date, and (b) $1,000,000.00.

“Scheduled Defeasance Payments” has the meaning assigned to such term in Section 2.5(a)(ii).

“Secured Hedge Agreement” means any Hedge Agreement between Borrowers (or an Affiliate of Borrowers) and a Secured Hedge Provider.

“Secured Hedge Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Hedge Agreement) who has entered into a Hedge Agreement with any Borrower, or (ii) a Person with whom any Borrower has entered into a Hedge Agreement provided or arranged by GE Capital or an Affiliate of GE Capital or for which GE Capital or an Affiliate of GE Capital has provided credit enhancement through either an assignment right or a letter of credit in favor of such Person, and any assignee thereof.

“Secured Parties” means the Lenders and the Agent and each such Person’s Related Persons.

“Security” means all of the real and personal property securing the Obligations described in the Loan Documents and the Secured Hedge Agreements.

“Security Agreement” means that certain Security Agreement dated as of the date hereof executed by Borrowers in favor of Agent (for itself and on behalf of the Lenders) covering certain personal property described therein, as amended, restated, supplemented, or otherwise modified from time to time.

“Security Deposits” means any security deposit from any tenant or occupant of any Project collected or held by any Borrower.

“Single Purpose Entity” means a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning and leasing the Projects, and observes corporate, company or partnership formalities, as applicable, independent of any other Person, and which otherwise complies with the covenants set forth in Section 6.17 hereof.

“Site Assessment” means an environmental engineering report for each Project prepared at Borrowers’ expense by an engineer engaged by Borrowers, or Agent on behalf of Borrowers, and approved by Agent, and in a manner reasonably satisfactory to Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about each Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E1527-05 (or any successor thereto published by ASTM) and good customary and commercial practice.

“Social Security Act” means 42 U.S.C. 401 et seq., as enacted in 1935, and amended, restated or otherwise supplemented thereafter from time to time and all rules and regulations promulgated thereunder.

“Specially Designated National and Blocked Persons” means those Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC.

“Specified Swap Termination Date” means June 29, 2016.

“Spin-Off” has the meaning assigned to such term in Section 8.23.

“State Regulator” has the meaning assigned to such term in Section 8.15(a).

“Subordination Agreement” means that certain Subordination, Non-Disturbance and Attornment Agreement dated as of the date hereof executed by each Borrower, each Operating Tenant, and Agent (on behalf of Lenders), as amended, restated, supplemented, or otherwise modified from time to time.

“Substitute Lender” has the meaning assigned in Section 2.11(a).

“Successor Borrower” has the meaning assigned to such term in Section 2.5(a)(ii).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Fee” shall mean the amount that Lender reasonably determines in good faith to be its total losses and costs in connection with a termination of the hedging arrangements entered into by Lender in connection with the funding of the Loans and cost of funds rate lock in respect of any such hedging arrangements, including any loss of bargain, cost of funding and loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position.

“Tax Impound” has the meaning assigned to such term in Section 3.5.

“Taxes” has the meaning assigned to such term in Section 3.5.

“Tenant” means any tenant or occupant of a Project under a Lease.

“Third Party Payor Programs” means any participation or provider agreements with any third party payor, including Medicare, Medicaid, TRICARE and any Approved Insurer, and any other private commercial insurance managed care and employee assistance program, to which any Operating Tenant may be subject with respect to any Project.

“Title Policy” has the meaning assigned in Schedule 2.1.

“TWEA” has the meaning assigned in Section 6.21(f).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Agent’s or any other Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“U.S. Lender Party” means each of Agent, the Lenders, and each participant of a Lender, in each case that is a U.S. Person.

“U.S. Obligations” shall mean “Government Securities” as defined in the REMIC regulations, specifically, Treasury Regulation § 1.860G 2(a)(8)(i), as chosen by Agent.

“U.S. Person” means any United States citizen, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories.

“Withholding Taxes” has the meaning assigned in Section 2.14(a).

“Yield Maintenance Amount” shall mean the amount estimated by Agent which will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

Section 1.2 Definitions. All terms defined in Section 1.1 above or otherwise in this Agreement shall, unless otherwise defined therein, have the same meanings when used in any other Loan Document, or any certificate or other document made or delivered pursuant hereto. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole. The words “include” and “include(s)” when used in this Agreement and the other Loan Documents means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

Section 1.3 Phrases. When used in this Agreement and the other Loan Documents, the phrase “including” shall mean “including, but not limited to,” the phrases “satisfactory to Agent,” “satisfactory to Lenders,” and “satisfactory to Required Lenders” shall mean “in form and substance satisfactory to the applicable Person in all respects”, the phrases “with Agent’s consent,” “with the Lenders’ consent,” and “with the Required Lenders’ consent,” or “with Agent’s approval,” “with the Lenders’ approval,” and “with the Required Lenders’ approval” shall mean such consent or approval at such Person’s sole discretion, and the phrases “acceptable to Agent,” “acceptable to Lenders,” and “acceptable to the Required Lenders” shall mean “acceptable to such Person at such Person’s sole discretion” unless otherwise specified in this Agreement.

Section 1.4 Incorporation of Recitals. The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

Section 1.5 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Loan Agreement effective from and after the Restatement Date. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the Indebtedness, the Obligations, or any other obligations owing to the Lender or the Agent under the Existing Loan Agreement, the Existing Ten Project Note or any other “Loan Document” as defined in the Existing Loan Agreement (the “Existing Loan Documents”). On the Restatement Date, the credit facilities and the terms and conditions thereof described in the Existing Loan Agreement shall be amended and replaced by the credit facilities and the terms and conditions thereof described herein, and all Indebtedness, Obligations, obligations of the Borrowers under the June 2006 First Funding, June 2006 Second Funding, June 2006 Third Funding, December 2006 Funding, and other obligations of the Borrowers and any other Person outstanding as of such date under the Existing Loan Agreement shall be deemed to be Indebtedness and Obligations outstanding under the corresponding facilities described herein without further action by any Person. The schedules and exhibits attached to this Agreement and made a part hereof shall be deemed to replace the schedules and exhibits to the Existing Loan Agreement.

Section 1.6 Effectiveness of Existing Loan Documents. Borrowers and each other Loan Party hereby acknowledge that the Existing Loan Documents previously executed by the Borrowers or any Loan Party and delivered to GECC, Agent and/or Lender are and shall remain in full force and effect, and Borrowers and each other Loan Party hereby ratifies, confirms and approves the Additional Ten Project Note and each of the other Loan Documents and all of the terms and provisions thereof, and agrees that the Additional Ten Project Note and each of the other Loan Documents constitutes a valid and binding obligation of Borrowers or the other Loan Parties, as applicable, enforceable by Agent and Lender in accordance with its terms.

Section 1.7 Release of Guaranty by Ensign. Notwithstanding anything contained herein to the contrary, as of the Restatement Date, that certain Fourth Amended and Restated Guaranty of Payment and Performance dated as of November 10, 2009, by Ensign for the benefit of the Agent and the Lenders shall be immediately and automatically forever and irrevocably terminated, released, and discharged.

ARTICLE II

LOAN TERMS

Section 2.1 Disbursements.

(a) Additional Ten Project Loan Funding. The Additional Ten Project Loan shall be funded in one advance and repaid in accordance with this Agreement and the other Loan Documents. On the Restatement Date, and subject to the terms, provisions and conditions of this Agreement (including, without limitation Borrowers’ satisfaction of the conditions to the Additional Ten Project Loan described in Schedule 2.1 attached hereto) and the other Loan Documents, Lender shall disburse to Borrowers the proceeds of the Additional Ten Project Loan. Once repaid, the Additional Ten Project Loan may not be reborrowed.

(b) Loans outstanding on the Restatement Date. As of the Restatement Date, the Lender has previously made loans to certain of the Borrowers in an aggregate amount equal to $55,895,000.00, comprised of the following: (i) a loan in the amount of $27,292,571.16 made on June 30, 2006 (the “June 2006 First Funding”), (ii) a loan in the amount of $3,929,184.85 made on August 8, 2006 (the “June 2006 Second Funding”), (iii) a loan in the amount of $8,573,243.99 made on October 16, 2006 (the “June 2006 Third Funding”), and (iv) a loan in the amount of $16,100,000.00 made on December 29, 2006 (the “December 2006 Funding”; and collectively with the June 2006 First Funding, the June 2006 Second Funding, the June 2006 Third Funding, the “Existing Ten Project Loans”). As of the Restatement Date, the aggregate amount of the Existing Ten Project Loans outstanding is $48,323,231.71. The Borrowers hereby acknowledge that all Obligations in respect of ‘Loans’ outstanding under, pursuant to and as defined in the Existing Loan Agreement shall be deemed to have been made to the Borrowers as Loans under this Agreement, and shall constitute a portion of the Obligations hereunder.

Section 2.2 Interest Rate; Late Charge.

(a) Existing Ten Project Loan Interest. Unless otherwise specified to the contrary in this Agreement,

(i) until but not including the Specified Swap Termination Date, the outstanding principal balance of the Existing Ten Project Loan shall bear interest at the following rates: (i) the June 2006 First Funding, of which the outstanding principal balance as of the date hereof is $23,643,150.99, shall bear interest at a rate per annum of seven and one-half percent (7.5%) (the “June 2006 First Funding Interest Rate”), (ii) the June 2006 Second Funding, of which the outstanding principal balance as of the date hereof is $3,373,840.25, shall bear interest at a rate per annum of seven and eighteen one hundredths percent (7.18%) (the “June 2006 Second Funding Interest Rate”), (iii) the June 2006 Third Funding, of which the outstanding principal balance as of the date hereof is $7,355,491.65, shall bear interest at a rate per annum of seven and six one hundredths percent (7.06%) (the “June 2006 Third Funding Interest Rate”), and (iv) the December 2006 Funding, of which the outstanding principal balance as of the date hereof is $13,950,748.82, shall bear interest at a rate per annum of six and ninety-five one hundredths percent (6.95%) (the “December 2006 Funding Interest Rate” and, collectively with the June 2006 First Funding Interest Rate, the June 2006 Second Funding Interest Rate, the June 2006 Third Funding Interest Rate, and the December 2006 Funding Interest Rate, the “Existing Ten Project Interest Rates”); and

(ii) from and including the Specified Swap Termination Date, the outstanding principal balance of the Existing Ten Project Loan shall bear interest at the “Additional Ten Project Interest Rate” defined below.

(b) Additional Ten Project Loan Interest. Unless otherwise specified to the contrary in this Agreement, the outstanding principal balance of the Additional Ten Project Loan shall bear interest at a floating rate of interest equal to three and thirty-five one hundredths percent (3.35%) per annum in excess of the LIBOR Rate (the “Additional Ten Project Interest Rate” and collectively with the Existing Ten Project Interest Rates, the “Interest Rates”).

(c) Computation. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the Restatement Date or the date on which the immediately preceding payment was due. If Borrowers fail to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrowers shall pay to Agent, for the account of the Lenders (other than any Defaulting Lender), a late charge on such past due amount, as liquidated damages and not as a penalty, equal to the greater of (a) interest at the Default Rate on such amount from the date when due until paid, and (b) five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. Agent shall pay to each Lender (other than any Defaulting Lender) its portion of the late charge based on each Lender’s Pro Rata Share of the Loan in accordance with Section 2.6. The foregoing late charge is intended to compensate Lenders for the expenses incident to handling any such delinquent payment and for the losses incurred by each Lender as a result of such delinquent payment. Borrowers agree that, considering all of the circumstances existing on the date this Agreement is executed, the late charge represents a reasonable estimate of the costs and losses each Lender will incur by reason of late payment. Borrowers and each Lender further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the late charge shall not constitute a waiver of the Event of Default arising from the overdue installment, and shall not prevent any Lender from exercising any other rights or remedies available to such Lender with respect to such Event of Default. While any Event of Default exists, the Loans shall bear interest at the Default Rate.

Section 2.3 Terms of Payment.

(a) Payments of Existing Ten Project Loans.

(i) Interest. Continuing on June 1, 2014, Borrowers shall pay to Agent for the account of the Lenders (other than a Defaulting Lender) interest computed at the applicable Existing Ten Project Interest Rates for the Existing Ten Project Loan in arrears on each Payment Date until all amounts due under the Loan Documents are paid in full. If June 1, 2014, is not a Business Day, then the applicable payment due hereunder shall be made on the first Business Day immediately following such date.

(ii) Principal Amortization Payments. Continuing on June 1, 2014, and on each Payment Date thereafter, Borrowers shall pay Agent for the account of the Lenders (other than a Defaulting Lender) a monthly principal amortization payment with respect to each Existing Ten Project Loan in accordance with Schedule 2.3 attached hereto. If June 1, 2014, is not a Business Day, then the applicable payment due hereunder shall be made on the first Business Day immediately following such date.

(b) Payments of Additional Ten Project Loans.

(i) Interest.

(A) Borrowers shall pay to Agent for the account of the Lenders (other than a Defaulting Lender) a payment of interest computed at the Additional Ten Project Interest Rate with respect to the Additional Ten Project Loan on the Restatement Date for the period from the Restatement Date through the last day of May 2014.

(B) Commencing on July 1, 2014, Borrowers shall pay interest for the Additional Ten Project Loan in arrears computed at the applicable Additional Ten Project Interest Rate on each Payment Date until all amounts due under the Loan Documents are paid in full. If July 1, 2014, is not a Business Day, then the applicable payment due hereunder shall be made on the first Business Day immediately following such date.

(ii) Principal Amortization Payments. Commencing on July 1, 2014, and on each Payment Date thereafter, Borrowers shall pay to Agent for the account of the Lenders (other than a Defaulting Lender), a monthly principal amortization payment with respect to the Additional Ten Project Loan in accordance with Schedule 2.3 attached hereto. If July 1, 2014, is not a Business Day, then the applicable payment due hereunder shall be made on the first Business Day immediately following such date.

Section 2.4 Maturity. The Loans shall mature and Borrowers shall pay to Agent for the account of the Lenders (other than a Defaulting Lender) all outstanding principal, accrued and unpaid interest, default interest, late charges and any other amounts due under the Loan Documents on the Maturity Date.

Section 2.5 Prepayment.

(a) Existing Ten Project Loans.

(i) No Prepayments. Borrowers may not prepay any of the outstanding principal balance of the Existing Ten Project Loans prior to the Specified Swap Termination Date; provided, however, Defeasance pursuant to Section 2.5(a)(ii) below shall be available at any time (the “Open Period”) subject to the terms and conditions provided therein. If the Existing Ten Project Loans are accelerated by Agent in accordance with the terms of this Agreement for any reason, Borrowers shall pay to Agent the Make Whole Breakage Amount and all other amounts outstanding under the Loan Documents together with a prepayment premium (“Prepayment Premium”) equal to one percent (1%) of the outstanding balance of the Existing Ten Project Loan. Notwithstanding anything to the contrary, if Defeasance occurs during the Open Period in accordance with Section 2.5(a)(ii), no Make Whole Breakage Amount or Prepayment Premium shall be due and payable by Borrowers to Agent. Notwithstanding anything to the contrary, provided no Event of Default has occurred and is continuing, Borrowers may prepay the Existing Ten Project Loans in full, but not in part, at any time after the Lockout Period, without payment of a Prepayment Premium or Make Whole Breakage Amount, upon thirty (30) days prior written notice to Agent.

(ii) Defeasance. At any time during the Open Period, so long as no default or Event of Default is then continuing, Borrowers may obtain the release of the Projects from the Lien of the Mortgage upon the satisfaction of the following conditions precedent (“Defeasance”):

(A) not less than thirty (30) days prior written notice to Agent specifying the first day of a calendar month (or if not a Business Day, the first Business Day of such calendar month) (the “Defeasance Release Date”) on which the Defeasance Deposit (hereinafter defined) is to be made;

(B) the payment to Agent of interest accrued and unpaid on the principal balance of the Loans to and including the Defeasance Release Date;

(C) the payment to Agent of all other sums with respect to the Loans, not including scheduled interest or principal payments, due under the Notes, the Mortgage and the other Loan Documents;

(D) the payment to Agent of the Defeasance Deposit and a $5,000 non-refundable processing fee;

(E) the delivery by Borrowers to Agent at Borrowers’ sole cost and expense of:

(1) a security agreement in form and substance reasonably satisfactory to Agent, creating a first priority lien in favor of Agent on the Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of Borrowers with the Defeasance Deposit in accordance with this Section 2.5(a)(ii) (the “Defeasance Deposit Security Agreement”);

(2) releases of the Projects from the Lien of the Mortgage (for execution by Agent) in a form appropriate for the jurisdiction in which each Project is located and otherwise reasonably acceptable to Agent;

(3) an officer’s certificate of Borrowers certifying that the requirements set forth in Section 2.5(a)(ii)(E) have been satisfied;

(4) an opinion of counsel in form and substance, and rendered by counsel, reasonably satisfactory to Agent, at Borrowers’ expense, stating, among other things, that Agent has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by or on behalf of Borrowers and pledged to Agent and as to enforceability of the Assignment Agreement, the Defeasance Deposit Security Agreement and other documents delivered in connection therewith, and if required by the Agent, a substantive non-consolidation opinion with respect to the Successor Borrower, in form and substance, and rendered by counsel, reasonably satisfactory to Agent; and

(5) such other certificates, documents, opinions or instruments as Agent may reasonably request; and

(F) Agent shall have received, at Borrowers’ expense, a certificate from a nationally or regionally recognized independent certified public accountant acceptable to Agent, in form and substance reasonably satisfactory to Agent, certifying that the U.S. Obligations purchased with the Defeasance Deposit will generate sufficient sums to satisfy the obligations of Borrowers under this Agreement, the Notes and this Section 2.5(a)(ii) as and when such obligations become due.

In connection with the conditions set forth above, Borrowers hereby appoint Agent as their agent and attorney in fact for the purpose of using the Defeasance Deposit to purchase or cause to be purchased U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Release Date upon which interest and principal payments are required under this Agreement and the Notes, including the amounts due on the Maturity Date, and in amounts equal to the scheduled payments due on such dates under this Agreement and the Notes plus Agent’s reasonable estimate of administrative expenses and applicable federal income taxes associated with or to be incurred by the Successor Borrower during the remaining term of, and applicable to, the Loans (the “Scheduled Defeasance Payments”). Borrowers, pursuant to the Defeasance Deposit Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Agent and applied to satisfy the obligations of Borrowers under this Agreement, the Notes and this Section 2.5(a)(ii).

Upon compliance with the requirements of this Section 2.5(a)(ii), the Guaranty with respect to the Borrowers shall be released (except as to obligations thereunder arising from circumstances existing or occurring prior to the Defeasance and which obligations would otherwise survive the repayment of the Loans) and the Projects shall be released of record from the Lien of the Mortgage and the pledged U.S. Obligations shall be the sole source of collateral securing the repayment of the Loans and the Notes. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by the preceding paragraph and to otherwise satisfy the Borrowers’ obligations under this Section 2.5(a)(ii) shall be remitted to Borrowers with the release of the Projects from the Lien of the applicable Mortgage. In connection with such release, a successor entity meeting Agent’s then applicable single purpose entity requirements and otherwise reasonably acceptable to Agent, adjusted, as applicable, for the Defeasance contemplated by this Section 2.5(a)(ii) (the “Successor Borrower”), shall be established by Borrowers subject to Agent’s approval (or at Agent’s option, by Agent) and Borrowers shall transfer and assign all obligations, rights and duties under and to the Notes together with the pledged U.S. Obligations to such Successor Borrower pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to Agent (the “Assignment Agreement”). Such Successor Borrower shall assume the obligations of the Borrowers under the Notes, the Defeasance Deposit Security Agreement and the other Loan Documents, and Borrowers shall be relieved of their obligations thereunder, except (i) that Borrowers shall be required to perform their obligations pursuant to this Section 2.5(a), including maintenance of the Successor Borrower, if applicable, and (ii) for those obligations of Borrowers which survive repayment of the Loans. Borrowers shall pay $1,000.00 to any such Successor Borrower as consideration for assuming the obligations under the Notes, the Defeasance Deposit Security Agreement and the other Loan Documents pursuant to the Assignment Agreement. Borrowers shall pay all reasonable costs and expenses incurred by Agent or Lender in connection with this Section 2.5(a), including Agent’s and Lender’s reasonable attorneys’ fees and expenses, and any administrative and tax expenses associated with or incurred by the Successor Borrower.

(b) Voluntary Prepayment. The Additional Ten Project Loan may be prepaid in whole, but not in part (except in connection with the application of a Covenant Prepayment, in which case partial prepayments shall be permitted), on a Payment Date at any time after the expiration of the Lockout Period and the Existing Ten Project Loan may be prepaid in whole, but not in part (except in connection with the application of a Covenant Prepayment, in which case partial prepayments shall be permitted), on a Payment Date at any time after the Specified Swap Termination Date, provided Borrowers provide not less than ten (10) Business Days’ notice to Agent of such prepayment and pays to Agent the full outstanding amount of all Obligations, including principal, accrued interest, Prorated Interest (if applicable), the Make Whole Breakage Amount, if applicable, and the Libor Breakage Amount, if applicable. Notwithstanding anything in this Agreement to the contrary, in the event of a prepayment resulting from the enforcement of the provisions of Section 2.7 hereof, no Prepayment Premium or Make Whole Breakage Amount shall be imposed.

(c) Prepayment Not Made on a Payment Date. If for any reason the Loan or any portion thereof is prepaid on a day other than a scheduled monthly Payment Date, interest shall be prorated through the date of prepayment (the “Prorated Interest”). On the prepayment date, Borrowers shall pay to Agent, for the account of Lenders, the applicable principal of the Loan, Prorated Interest and Libor Breakage Amount, and any other amounts, if any, required under this Agreement.

Section 2.6 Application of Payments.

(a) Waterfall. Prior to the occurrence of an Event of Default, all payments received by Agent under the Loan Documents shall be applied, (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Agent pursuant to this Agreement, any Loan Document, (ii) second, to pay interest then due and payable to the Lenders (other than a Defaulting Lender) in respect of the Loan calculated at the Additional Ten Project Interest Rate, (iii) third, to pay interest then due and payable to the Lenders (other than a Defaulting Lender) in respect of the Loan calculated at the existing Ten Project Interest Rates, (iv) fourth, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders (other than a Defaulting Lender) pursuant to this Agreement, any Loan Document, (v) fifth, to principal payments due under the Additional Ten Project Loan owing to the Lenders (other than a Defaulting Lender) and to the Obligations under the Secured Hedge Agreements, (vi) sixth, to principal payments due under the Existing Ten Project Loan owing to the Lenders (other than a Defaulting Lender), (vii) seventh, to any reserves, escrows or other impounds required to be maintained pursuant to the Loan Documents, (viii) eighth, to the ratable payment of all other Obligations (other than Obligations owing to a Defaulting Lender); and (ix) ninth, to repay all Obligations owing to a Defaulting Lender. Upon the occurrence of an Event of Default, all payments shall be applied in such order as the Agent shall determine in its sole discretion. Notwithstanding anything herein to the contrary, if at any time following an Event of Default or acceleration of the Obligations or on or after the Maturity Date, the Agent applies any payments received or the proceeds of any Collateral to principal payments on the Loan, the Agent shall apply such payments or proceeds pro rata between such principal payments on the Loan and the Obligations under the Secured Hedge Agreements based on the outstanding principal balance of the Loan and the Obligations under Secured Hedge Agreements.

(b) Application of Payments Generally. All repayments of the Loan shall be applied to reduce ratably the remaining installments of the outstanding principal amounts of the Loan in the inverse order of maturity. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.6, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations. Any priority level set forth in this Section 2.6 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding. All prepayments of principal shall be applied in the inverse order of maturity.

(c) Payments and Computations. Borrowers shall make each payment under any Loan Document not later than 11:00 a.m. (Eastern Standard or Daylight Savings time) on the day when due to the Agent by wire transfer or Automated Clearing House (“ACH”) transfer (which shall be the exclusive means of payment hereunder) to the following account (or at such other account or by such other means to such other address as the Agent shall have notified Borrowers in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

Bank:	Deutsche Bank Trust Co. New York, New York
ABA No.:	021001033
Account Number:	50-256-477
Account Name:	GE HFS - GEMSA
Referenced Loan No.:	07-0004261, 07-0024261, 07-0034261, 07-0044261, 07-007426

The Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.6(a) on the same Business Day as funds are deemed received. Payments received by the Agent after 11:00 a.m. (Eastern Standard or Daylight Savings time) shall be deemed to be received on the next Business Day.

(d) Computations of Interests and Fees. All computations of interest and of fees shall be made by the Agent on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the initial disbursement under the Loan or the date of the preceding Payment Date, as the case may be, to the date of the next Payment Date or the Maturity Date. Each determination of an interest rate or the amount of a fee hereunder shall be made by the Agent and shall be conclusive, binding and final for all purposes, absent manifest error.

(e) Payment Dates. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees.

(f) Advancing Payments. Unless the Agent shall have received notice from Borrowers prior to the date on which any payment is due hereunder that Borrowers will not make such payment in full, the Agent may assume that Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that Borrowers shall not have made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender together with interest thereon (at the current rate of the Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

Section 2.7 Capital Adequacy; Increased Costs; Illegality.

(a) If any Lender determines that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Restatement Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then the Borrowers shall from time to time upon demand by such Lender, pay to such Lender, additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by Agent to the affected Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, such Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrowers pursuant to this Section 2.7(a).

(b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Restatement Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrowers shall from time to time, upon demand by such Lender, pay to Lender, additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender, shall be conclusive and binding on the Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, such Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.7(b).

(c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any Loan bearing interest computed by reference to the Libor Rate, then, unless such Lender is able to make or to continue to fund or to maintain the Loan at another office of such Lender without, in such Lender’s opinion, adversely affecting it or its Loan or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrowers, the obligation of that Lender to make or continue to fund Loans at the LIBOR Rate shall be suspended until such Lender shall have notified Agent and the Borrowers that the circumstances giving rise to such determination no longer exists. Each Lender will use its best efforts to determine such replacement index and spread and will notify Borrowers of the index and spread to be used and the same shall be applied to the Loan effective as of the date such Lender determined that the Libor Rate was no longer available. If any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, Borrowers shall prepay in full such Lender’s Pro Rata Share of the Loan, together with interest accrued thereon either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, unless such Lender determines a replacement index and spread to approximate the Contract Rate before such change in law or regulation. If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated and no replacement index has been found, the Borrowers may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(d) Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law under subsection (b) above and/or a change in capital adequacy requirements under subsection (a) above, as applicable, regardless of the date enacted, adopted or issued.

Section 2.8 Interest Rate Protection. Borrowers may, at their sole cost and expense obtain and maintain an interest rate cap for the benefit of Borrowers pursuant to a Hedge Agreement reasonably satisfactory to the Agent. Any such Hedge Agreement shall be provided by Agent or any Lender (or an Affiliate of such Person) or a bank or other financial institution whose long-term debt rating is equal to or greater than “A”. Except in connection with a Secured Hedge Agreement, the Project shall not be pledged or encumbered in any manner to secure any obligation under the Hedge Agreement. Borrowers shall not enter into any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement pertaining to fluctuations in interest rates, or any swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies, other than the Hedge Agreement contemplated by this Section 2.8, and not for speculative purposes.

Section 2.9 Libor Breakage Amount. Upon any payment of the Loan (or any portion thereof) on any day that is not the last day of the Libor Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay to Agent, for the account of Lenders (other than a Defaulting Lender) the Libor Breakage Amount. For purposes of calculating the Libor Breakage Amount payable to a Lender under this Section 2.9, each Lender shall be deemed to have actually funded the Loan through the purchase of a deposit bearing interest at the Libor Rate in an amount equal to the amount of the Loan and having a maturity and repricing characteristics comparable to the relevant Libor Interest Period; provided, however, that each Lender may fund its Pro Rata Share of the Loan in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.9.

Section 2.10 Evidence of Debt.

(a) Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing the Indebtedness of Borrowers to each Lender resulting from the Pro Rata Share of the Loan of such Lender from time to time outstanding, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, with respect to each Lender having sold a participation interest in any of the Obligations owing to it, such Lender, acting as agent of Borrowers solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 12.1 (or at such other address as Agent shall notify Borrowers) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such participant in any Obligation owing to such Lender, in any Loan Commitment or any portion of the Loan and in any right of such Lender to receive any payment hereunder.

(b) Records of Agent. The Agent, acting as agent of Borrowers solely for tax purposes and solely with respect to the actions described in this Section 2.10, shall establish and maintain at its address referred to in Section 12.1 (or at such other address as the Agent may notify Borrowers) (i) a record of ownership (the “Register”) in which the Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Lender in the Loans and the Pro Rata Outstandings, and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Lenders (and each change thereto pursuant to Section 2.11 (Substitution of Lenders) and Section 12.3 (Assignments and Participations; Binding Effect)), (B) the Loan Commitments of each Lender, (C) the amount of each of the Pro Rata Outstandings and any assignment of a Lender’s Pro Rata Share of the Loan, (D) the amount of any principal or interest due and payable or paid, and (E) any other payment received by the Agent from Borrowers and its application to the Obligations.

(c) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loan (including any Notes evidencing the Loan) shall constitute a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.10 and Section 12.3 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(d) Prima Facie Evidence. The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.10 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Agent to maintain any such account shall affect the obligations of any Borrower or any other Loan Party to repay the Loan in accordance with its terms. In addition, Borrowers, the Agent, and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by Borrowers, the Agent and such Lender at any reasonable time and from time to time upon reasonable prior notice. No Lender shall have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Agent.

Section 2.11 Substitution of Lenders.

(a) In the event that any Lender that is not an Affiliate of the Agent (an “Affected Lender”), (i) makes a claim under Section 2.7 or notifies Borrowers and the Agent pursuant to Section 2.7 that it becomes illegal for such Lender to continue to fund or maintain its Pro Rata Share of the Loan using the Libor Rate or (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders, Borrowers may either pay in full such Affected Lender with respect to amounts due with the consent of the Agent or substitute for such Affected Lender any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Agent (in each case, a “Substitute Lender”).

(b) To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender, Borrowers shall deliver a notice to the Agent and such Affected Lender.

The effectiveness of such payment or substitution shall be subject to the delivery to the Agent by Borrowers (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender), and (ii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 12.3 and (B) an assumption agreement in form and substance satisfactory to the Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Loan Commitment of the Affected Lender.

(c) Upon satisfaction of the conditions set forth in clause (b) above, the Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full, such Affected Lender’s Loan Commitments shall be terminated and (ii) in the case of any substitution, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to the Loans, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Loan Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Loan Commitment in the amount of such Affected Lender’s Loan Commitment and (C) the Affected Lender shall execute and deliver to the Agent an Assignment to evidence such substitution and deliver any Note in its possession; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

Section 2.12 Defaulting Lenders.

(a) Cure of Defaulting Lender Status. A Defaulting Lender may regain its status as a non-defaulting Lender hereunder upon satisfaction of each of the following conditions, as applicable: (i) payment by such Defaulting Lender of all amounts owing hereunder (whether to the Agent for indemnity purposes or otherwise); (ii) receipt by Agent of (A) a written revocation by Defaulting Lender of any written notice by Defaulting Lender to Borrowers, Agent, or any other Lender that such Defaulting Lender will fail to fund under this Agreement, or (B) evidence satisfactory to Agent (in consultation with the Required Lenders) that such Defaulting Lender has publicly revoked any public announcement of the same; (iii) evidence satisfactory to Agent (in consultation with the Required Lenders) that such Defaulting Lender is no longer in default for failing to make payments under one or more syndicated credit facilities; and (iv) evidence satisfactory to Agent (in consultation with the Required Lenders) that such Defaulting Lender (or the holding company of such Defaulting Lender) is no longer the subject of a bankruptcy proceeding and is not otherwise involved in any liquidation proceeding, and Agent has determined such Defaulting Lender is able to meet its obligations hereunder.

(b) Right of Offset. Anything herein to the contrary notwithstanding, upon receipt of any payment from Borrowers hereunder for the account of the Lenders, Agent may, in its discretion, offset against a Defaulting Lender’s Pro Rata Share of such payment, the amount of any unfunded reimbursement obligations of such Defaulting Lender.

(c) Replacement of Defaulting Lender. If any Lender is a Defaulting Lender, the Agent may, upon notice to such Lender and Borrowers, replace such Lender by causing such Lender to assign its Loan (with the related assignment fee to be paid by Borrowers) pursuant to Section 12.3 to one or more Persons eligible under such Section procured by the Agent. Borrowers shall pay in full all principal, interest, fees and other amounts owing to such Defaulting Lender through the date of replacement. Any Defaulting Lender being replaced under this Section 2.12(c) shall execute and deliver an Assignment with respect to such Lender’s Loans.

Section 2.13 Fees and Expenses. Borrowers agree to pay to the Agent for the benefit of the Lenders the fees and expenses provided in the Proposal Letter.

Section 2.14 Withholding Taxes.

(a) Payments Free and Clear of Withholding Taxes. Except as otherwise provided in this Section 2.14, each payment by Borrowers under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) through (iv) below, the “Withholding Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Lender as a result of a connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (ii) Withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Lender became a “Lender” under this Agreement in the capacity under which such Lender makes a claim under this clause (b), except in each case to the extent such Lender is a direct or indirect assignee (other than pursuant to Section 2.11 (Substitution of Lenders)) of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 2.14(b), (iii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Lender to deliver the documentation required to be delivered pursuant to clause (f) below and (iv) any United States federal withholding Taxes imposed under FATCA (the taxes described in subsections (i) through (iv) herein called “Excluded Taxes”).

(b) Gross-Up. If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Lender and such Taxes are Withholding Taxes, (i) such amount payable shall be increased as necessary to ensure that, after all required deductions for Withholding Taxes are made (including deductions applicable to any increases to any amount under this Section 2.14), such Lender receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions, (iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, Borrowers shall deliver to Agent an original or certified copy of a receipt evidencing such payment.

(c) Other Taxes. In addition, Borrowers agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Within thirty (30) days after the date of any payment of Withholding Taxes or Other Taxes by any Borrower, Borrowers shall furnish to Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof.

(d) Indemnification. Borrowers shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor (with copy to Agent), each Lender for all Withholding Taxes and Other Taxes (including any Withholding Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender and any Liabilities arising therefrom or with respect thereto, whether or not such Withholding Taxes or Other Taxes were correctly or legally asserted. A certificate of the Lender (or of Agent on behalf of such Lender) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to Borrowers with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Agent and such Lender may use any reasonable averaging and attribution methods.

(e) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f) Tax Forms.

(i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirement of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by Borrowers’ Agent or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and Borrowers’ Agent (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of Borrowers within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless Borrowers’ Agent and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by Borrowers or Agent (or, in the case of a participant, the relevant Lender), provide Agent and Borrowers (or, in the case of a participant, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii) Each Lender having sold a participation in any of its Obligations shall collect from such participant the documents described in this clause (f) and provide them to Agent.

(iv) If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding Tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and Borrowers’ Agent any documentation under any Requirement of Law or reasonably requested by Agent or Borrowers’ Agent sufficient for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Refunds. If a Lender has received a refund of (or tax credit with respect to) any Withholding Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 2.14, it shall pay over such refund (or the benefit realized as a result of such tax credit) to Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 2.14 with respect to the Withholding Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of the Lender (including any Withholding Taxes imposed with respect to such refund) as is determined by the Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrowers, upon the request of the Lender, agree to repay as soon as reasonably practicable the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This Section 2.14 shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Withholding Taxes or Other Taxes which it deems in good faith to be confidential) to Borrowers or any other person.

Section 2.15 Extension of Maturity Date. Subject to, and upon the Borrowers’ satisfaction of, the conditions set forth in this Section 2.15 (such date the “Extension Effective Date”), Agent shall extend the Maturity Date of this Agreement by an additional year (each a “Maturity Date Extension”), with no more than two (2) such Maturity Date Extensions occurring during the term of this Agreement, subject to the following conditions for each such Maturity Date Extension:

(a) No Event of Default shall have occurred and be continuing under any of the Loan Documents on the Extension Effective Date and no Material Adverse Change shall have occurred;

(b) The Borrowers shall have on or before the Extension Effective Date delivered to the Agent for the ratable benefit of the Lenders a fee equal to one-quarter percent (0.25%) of the outstanding balance of the Loan, which fee shall be non-refundable and shall be deemed fully earned upon receipt;

(c) If not previously authorized by resolutions satisfactory to the Agent, the Borrowers shall have delivered to the Agent true, correct and complete copies of duly adopted resolutions of each Borrower authorizing each respective Borrower to extend the Maturity Date;

(d) The Borrowers shall have paid Agent’s reasonable costs and expenses in connection with the requested Maturity Date Extension; and

(e) The Borrowers shall give notice of their desire to extend the Maturity Date in the form of a Request for Extension attached hereto as Exhibit D on or prior to the date that is not less than sixty (60) days or more than six (6) months prior to the then effective Maturity Date. Following receipt of a Request for Extension, the Agent shall promptly notify each Lender of such request. Upon acceptance by the Agent of the Request for Extension evidencing that each of the conditions set forth in this Section 2.15 have been satisfied, the Extension Effective Date shall occur and the Maturity Date Extension shall be effective.

Section 2.16 Security. The Loan shall be secured by the Mortgage creating a first Lien on the Projects, the Assignment of Leases and Rents and the other Loan Documents.

Section 2.17 Release of Collateral. Subject to the conditions set forth in Section 2.17(a) below, Borrowers may obtain from Agent the release (each of the following shall be referred to herein as a “Release”) from the Lien of the Mortgage (and the release of all other collateral exclusively relating to such Release Project, as defined below) with respect to individual Projects (any such Project for which a Release is obtained being referred to herein as a “Release Project” and collectively, the “Release Projects”) and the Release Project(s) shall not be included in the Collateral for any period thereafter for purposes of the Loan Documents.

(a) Prior to Swap Termination Date. Borrowers may obtain a release of a Release Project so long as: (i) Borrowers obtain Releases under this Section 2.17(a) not more often than one (1) time in any six (6) month period, (ii) no less than four (4) Projects must remain subject to the Loans after each such Release, and (iii) the following conditions are satisfied:

(A) Any Release of Projects under this Section 2.17(a) shall be subject to Borrower’s satisfaction of the terms and conditions of Section 2.5(a)(ii), as such terms and conditions are modified by this Section 2.17(a), and any payments made by Borrowers to Agent for any such Release shall be applied towards the partial Defeasance of the Loan as set forth herein;

(B) The Defeasance Deposit to be paid by Borrower to Agent for such Release Project shall be an amount equal to the sum of (1), (2) and (3), as follows:

(1) the Yield Maintenance Amount, as determined by Agent, which is sufficient to Defease a portion of the principal balance of the Loan equal to the Allocated Loan Amount for the applicable Release Project;

(2) any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments (including Agent’s estimate of administrative expenses and applicable federal, state or local income taxes associated with or to be incurred by the Successor Borrower during the remaining term of, and applicable to, the Loan) to Defease the applicable portion of the principal balance of the Loan as set forth herein; and

(3) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with such Release or otherwise required to accomplish the following, all as reasonably estimated by Agent;

(C) As of the date of such proposed Release, the Project Yield, measured solely with respect to the remaining Projects is equal to or greater than eighteen and one-half percent (18.5%);

(D) As of the date of such proposed Release, the Debt Service Coverage Ratio, measured solely with respect to the remaining Projects is equal to or greater than 2.00:1.00;

(E) As of the date of such proposed Release, no Material Adverse Change has occurred (other than a Material Adverse Change related solely to the applicable Release Project(s) such that the requested Release would have the effect of curing the Material Adverse Change with respect to the remaining Projects following such Release);

(F) As of the date of such proposed Release of any Release Project, (i) no default or Event of Default shall have occurred and shall be continuing under any of the Loan Documents (other than a default or Event of Default related solely to the applicable Release Project(s) such that the requested Release would have the effect of curing the default or Event of Default, as applicable, with respect to the remaining Projects following such Release) and (ii) the Borrowers shall be in compliance with Section 8.16 hereof both before and after giving effect to such proposed Release;

(G) If requested by Agent, the Successor Borrower(s) and the remaining Borrowers shall executed one or more new promissory notes, substantially in the form of the Note, to separate the portion of the Loan being Defeased from the portion of the Loan not being Defeased; and

(H) Borrowers shall have paid Agent all of Agent’s reasonable out-of-pocket fees and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with such Release.

Notwithstanding anything contained in Section 2.5(a)(ii), the Guaranty shall not be released in connection with Releases under this Section 2.17(a) except in connection with the payment in full of all Obligations hereunder.

(b) On and After Swap Termination Date. Borrowers may obtain a release of a Release Project so long as: (i) Borrowers obtain Releases under this Section 2.17(a) not more often than one (1) time in any six (6) month period, (ii) no less than four (4) Projects must remain subject to the Loans after each such Release, and (iii) the following conditions are satisfied:

(A) The amount to be paid by Borrowers to Agent for such Release Project shall be an amount equal to at least one hundred and ten percent (110%) of the Allocated Loan Amount for each such Release Project;

(B) As of the date of such proposed Release, the Project Yield, measured solely with respect to the remaining Projects is equal to or greater than eighteen and one-half percent (18.5%);

(C) As of the date of such proposed Release, no Material Adverse Change has occurred (other than a Material Adverse Change related solely to the applicable Release Project(s) such that the requested Release would have the effect of curing the Material Adverse Change with respect to the remaining Projects following such Release);

(D) As of the date of such proposed Release of any Release Project, (i) no default or Event of Default shall have occurred and shall be continuing under any of the Loan Documents (other than a default or Event of Default related solely to the applicable Release Project(s) such that the requested Release would have the effect of curing the default or Event of Default, as applicable, with respect to the remaining Projects following such Release) and (ii) the Borrowers shall be in compliance with Section 8.16 hereof both before and after giving effect to such proposed Release;

(E) Borrowers shall have paid Agent all of Agent’s reasonable out-of-pocket fees and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with such Release;

(F) Any amounts in excess of the Allocated Loan Amount received by Agent in accordance with Section 2.17(b)(A) above, shall be applied by Agent to the remaining amount of the Loan and allocated to the then remaining Projects in Agent’s sole discretion;

(G) Any Release under this Section 2.17(b) shall be subject to Borrowers’ satisfaction of the following:

(1) not less than thirty (30) days prior written notice to Agent specifying the first day of a calendar month (or if not a Business Day, the first Business Day of such calendar month) (the “Release Date”) on which the Release is to occur;

(2) the payment to Agent of interest accrued and unpaid on the principal balance of the Loan to and including the Release Date;

(3) the payment to Agent of all other sums, not including scheduled interest or principal payments, due under the Note and the other Loan Documents; and

(4) the delivery by Borrowers to Agent at Borrowers’ sole cost and expense of releases of the Projects from the Lien of the Loan Documents (for execution by Agent) in a form appropriate for the jurisdiction in which each Project is located and otherwise reasonably acceptable to Agent.

Notwithstanding anything herein to the contrary, the Guaranty shall not be released in connection with Releases under this Section 2.17(b) except in connection with the payment in full of all Obligations hereunder.

ARTICLE III

INSURANCE, CONDEMNATION, AND IMPOUNDS

Section 3.1 Insurance. Borrowers shall maintain (or cause to be maintained) insurance as follows:

(a) Casualty; Business Interruption. Borrowers shall keep the Projects insured (or cause Operating Tenants to insure the Projects) against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof on a replacement cost claim recovery basis (without reduction for depreciation or co-insurance), and shall maintain boiler and machinery insurance and such other casualty insurance as reasonably required by Agent. Agent reserves the right to require from time to time the following additional insurance: flood (if in a FEMA flood zone where maintenance of insurance is required by FEMA); earthquake (if the Project is located in an appropriate US Seismic zone); windstorm; worker’s compensation; and/or building law or ordinance. Borrowers shall keep the Projects insured (or cause Operating Tenant to insure the Projects) against loss by flood if any Project is located currently or at any time in the future in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as such acts may from time to time be amended) in an amount at least equal to the lesser of (i) the maximum amount of the Loans and (ii) the maximum limit of coverage available under said acts. Any such flood insurance policy shall be issued in accordance with the requirements and current guidelines of the Federal Insurance Administration. Borrowers shall maintain (or cause Operating Tenant to maintain) business interruption insurance, including use and occupancy, rental income loss and extra expense, for all periods covered by Borrowers’ property insurance for a limit equal to twelve (12) calendar months’ exposure, all without any exclusions or reduction of policy limits for acts of domestic and foreign terrorism or other specified action/inaction. Borrowers shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Agent in all respects. The proceeds of insurance paid on account of any damage or destruction to any Project shall be paid to Agent, on behalf of the Lenders, to be applied as provided in Section 3.2.

(b) Liability. Borrowers shall maintain (or shall cause Operating Tenants to maintain) (i) commercial general liability insurance with respect to each Project providing for limits of liability in the amount approved by Agent for both injury to or death of a person and for property damage per occurrence, (ii) umbrella liability coverage in the amount and to the extent required by Agent, and (iii) other liability insurance as reasonably required by Agent; provided, that Agent acknowledges that the coverages in place on the Restatement Date are sufficient. In addition, Borrowers shall cause each Operating Tenant to maintain (A) worker’s compensation insurance and employer’s liability insurance covering employees at the Projects employed by Operating Tenants (in the amounts required by applicable Laws) and (B) professional liability insurance. In no event shall Borrowers consent to any decrease in the amount or scope of coverage or increase the deductibles from those in effect on the Restatement Date or subsequently approved by Agent.

(c) Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to Agent to name Agent as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Agent, without contribution, under a standard New York (or local equivalent) mortgagee clause [and shall not contain a Protective Safeguard Endorsement]. Agent shall act on behalf of the Lenders in respect of insurance matters. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the state in which the applicable Project is located, with a rating of

[“AX”][A-VII] or better as established by Best’s Rating Guide with respect to property and casualty insurance and a rating of [“AX”][A-VII] or better as established by Best’s Rating Guide or “A” or better by Standard & Poor’s Ratings Group with respect to liability insurance. Each policy shall provide that such policy may not be canceled or materially changed except upon thirty (30) days’ (or ten (10) days’ in the event of non-payment of premium) prior written notice of intention of non-renewal, cancellation or material change to Agent and that no act or thing done by Borrowers shall invalidate any policy as against Agent. Any insurance provided by this policy may be provided by so-called blanket policies of insurance provided, however, that the coverages afforded Agent thereby may not be less than or materially different from that which would be provided by separate policies meeting the requirements of this Agreement. Borrowers authorize Agent to pay the premiums for such policies (the “Insurance Premiums”) from the Insurance Impound as the same become due and payable annually in advance. If Borrowers fail (or fail to cause Operating Tenants) to deposit funds into the Insurance Impound sufficient to permit Agent to pay the Insurance Premiums when due, Agent may obtain such insurance and pay the premium therefor and Borrowers shall, on demand, reimburse Agent for all expenses incurred in connection therewith.

(d) Assignment; Delivery of Certificates and Policies. Borrowers shall assign the policies or proofs of insurance to Agent (for the benefit of the Lenders), in such manner and form that Agent and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. With respect to the property and casualty insurance required under this Section 3.1, Borrowers shall provide, or shall cause Operating Tenants to provide, (i) on or before the Restatement Date, an ACORD 25 along with a policy binder which is valid for at least 60 days following the Effective Date, (ii) endorsements reasonably required by Lender within thirty (30) days following the Restatement Date if not provided on or before the Restatement Date and (iii) a copy of the full policy within sixty (60) days following the Restatement Date or prior to expiration of the binder. With respect to the liability insurance required under this Section 3.1, Borrowers shall, or shall cause Operating Tenants to, provide (i) on or before the Restatement Date, an ACORD 25 along with evidence of 30-day (ten (10) days’ in the event of non-payment of premium) notice of cancellation of coverage, (ii) endorsements reasonably required by Lender within thirty (30) days following the Restatement Date if not provided on or before the Restatement Date and (c) a copy of the full policy within sixty (60) days following the Restatement Date. If Borrowers elect to obtain any insurance which is not required under this Agreement, all related insurance policies shall be endorsed in compliance with Section 3.1(c), and such additional insurance shall not be canceled without prior notice to Agent. From time to time upon Agent’s request, Borrowers shall identify to Agent all insurance maintained by Borrowers with respect to the Projects. The proceeds of insurance policies coming into the possession of Agent shall not be deemed trust funds, and Agent shall be entitled to apply such proceeds as herein provided.

(e) Adjustments. Borrowers shall give immediate written notice of any loss to the insurance carrier and to Agent. Borrowers hereby irrevocably authorize and empower Agent, as attorney in fact for Borrowers coupled with an interest, to notify any of Borrowers’ insurance carriers to add Agent (for itself and the benefit of the Lenders) as a loss payee, mortgagee insured or additional insured, as the case may be, to any policy maintained by Borrowers or Operating Tenants (regardless of whether such policy is required under this Agreement), to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Agent’s reasonable expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.l(e), however, shall require Agent to incur any expense or take any action hereunder.

(f) WARNING REGARDING RIGHT OF AGENT TO PURCHASE INSURANCE: If Borrowers fail to provide Agent with evidence of the insurance coverages required by this Agreement, Agent may purchase insurance at Borrowers’ expense to protect the interest of Agent and Lenders. This insurance may, but need not, also protect Borrowers’ interest. If the Collateral becomes damaged, the coverage Agent purchases may not pay any claim Borrowers make or any claim made against Borrowers. Borrowers may later cancel this coverage by providing evidence that the required property coverage was purchased elsewhere. Borrowers are responsible for the cost of any insurance purchased pursuant to this provision and such cost is payable on demand; if Borrowers fail to pay such cost, it may be added to the Indebtedness and bear interest at the Default Rate. The effective date of coverage may be the date Borrowers’ prior coverage lapsed or the date Borrowers failed to provide proof of coverage. The coverage Agent purchases may be considerably more expensive than insurance Borrowers can obtain and may not satisfy any need for property damage coverage or any mandatory liability insurance imposed by applicable Laws.

Section 3.2 Use and Application of Insurance Proceeds.

(a) Notice; Repair Obligation. If any Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt notice thereof to Agent. Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law.

(b) Application of Insurance Proceeds. Agent shall make insurance proceeds available to Borrowers for application to the costs of restoring the damaged Project or to the payment of the Loan as follows:

(i) if the loss is less than or equal to the Restoration Threshold, Agent shall make the insurance proceeds available to Borrowers, which proceeds shall be used by Borrowers to pay for the restoration of the damaged Project provided (A) no Event of Default or Potential Default exists, and (B) Borrowers promptly commence and are diligently pursuing restoration of the damaged Project;

(ii) if the loss exceeds the Restoration Threshold but is not more than 25% of the replacement value of the improvements constructed on the damaged Project, Agent shall disburse the insurance proceeds to Borrowers, which proceeds shall be used by Borrowers for the restoration of the damaged Project provided that (A) at all times during such restoration no Event of Default or Potential Default exists; (B) Agent determines throughout the restoration that there are sufficient funds available to restore and repair the damaged Project to a condition approved by Agent or, if Agent reasonably determines there is any such insufficiency, Borrowers provide additional security to address such insufficiency to Agent’s satisfaction; (C) Agent determines that the Adjusted Net Operating Income of the Projects (including the damaged Project) during restoration, taking into account rent loss or business interruption insurance, will be sufficient to pay Debt Service; (D) Agent determines that the ratio of the outstanding principal balance of the Loan to appraised value of the Projects after restoration of the damaged Project will not exceed the loan-to-value ratio that existed on the Restatement Date; (E) Agent determines that after restoration of the damaged Project, the Projects and Borrowers will comply with the financial covenants in Section 8.16; (F) Agent determines that restoration and repair of the damaged Project to a condition approved by Agent will be completed within six months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; (G) Borrowers promptly commence and are diligently pursuing restoration of the damaged Project; and (H) the Project after the restoration will be in compliance with and permitted under all applicable zoning, building and land use laws, rules, regulations and ordinances; and

(iii) if the conditions set forth in (i) and (ii) above are not satisfied or the loss exceeds the maximum amount specified in Section 3.2(b)(ii) above, (A) if no Event of Default exists hereunder, in Required Lenders’ reasonable discretion, Required Lenders may direct Agent to apply any insurance proceeds Agent receives as a prepayment of the Loan, or allow all or a portion of such proceeds to be used for the restoration of the damaged Project and (B) if an Event of Default exists hereunder, Agent shall apply any insurance proceeds Agent receives as a prepayment of the Loan, unless the Required Lenders otherwise consent in writing to allow all or a portion of the proceeds to be used for the restoration of the damaged Project.

(c) Disbursement of Insurance Proceeds. Insurance proceeds received by Agent and to be applied to restoration pursuant to the terms of this Section 3.2, will be disbursed by Agent to Borrowers on a monthly basis, commencing within ten (10) Business Days following receipt by Agent of plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects’ certificates all in form reasonably satisfactory to Agent, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances (including appropriate retainages to ensure that all work is completed in a workmanlike manner).

Section 3.3 Condemnation Awards. Borrowers shall immediately notify Agent of the institution of any actual or threatened commencement of any proceeding for the condemnation or other taking of any Project or any portion thereof. Agent may participate in any such proceeding and Borrowers will deliver to Agent all instruments necessary or required by Agent to permit such participation. Without Agent’s prior consent, Borrowers (a) shall not agree to any compensation or award, and (b) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of the Projects or any part thereof are hereby assigned to and shall be paid to Agent. Borrowers authorize Agent to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Agent’s sole discretion, (a) to apply the same (after deduction of Lender’s reasonable costs and expenses, if any in collecting the same) toward the payment of the Loans in such order and manner as Agent may elect, notwithstanding that the Loans may not then be due and payable; provided, however, if the compensation or award is less than or equal to $100,000 and provided there exists no Event of Default, and Borrowers request that such proceeds be used for nonstructural site improvements (such as landscape, driveway, walkway, and parking area repairs) required to be made as a result of such condemnation, Agent will apply such compensation or award to such restoration in accordance with disbursement procedures applicable to insurance proceeds, or (b) to make the same available to Borrowers for the restoration or repair of the Projects. If the net proceeds of the condemnation award are made available to Borrower for restoration or repair, such proceeds shall be disbursed upon satisfaction of and in accordance with the terms and conditions set forth in Section 3.2. Borrowers, upon request by Agent, shall execute all instruments requested to confirm the assignment of the awards and compensation to Agent, free and clear of all Liens, charges or encumbrances.

Section 3.4 Insurance Impounds. The Borrowers have previously, or have caused Operating Tenants to, deposited with Agent, a sum of money (the “Insurance Impound”) equal to one-sixth (1/6th) of the annual charges for Insurance Premiums relating to the insurance coverages for the Projects required by this Agreement. Deposits shall be made on the basis of Agent’s estimate from time to time of the charges for the current year. All funds so deposited shall be held by Agent. These sums may be commingled with the general funds of Agent, and shall not be deemed to be held in trust for the benefit of Borrowers. Borrowers hereby grant to Agent for the benefit of Lender and Agent a security interest in all funds so deposited with Agent for the purpose of securing the Loans. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loans or any other charges affecting the security of Agent, as Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Agent. If at any time the amount on deposit in the Insurance Impound with Agent is insufficient to maintain a reserve equal to approximately 1/6 of the annual charges for Insurance Premiums relating to the insurance coverages for the Projects in Agent’s sole but reasonable estimation, Borrowers shall, or shall cause Operating Tenants to, deposit any deficiency with Agent promptly upon demand. On the Maturity Date, the monies then remaining on deposit with Agent attributable to the then maturing Loan, as applicable, shall, at Agent’s option, be applied against the Obligations or if no Potential Default is continuing, returned to applicable Borrowers (or Operating Tenants, as applicable). Notwithstanding the provisions of this Section 3.4, to the extent the Master Lease requires the Operating Tenants to escrow for Insurance Premiums in the manner consistent with this Agreement, and Operating Tenants deposit with Agent the amounts required under this Section 3.4 to fund the Insurance Impound, Agent will waive the requirement of Borrower to fund the Insurance Impound.

Section 3.5 Real Estate Tax Impounds. Subject to the last sentence of this Section 3.5, the Borrowers have previously deposited and shall continue to deposit with Agent, monthly on each Payment Date, a sum of money (the “Tax Impound”) equal to one twelfth (1/12th) of the annual charges for real estate taxes, assessments, franchise taxes and changes, impositions and other charges and obligations (collectively, the “Taxes”) relating to the Projects which will be sufficient to make payments of Taxes relating to the Projects thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments and maintain a reserve equal to approximately 1/6 of such annual Taxes. Deposits shall be made on the basis of Agent’s estimate from time to time of the Taxes for the current year (after giving effect to any reassessment or, at Agent’s election, on the basis of the Taxes for the prior year, with adjustments when the Taxes are fixed for the then current year). All funds so deposited shall be held by Agent. These sums may be commingled with Agent’s general funds and shall not be deemed to be held in trust for the benefit of Borrowers. Borrowers hereby grant to Agent for the benefit of Lender and Agent a security interest in all funds so deposited with Agent for the purpose of securing the Loans. Until an Event of Default exists, Agent shall apply the funds deposited to pay the Taxes as provided herein. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loans or any other charges affecting the security of Agent, as Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Agent. Borrowers shall furnish Agent with bills for the Taxes for which such deposits are required at least thirty (30) days prior to the date on which the Taxes first become payable. If at any time the amount on deposit with Agent, together with amounts to be deposited by Borrowers before such Taxes are payable, is insufficient to pay such Taxes and maintain such reserves, the applicable Borrowers shall deposit any deficiency with Agent immediately upon demand. Agent shall pay such Taxes when the amount on deposit with Agent is sufficient to pay such Taxes and Agent has received a bill for such Taxes. The obligation of Borrowers to pay the Taxes, as set forth in the Loan Documents, is not affected or modified by the provision of this paragraph; provided, however, that Borrowers shall not be in default under the Loans for failure to pay Taxes if and to the extent there are sufficient funds on deposit in the Tax Impound to timely pay such Taxes. On the Maturity Date, the monies then remaining on deposit with Agent attributable to the then maturing Loan, as applicable, shall, at Agent’s option, be applied against the Obligations or if no Event of Default is continuing, returned to applicable Borrowers. Notwithstanding the provisions of this Section 3.5, to the extent that the Operating Tenants pay all Taxes when due in the ordinary course of their business and pursuant to the obligations under the Master Lease, the Agent will waive the requirement of Borrowers to fund the Tax Impound; provided, however, that upon the occurrence and continuation of an Event of Default which is not cured within any applicable grace or cure period herein, then Borrowers shall deposit (or shall cause the Operating Tenants to deposit) with Agent the amounts required under this Section 3.5 to fund the Tax Impound.

ARTICLE IV

ENVIRONMENTAL MATTERS

Section 4.1 Representations and Warranties on Environmental Matters. To each Borrower’s knowledge, except as set forth in the Site Assessment, (a) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at or about the Projects or any property adjacent to the Projects (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Projects in full compliance with Environmental Laws) and no Hazardous Material was removed or transported from any Project, (b) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of each Project, does not, and did not previously, violate any Environmental Laws, (c) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding is pending or threatened, nor have any settlements been reached by or with any parties or any Liens imposed in connection with any Project concerning Hazardous Materials or Environmental Laws; (d) no underground storage tanks exist on any part of any

Project; and (e) Borrowers have not received and no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Projects has received, any notice from any Person, public or private, alleging any violation of or potential liability under any Environmental Law with regard to the Projects, nor have Borrowers, nor have any of the third-parties described above, received any administrative order or entered into any administrative consent order with any governmental agency with respect to Hazardous Materials on or at the Projects.

Section 4.2 Covenants on Environmental Matters.

(a) Borrowers shall (i) comply strictly and in all respects with applicable Environmental Laws; (ii) notify Agent immediately upon any Borrower’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting any Project; (iii) promptly remove such Hazardous Materials and remediate the applicable Project in full compliance with Environmental Laws or as reasonably required by Agent based upon the recommendations and specifications of an independent environmental consultant approved by Agent; and (iv) promptly forward to Agent copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect any Project or Borrowers.

(b) Borrowers shall not cause and shall prohibit any other Person from (i) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about any Project or the transportation of any Hazardous Materials to or from any Project (except for cleaning and other products used in connection with routine maintenance or repair of such Project in full compliance with Environmental Laws), (ii) installing any underground storage tanks at any Project, or (iii) conducting any activity that requires a permit or other authorization under Environmental Laws.

(c) Borrowers shall provide to Agent, at Borrowers’ expense promptly upon the written request of Agent from time to time, a Site Assessment or, if required by Agent, an update to any existing Site Assessment for the applicable Project, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within such Project. Borrowers shall pay the cost of no more than one such Site Assessment or update for each Project in any twelve (12) month period, unless Agent’s request for a Site Assessment is based on information provided under Section 4.2(a), a reasonable suspicion of Hazardous Materials at or near the applicable Project, a breach of representations under Section 4.1, or an Event of Default, in which case any such Site Assessment or update shall be at Borrowers’ expense.

Section 4.3 Allocation of Risks and Indemnity. As between Borrowers and Agent and each Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Projects, shall lie solely with Borrowers. Accordingly, Borrowers shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous

Materials or other remediation required by Agent or by law. Borrowers shall indemnify, defend and hold Agent and each Lender and their respective shareholders, directors, officers, employees and agents harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense and consultant fees, investigation and laboratory fees, court costs, and other litigation expenses) arising out of or associated, in any way, with (a) the non-compliance with Environmental Laws, or (b) the existence of Hazardous Materials in, on, or about the Projects, (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials; (d) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, (e) a breach of any representation, warranty or covenant contained in this Article IV, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, or (f) the imposition of any environmental Lien encumbering any Project; provided, however, Borrowers shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from such indemnified Person’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Borrowers’ obligations under this Section 4.3 shall arise whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in any Site Assessment and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in any Project (by foreclosure, deed in lieu of foreclosure or otherwise).

Section 4.4 Agent’s Right to Protect Collateral. If any discharge of Hazardous Materials or the threat of any discharge of Hazardous Materials affecting any Project occurs or Borrowers fail to comply with any Environmental Laws and Borrowers have not, within ten (10) Business Days of the occurrence of such event, taken commercially reasonable steps to begin the remediation of such condition as required by Section 4.3, Agent may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable at the expense of Borrowers in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. Any amounts payable to Agent by reason of the application of this Section 4.4 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Agent until paid. The obligations and liabilities of Borrowers under this Section 4.4 shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure or delivery of a deed in lieu of foreclosure.

Section 4.5 No Waiver. Notwithstanding any provision in this Article IV or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, neither Agent nor any Lender waives, and each of them expressly reserves, all rights and benefits now or hereafter accruing to Agent and the Lenders under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Agent or any Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest exception.”

ARTICLE V

LEASING MATTERS

Section 5.1 Representations and Warranties on Leases.

(a) Leases. Borrowers represent and warrant to Agent and the Lenders with respect to the Leases for residential occupancy, (i) to Borrower’s knowledge, the rent roll or Census Report for each Project delivered to Agent is true and correct; (ii) such Leases are valid and in and full force and effect; and (iii) the interests of the landlord and the rents under such Leases have not been assigned or pledged. Borrowers represent and warrant to Agent and Lenders with respect to the Commercial Leases, to Borrower’s knowledge (i) the rent roll with respect to such Commercial Leases delivered to Agent is true and correct; (ii) such Commercial Leases are in full force and effect; (iii) the Commercial Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (iv) the copies of the Leases delivered to Agent are true and complete; (v) neither the landlord nor any tenant is in default under any of the Commercial Leases; (vi) Borrowers have no knowledge of any notice of termination or default with respect to any Commercial Lease; (vii) Borrowers have not assigned or pledged any of the Commercial Leases, the rents or any interests therein except to Agent and the Lender; (viii) no Tenant or other party has an option to purchase all or any portion of any Project; (ix) no Tenant has the right to terminate its Commercial Lease prior to expiration of the stated term of such Commercial Lease; (x) no Tenant has prepaid more than one month’s rent in advance (except for bona fide Security Deposits not in excess of an amount equal to two months’ rent); and (xi) all existing Commercial Leases are subordinate to the Mortgage either pursuant to their terms or a recorded subordination agreement

(b) Master Lease. Borrowers represent and warrant to Agent and the Lenders with respect to the Master Lease that: (i) the Master Lease is valid and in full force and effect; (ii) the Master Lease (including amendments) is in writing, and there are no oral agreements with respect thereto; (iii) the copy of the Master Lease delivered to Agent is true and complete; (iv) none of Borrowers or Operating Tenants is (or as to the other party is, to such party’s knowledge), in default under the Master Lease; (v) Borrower is not aware of any notice of termination or default with respect to the Master Lease; (vi) no Borrower has assigned or pledged the Master Lease, the rents or any interests therein, except to Agent and the Lenders; (vii) except as set forth in the Master Lease, Operating Tenants do not have an option to purchase all or any portion of the Projects; (viii) except as set forth in the Master Lease, Operating Tenants do not have the right to terminate the Master Lease prior to expiration of the stated term of the Master Lease (unless due to casualty or condemnation of the Projects); and (ix) Operating Tenants have not prepaid more than one month’s rent in advance.

Section 5.2 [Intentionally Omitted].

Section 5.3 Covenants.

(a) Leases. Borrowers shall (or cause Operating Tenants to) (i) perform the obligations which any Lease Party is required to perform under the Leases; (ii) enforce the obligations to be performed by the Tenants under the Leases; (iii) promptly furnish to Agent any notice of default or termination received by any Borrower from any Tenant under a Commercial Lease, and any notice of default or termination given by any Borrower to any Tenant under a Commercial Lease; (iv) not collect any rents for more than one month in advance of the time when the same shall become due, except for bona fide Security Deposits not in excess of an amount equal to two month’s rent; (v) not enter into any ground lease or master lease of any part of the Projects other than the Master Lease; (vi) not further assign or encumber any Lease; (vii) not, except with Agent’s prior written consent, cancel or accept surrender or termination of any Commercial Lease; (viii) not, except with Agent’s prior written consent, modify or amend any Lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the Lease). Any action in violation of clauses (v), (vi), (vii), and (viii) of this Section 5.3(a) shall be void at the election of Agent. Borrowers and Operating Tenants, as applicable, will not suffer or permit any breach or default to occur in any of any Lease Party’s obligations under any of the Leases, nor suffer or permit the same to terminate by reason of any failure of Lease Party to meet any requirement of any Lease.

(b) Master Lease. Borrowers shall (i) perform in all material respects each obligation which Borrowers are required to perform under the Master Lease; (ii) enforce the material obligations to be performed by the Operating Tenant under the Master Lease; (iii) promptly furnish to Agent any notice of default or termination received by any Borrower from Operating Tenant, and any notice of default or termination given by any Borrower to Operating Tenant under the Master Lease; (iv) not collect any rents for more than one month in advance of the time when the same shall become due under the Master Lease, except for bona fide Security Deposits not in excess of an amount equal to two months’ rent; (v) not enter into any ground lease or master lease of any part of the Projects other than the Master Lease; (vi) not further assign or encumber the Master Lease; (vii) not, except with Agent’s prior written consent, cancel or accept surrender or termination of the Master Lease; and (viii) not, except with Agent’s prior written consent, modify or amend the Master Lease, and any action in violation of clauses (v), (vi), (vii), and (viii) of this Section 5.3(b) shall be void at the election of Agent. Borrowers will not suffer or permit any breach or default to occur in any of any Borrower’s obligations under the Master Lease nor suffer or permit the same to terminate by reason of any failure of any Borrower to meet any requirement of the Master Lease.

Section 5.4 Tenant Estoppels.

(a) Leases. At Agent’s request, Borrowers shall obtain and furnish (or cause Operating Tenants to obtain and furnish) to Agent, written estoppels in form and substance reasonably satisfactory to Agent, executed by Tenants under Commercial Leases in excess of 3,000 square feet of any Project and confirming the term, rent, and other provisions and matters relating to such Commercial Leases.

(b) Master Lease. At Agent’s request, Operating Tenants shall furnish to Agent, a written estoppel in form and substance satisfactory to Agent, executed by Operating Tenants and confirming the term, rent and other provisions and matters relating to the Master Lease.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each Borrower represents, warrants and covenants to Agent and Lenders unless otherwise specified, as of the Restatement Date and as of the date of each Compliance Certificate delivered to Agent pursuant to Section 7.2 hereof that:

Section 6.1 Organization and Power.

(a) Organization, etc. Each Borrower and each other Loan Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence and is in compliance with all legal requirements applicable to doing business in the state of its formation. Each Borrower is in good standing under the laws of and is in compliance with the legal requirements applicable to doing business in the state where its applicable Project is located. No Borrower is a “foreign person” within the meaning of §l445(f)(3) of the Code. Each Borrower and each other Loan Party has only one state of incorporation or organization which is set forth in Schedule 6.1. All other information regarding each Borrower and each other Loan Party contained in Schedule 6.1, including the ownership structure of each Borrower and its constituent entities, is true and correct as of the Restatement Date.

(b) Formation Documents. A true and complete copy of the formation documents creating each Borrower and each other Loan Party and any and all amendments thereto (collectively, the “Borrower Formation Documents”) has been furnished to Agent. The Borrower Formation Documents constitute the entire agreement regarding each Borrower and each other Loan Party among the members/partners/shareholders of such Borrower or such other Loan Party and are binding upon and enforceable against each of the members/partners/shareholders in accordance with their terms. No breach exists under the Borrower Formation Documents, and no condition exists which, with the giving of notice or the passage of time, would constitute a breach under the Borrower Formation Documents.

Section 6.2 Validity of Loan Documents. The execution, delivery and performance by each Borrower and each other Loan Party of the Loan Documents (a) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained; and (b) will not violate any law or result in the imposition of any Lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of each Borrower and each other Loan Party who is a party to such Loan Documents, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 6.3 Liabilities; Litigation.

(a) Financial Statements. The financial statements delivered by Borrowers and each other Loan Party are true and correct in all material respects with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting any Project, any Borrower or any other Loan Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrowers, threatened, against any Project, any Borrower or any other Loan Party which if adversely determined would, or would likely, have a Material Adverse Effect on such party, any Project or the Loan.

(b) Contemplated Actions. No Borrower, Guarantor, nor to the best knowledge of Borrowers, any Operating Tenant is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Borrower, Guarantor nor to the knowledge of Borrowers, any Operating Tenant has knowledge of any Person contemplating the filing of any such petition against it.

Section 6.4 Taxes and Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Projects or any part thereof, except general real estate taxes not due or payable. Copies of the current general real estate tax bills with respect to the Projects have been delivered to Agent. Each Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrowers’ best knowledge, proposed, special or other assessments for public improvements or otherwise affecting any Project, nor are there any contemplated improvements to any Project that may result in such special or other assessments.

Section 6.5 Other Agreements; Defaults. No Borrower or other Loan Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might materially and adversely affect any Project or the business, operations, or condition (financial or otherwise) of any Borrower, or any other Loan Party. None of any Borrower, any Operating Tenant or any other Loan Party is in violation of any agreement which violation could reasonably be expected to have a Material Adverse Effect on Borrowers or any other Loan Party or any Borrower’s or any other Loan Party’s business, properties, or assets, operations or condition, financial or otherwise.

Section 6.6 Compliance with Law. Each Borrower has all requisite Permits necessary to own and lease the Project owned and/or leased by it and carry on its business and to each Borrower’s Knowledge each Operating Tenant has all requisite Primary Licenses and Permits to operate the applicable Project and carry on its business. Except as described in each Zoning Report and Property Condition Report delivered to Agent prior to the Restatement Date, each Project is in compliance, in all material respects, with all applicable zoning and building requirements and, to Borrower’s knowledge, is free of material structural defects. Except as described in the Property Condition Report delivered to Agent prior to the Restatement Date, all of the building systems contained in each Project are in good working order, subject to ordinary wear and tear. Except as set forth in the Zoning Report, no Project constitutes, in whole or in part, a legally non-conforming use under applicable legal requirements.

Section 6.7 Condemnation. To each Borrower’s knowledge, as of the date hereof, no condemnation is pending nor has any condemnation been threatened with respect to all or any portion of any Project or for the relocation of roadways providing access to any Project.

Section 6.8 Access. Each Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of each Project are located in the public right-of-way abutting the applicable Project, and all such utilities are connected so as to serve such Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting such Project. All roads necessary for the full utilization of each Project for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

Section 6.9 Flood Zone. Except as noted in any zoning or flood map reports delivered to Agent prior to the Restatement Date, no portion of the improvements comprising the Projects is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law, or, if located within any such area, Borrowers have obtained, or caused Operating Tenants to obtain, and will maintain, or cause Operating Tenants to maintain, the insurance prescribed in Section 3.1 hereof.

Section 6.10 Physical Condition. Except as specifically set forth in the Property Condition Report, to each Borrower’s knowledge, (a) the Projects, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects (excepting normal wear and tear); and (b) there exists no structural or other material defects or damages in any Project, whether latent or otherwise. No Borrower has received written notice from any insurance company or bonding company of any defects or inadequacies in any Project, or any part thereof, which would materially adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 6.11 Location of Borrowers. Each Borrower’s principal place of business and chief executive offices are located at the address stated in Schedule 5.14, and except as otherwise set forth on Schedule 5.14, each Borrower at all times has maintained its principal place of business and chief executive office at such location.

Section 6.12 Margin Stock. No part of proceeds of the Loans will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 6.13 Forfeiture. There has not been and shall never be committed by any Borrower or any other person in occupancy of or involved with the operation or use of the Projects any act or omission affording the federal government or any state or local government the right of forfeiture as against the Projects or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents. Borrowers hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Section 6.14 Tax Filings. Each Borrower and Guarantor have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by each Borrower and each Guarantor, respectively. Each Borrower and Guarantor believe that their respective tax returns properly reflect the income and taxes of such Borrower and Guarantor, respectively, for the periods covered thereby, subject only to reasonable adjustments recognized by the Internal Revenue Service or other applicable tax authority upon audit.

Section 6.15 Solvency. After giving effect to the Loan, the fair saleable value of each Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed such Borrower’s total liabilities (provided, however, for purposes hereof, each Borrower’s joint liability hereunder as to portions of the Loan in excess of the Allocated Loan Amount applicable to the Project owned by such Borrower is not considered), including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower’s assets is and will, immediately following the making of the Loan, be greater than such Borrower’s probable liabilities, based upon the Allocated Loan Amount applicable to the Project owned by such Borrower. No Borrower’s assets do and, immediately following the making of the Loan, will constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, nor believes that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and the amounts to be payable on or in respect of obligations of such Borrower). Except as expressly disclosed to Agent in writing, no petition in bankruptcy has been filed against any Borrower or any other Loan Party in the last seven (7) years, and no Borrower and no Loan Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Borrower and no other Loan Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Borrower and no Loan Party has knowledge of any Person contemplating the filing of any such petition against it.

Section 6.16 Full and Accurate Disclosure. No statement of fact made by or on behalf of any Borrower or Guarantor in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Borrower which has not been disclosed to Agent which adversely affects, nor as far as any Borrower can foresee, might adversely affect, any Project or the business, operations or condition (financial or otherwise) of any Borrower or Guarantor. All information supplied by Borrowers regarding any other Collateral is accurate and complete in all material respects. All evidence of each Borrower’s and Guarantor’s identity provided to Agent is genuine, and all related information is accurate in all material respects.

Section 6.17 Single Purpose Entity. Each Borrower represents, warrants and covenants, from and after the Restatement Date for so long as any obligation under the Loan Documents remains outstanding, as follows:

(a) Limited Purpose. The sole purpose conducted or promoted by each Borrower is to engage in the following activities:

(i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Projects (or an undivided interest therein) and to contract for the operation, maintenance, management and development of the Projects;

(ii) to enter into and perform its obligations under the Loan Documents;

(iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Projects to the extent permitted under the Loan Documents; and

(iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of its jurisdiction of formation that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b) Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of each Borrower, each Borrower shall not:

(i) guarantee any obligation of any Person, including any Affiliate of any Borrower, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person;

(ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section 6.17;

(iii) incur, create or assume any Debt other than (A) the Loan and (B) unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Projects and which shall (1) not exceed two percent (2%) of the outstanding balance of the Loan, (2) not be evidenced by a note, (3) be paid within sixty (60) days, and (4) otherwise expressly be permitted under the Loan Documents;

(iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrowers may invest in those investments permitted under the Loan Documents;

(v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of each Borrower’s business;

(vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;

(viii) own any asset or property other than the Projects (or an undivided interest therein) and incidental personal property necessary for the ownership or operation of the Projects; or

(ix) take any Material Action without the unanimous written approval of all members of each Borrower.

(c) Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate of any Borrower, each Borrower represents and warrants that in the conduct of its operations since its organization it has observed, and covenants that it will continue to observe, the following covenants:

(i) maintain books and records and bank accounts separate from those of any other Person;

(ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

(iii) comply with all organizational formalities necessary to maintain its separate existence;

(iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

(v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; except that each Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of such Borrower from such Affiliate and to indicate that such Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person;

(vi) other than with respect to the consolidated tax return of its Affiliates, prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law;

(vii) if Borrower has any employees, allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

(viii) not enter into any transaction with any Person owned or controlled by an Affiliate of Borrowers except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;

(ix) conduct business in its own name, and use separate stationery, invoices and checks;

(x) not commingle its assets or funds with those of any other Person other than as required or permitted by this Agreement;

(xi) not assume, guarantee or pay the debts or obligations of any other Person;

(xii) correct any known misunderstanding as to its separate identity;

(xiii) not permit any Affiliate of Borrowers to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents);

(xiv) not make loans or advances to any other Person other than in connection with the Master Lease;

(xv) pay its liabilities and expenses out of and to the extent of its own funds;

(xvi) if Borrower employs any employee, maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds;

(xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to any Borrower;

(xviii) cause the managers, officers, employees, if any, agents and other representatives of each Borrower to act at all times with respect to such Borrower consistently and in furtherance of the foregoing and in the best interests of such Borrower;

(xix) not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Indebtedness and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such obligation;

(xx) not pledge its assets for the benefit of any other Person other than to Agent and Lenders in connection with the Loan; and

(xxi) observe all partnership, corporate or limited liability company formalities, as applicable.

Failure of any Borrower to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of such Borrower as a separate legal entity.

Section 6.18 ERISA Employees.

(a) As of the Restatement Date hereof and throughout the term of the Loan, (i) no Borrower is nor will be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrowers do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA.

(b) As of the Restatement Date hereof and throughout the term of the Loan (i) no Borrower is or will be a “governmental plan” within the meaning of Section 3(3) of ERISA and (ii) transactions by or with any Borrower are not and will not be subject to state statutes applicable to any Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

(c) No Borrower has any employees.

Section 6.19 Intellectual Property. Except as set forth on Exhibit C, Borrowers have no interest in any trademarks, copyrights, patents or other intellectual property with respect to the Projects.

Section 6.20 Compliance With International Trade Control Laws and OFAC Regulations. Each Borrower represents, warrants and covenants to Agent and Lenders that:

(a) No Loan Party and no Person who owns a direct interest in any Borrower is now nor shall be at any time until after the Loan is fully repaid a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(b) Each Loan Party and Person who owns a direct interest in any Borrower is now, and each Borrower will remain in compliance (and will cause each Loan Party and Person who owns a direct interest in any Borrower to remain in compliance) in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC and all applicable Anti-Money Laundering Laws.

Section 6.21 Borrowers’ Funds. Each Borrower represents, warrants and covenants to each Lender and the Agent that:

(a) It has taken, and shall continue to take until after the Loan is fully repaid, such commercially reasonable measures as are required by law to verify that the funds invested in each Borrower are derived (i) from transactions that do not violate U.S. law and, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under U.S. law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(b) To each Borrower’s knowledge, no Loan Party, nor any Person who owns a direct interest in any Borrower, nor any Person providing funds to any Borrower (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United

States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; and (iii) has had any of its/his/her funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(c) Borrowers shall make payments on the Loan using funds invested in Borrowers, rent paid pursuant to the Master Lease, or insurance proceeds, or in the case of the full repayment of the Loans, other Debt, unless otherwise agreed to by Agent.

(d) To the best of each Borrower’s knowledge, as of the Restatement Date and at all times during the term of the Loan, all revenues arising from the Projects are and will be derived from lawful business activities of Tenants of the Projects or other permissible sources under U.S. law.

(e) On the Maturity Date, Borrowers will take reasonable steps to verify that funds used to repay the Loan in full (whether in connection with a refinancing, asset sale or otherwise) are from sources permissible under U.S. law and to the extent such funds originate outside the United States, permissible under the laws of the jurisdiction in which they originated.

(f) Each Loan Party and Person who owns a direct interest in any Borrower is now, and each Borrower will remain in compliance (and will cause each Loan Party and Person who owns a direct interest in any Borrower to remain in compliance) with the Office of Foreign Assets Control sanctions and regulations promulgated under the authority granted by the Trading with the Enemy Act (“TWEA”), 50 U.S.C. App. Section 1 et seq. and the International Emergency Economic Powers Act (“IEEPA”), 50 U.S.C. Section 1701 et seq., as the TWEA and the IEEPA may apply to such Borrower’s activities;

(g) Each Loan Party and Person who owns a direct interest in any Borrower is now, and each Borrower will remain in compliance (and will cause each Loan Party and Person who owns a direct interest in any Borrower to remain in compliance) with (i) the Patriot Act and all rules and regulations promulgated under the Patriot Act applicable to Borrowers and (ii) other federal or state laws relating to “know your customer” and other anti-money laundering rules and regulations; and

(h) Each Loan Party and Person who owns a direct interest in any Borrower (i) is not now, nor has ever been, under investigation by any Governmental Authority for, nor has been charged with or convicted for a crime under, 18 U.S.C. Sections 1956 or 1957 or any predicate offense thereunder, or a violation of the Bank Secrecy Act; (ii) has never been assessed a civil penalty under any Anti-Money Laundering Laws or predicate offenses thereunder; (iii) has not had any of its funds seized, frozen or forfeited in any action relating to any Anti-Money Laundering Laws or predicate offenses thereunder; (iv) has taken such steps and implemented such policies as are reasonably necessary to ensure that such party is not promoting, facilitating or otherwise furthering, intentionally or unintentionally, the transfer, deposit or withdrawal of criminally derived property, or of money or monetary instruments which are (or which such party suspects or has reason to believe are) the proceeds of any illegal activity or which are intended to be used to promote or further any illegal activity; and (v) has taken such steps and implemented such policies as are reasonably necessary to ensure that such party is in compliance with all laws and regulations applicable to its business for the prevention of money laundering and with anti-terrorism laws and regulations, with respect both to the source of funds from its investors and from its operations, and that such steps include the development and implementation of an anti-money laundering compliance program within the meaning of Section 352 of the Patriot Act, to the extent any such party is required to develop such a programs under the rules and regulations promulgated pursuant to Section 352 of the Patriot Act.

Section 6.22 Property Management. Each Project is managed by the applicable Operating Tenant, and there is no agreement in place between any Borrowers or any Operating Tenant with a third party for the provision of management services at any Project.

Section 6.23 Healthcare Representations. Each Borrower represents and warrants to Agent and Lenders that:

(a) Each Project (i) is being operated as a skilled nursing facility, having the number of Residential Units as set forth on Exhibits B-1 through B-10, attached hereto, (ii) if applicable, has a current provider agreement that is in full force and effect under Medicare and Medicaid, and (iii) is in compliance in all material respects with all applicable Requirements of Law including (A) staffing requirements, (B) health and fire safety codes, including quality and safety standards, (C) accepted professional standards and principles that apply to professionals providing services at the Projects; (D) federal, state or local laws, rules, regulations or published interpretations or policies relating to the prevention of fraud and abuse, (E) insurance, reimbursement and cost reporting requirements, (F) government payment program requirements and disclosure of ownership and related information requirements, (G) requirements of applicable Governmental Authorities, including those relating to the Projects’ physical structure and environment, licensing, quality and adequacy of medical care, distributions of pharmaceuticals, rate setting, equipment, personnel, operating policies and services and fee splitting, and (H) any other applicable laws, regulations or agreements for reimbursement for the type of care or services provided by Operating Tenants with respect to the Projects. To the Borrower’s knowledge, there is no threatened in writing, existing or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal proceeding by any third-party payor under a Third Party Payor Program. The Third Party Payor Programs to which any Borrower or any Operating Tenant may presently be subject with respect to any Project are listed on Schedule 6.23(a).

(b) To Borrower’s knowledge, all Primary Licenses necessary for using and operating the Projects for the uses described in clause (a), above are listed on Schedule 6.23(b), are either held by, or will be held by the applicable Borrower, or the applicable Operating Tenant, as required under applicable Law, and are in full force and effect.

(c) Except as set forth on Schedule 6.23(c) hereof, to Borrower’s knowledge and with respect to any Project, there are no inquiries, investigations, probes, audits or proceedings by any Governmental Authority or notices thereof, or any other third party or any patient, employee or resident (including, but not limited to, whistleblower suits, or suits brought pursuant to federal or state “false claims acts” and Medicaid, Medicare or state fraud and/or abuse laws) that are reasonably likely directly or indirectly, or with the passage of time (i) to have a material adverse impact on Operating Tenants’ ability to accept and/or retain patients or residents or operate such Project for its current use or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients or residents, (ii) to modify, limit or result in the transfer, suspension, revocation or imposition of probationary use of any of the Primary Licenses, (iii) to affect any Operating Tenant’s continued participation in the Medicaid or Medicare programs or any other Third-Party Payor Programs, or any successor programs thereto at then current rate certifications, or (iv) result in any other civil or criminal penalty or remedy, or which could result in the appointment of a receiver.

(d) With respect to any Project, except as set forth on Schedule 6.23(d), no Project has received a notice of violation at a level that under applicable Law requires the immediate or accelerated filing of a plan of corrections, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against any Project, no Operating Tenant currently has outstanding any material violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken each that remain outstanding against any Project, any Operating Tenant or against any officer, director, partner, member or stockholder of any Operating Tenant, by any Governmental Authority, and there have been no material violations threatened against any Project’s, or any Operating Tenant’s certification for participation in Medicare or Medicaid or the other Third-Party Payor Programs that remain open or unanswered.

(e) With respect to any Project and to Borrower’s knowledge, there are no current, pending or outstanding Third-Party Payor Programs reimbursement audits, appeals or recoupment efforts actually pending at any Project, and there are no years that are subject to an open audit in respect of any Third-Party Payor Program that would, in each case, adversely affect any Operating Tenant, other than customary audit rights pursuant to Medicare/Medicaid/TRICARE programs or other Approved Insurer’s programs that would materially adversely affect Operating Tenants or Borrowers.

(f) No Borrower or, to Borrower’s knowledge, Operating Tenant has received federal funds authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.), as it may be amended.

(g) To Borrower’s knowledge and with respect to any Project, substantially all of the patient and resident care agreements conform in all material respects with the form patient or resident care agreements that have been delivered to Agent and all such agreements are in material compliance with Healthcare Laws.

ARTICLE VII

FINANCIAL REPORTING; NOTICES

Section 7.1 Financial Statements. Borrowers shall furnish to Agent and shall cause the Loan Parties to furnish to Agent such financial statements and other financial information as Agent may from time to time request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of Borrowers at the dates and for the period indicated and shall be sufficient to permit Agent to calculate and/or verify Borrowers’ calculation of Net Operating Income. Without limitation of the foregoing, Borrowers shall furnish to Agent and shall cause Loan Parties and Operating Tenants to furnish to Agent the following statements:

(a) Financial Information. In furtherance of the foregoing, Borrowers will furnish to Agent (or cause to be furnished to Agent) the following financial information and reports with respect to each Borrower, Guarantor each Project and/or each Operating Tenant (as applicable), in each case in form and format and providing information satisfactory to Agent in its discretion:

(i) Within ninety (90) days after the end of each fiscal year, Borrowers shall deliver or cause to be delivered to Agent a balance sheet and financial statements of each Borrower and Operating Tenant, certified as true and correct in all respects, and prepared in accordance with Accounting Standards and fairly presenting the financial condition(s) of the person(s) referred to therein as of the date(s) indicated;

(ii) Within sixty (60) days after the end of each of the first three (3) fiscal quarters and within ninety (90) days after the end of the fourth fiscal quarter of each fiscal year, Borrowers shall deliver or cause to be delivered to Agent a balance sheet of the Borrowers as of the end of such fiscal quarter, and the related consolidated statements of earnings, partners’ equity and cash flows for each of the three prior months and prepared in accordance with Accounting Standards and fairly presenting the financial condition(s) of the person(s) referred to therein as of the date(s) indicated;

(iii) as soon as available, but in any event within sixty (60) days after the end of each fiscal quarter, with respect to the statements and calculations from the respective Operating Tenants for each of the Projects for the prior fiscal quarter, the information under the headings “Quarterly Financial Reporting,” “Annual Financial Reporting,” “Reports of Regulatory Violations”, “Annual Budgets” and upon request of Agent, “Regulatory Reports with respect to each Facility” as set forth on Exhibit D of the Master Lease and required to be delivered to Borrowers and such other material reports and information reasonably requested by the Agent;

(iv) promptly upon receipt or filing thereof, Borrowers shall deliver to Agent copies of any reports or notices related to any material taxes and any other material reports or notices received by Borrowers or Guarantor from, or filed by any Borrower or any Guarantor with, any Governmental Authority; and

(v) such additional information, reports or statements regarding Borrowers, the Projects, Guarantor, or Operating Tenants as Agent may from time to time reasonably request.

(b) Additional Reports. Borrowers shall deliver to Agent as soon as reasonably available but in no event later than thirty (30) days after such items become available to Borrowers in final form:

(i) copies of any final engineering or environmental reports prepared for Borrowers with respect to any Project;

(ii) a copy of any notice received by Borrowers from any Governmental Authority with respect to an environmental condition existing or alleged to exist or emanate from or at any Project;

(iii) if requested by Agent, a summary report listing Tenants under Commercial Leases and square footage occupied by such Tenants;

(iv) From time to time, if any Lender determines that obtaining appraisals is necessary in order for such Lender to comply with applicable Laws (including any appraisals required to comply with FIRREA), Borrowers shall furnish to Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Agent stating the then current fair market value of each Project; provided, however, that such report shall not be required more frequently than once during the term of the Loan unless (A) a Potential Default or Event of Default exists or (B) any Lender is required to obtain such report under applicable Law more frequently than once during the term of the Loan.

(c) Securities and Exchange Reporting. Borrowers shall deliver or cause to be delivered to Agent (i) Guarantor’s quarterly report on Form 10-Q, when and as filed with the Securities and Exchange Commission via EDGAR; (ii) Guarantor’s annual report on Form 10-K, when and as filed with the Securities and Exchange Commission via EDGAR; (iii) promptly and upon receipt thereof, copies of any reports submitted by Guarantor by its independent accountants in connection with any annual audit of the books and copies of each management control letter provided to Guarantor by independent accountants; (iv) as soon as available, copies of all proxy statements and related notices provided by Guarantor to all of its stockholders; (v) such additional information, reports or statements as Agent may from time to time request.

(d) Notice of Litigation or Default. Borrowers shall promptly provide Agent with:

(i) written notice of any litigation, arbitration, or other proceeding or governmental investigation (including any survey results or inspection reports from any Governmental Authority) pending or, to any Borrower’s or Guarantor’s knowledge, threatened against or relating to any Borrower, the Guarantor, or any Operating Tenant (but (i) with respect to matters affecting only Guarantor, only such matters which could reasonably be expected to have a material adverse effect on the financial condition of the Guarantor and (ii) with respect to matters affecting only an Operating Tenant, only such matters which pertain to a Project or which could reasonably be expected to have a material adverse effect on such Operating Tenant’s financial condition), or any Project; provided, that with respect to any such litigation, arbitration or other proceeding relating solely to a monetary claim of less than $250,000, Borrowers shall not be required to provide notice (written or otherwise) of such claim in accordance with the terms of this Section 7.1; and

(ii) a copy of all notices of default and violations of laws, regulations, codes, ordinances and the like received by any Borrower, the Guarantor, or any Operating Tenant relating to (A) Guarantor, if potentially material to the business operations of such Guarantor, or (B) any Borrower, the Collateral, or the Projects.

Section 7.2 Compliance Certificate. Concurrently with the delivery of financial statements pursuant to Section 7.1(a)(ii), Borrowers or Borrowers’ Agent on behalf of Borrowers shall deliver and shall cause Guarantor to deliver such financial reports and information as Agent shall reasonably require evidencing compliance with the applicable financial covenants, together with a fully completed Compliance Certificate executed by an officer of Borrowers’ Agent on behalf of Borrowers (or of their managing member or general partner), and, if requested by Agent, back-up documentation as Agent shall reasonably require evidencing compliance.

Section 7.3 Books and Records/Audits. Borrowers shall keep and maintain or cause to be kept and maintained at all times at the Projects or at the Borrower’s principal office, or such other place as Agent may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Projects and to provide the financial statements required to be provided to Agent pursuant to Section 7.1 above and, to the extent provided to Borrowers under the Master Lease or otherwise reasonably available to Borrowers, copies of all written contracts, correspondence, reports of Agent’s independent consultant, if any, and other material documents affecting the Projects. Agent and its designated agents shall have the right to inspect and copy any of the foregoing, subject to compliance with Healthcare Laws. Additionally, if an Event of Default exists or if Agent or any Lender has a reasonable basis to believe that Borrower’s records are materially inaccurate, Agent and each Lender may, subject to compliance with Healthcare Laws, conduct a joint audit and determine, in such Person’s reasonable discretion, the accuracy of Borrowers’ records and computations. The costs and expenses of the audit shall be paid by Borrowers if the audit discloses a monetary variance in any financial information or computation equal to or greater than the greater of: (i) five percent (5%); or (ii) Five Thousand and No/100 Dollars ($5,000.00) more than any computation submitted by Borrowers.

Section 7.4 Agent for Borrowers.

(a) Each of the entities comprising Borrowers hereby irrevocably appoints and constitutes Valley Health Holdings, LLC as its agent (“Borrowers’ Agent”) to request and receive advances in respect of the Loan (and to otherwise act on behalf of each such entity pursuant to this Agreement and the other Loan Documents) in the name or on behalf of each such Borrower. Agent may disburse proceeds of the Loan to the bank account of any one or more of such entities without notice to any of the other entities comprising Borrowers or any other Person at any time obligated on or in respect of the Obligations.

(b) Each of the entities comprising Borrowers hereby irrevocably appoints and constitutes Borrowers’ Agent as its agent to receive statements of account and all other notices from Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(c) Each of the entities comprising Borrowers hereby irrevocably appoints and constitutes Borrowers’ Agent as its agent to execute and deliver the Loan Documents, any amendments to or waivers of any of the foregoing, and any other agreements, documents, consents, instruments, records or filings delivered under or in connection with this Agreement or the other Loan Documents in the name of or on behalf of such entity. Each of the entities comprising Borrowers hereby ratifies any and all Loan Documents and any and all other agreements, documents, instruments, records or filings previously executed and delivered by Borrowers’ Agent under or in connection with this Agreement and the other Loan Documents in such Borrower’s name or on its behalf.

(d) No purported termination of the appointment of Borrowers’ Agent as agent for Borrowers shall be effective without the prior written consent of Agent.

ARTICLE VIII

COVENANTS

Each Borrower covenants and agrees with each Lender and Agent as follows:

Section 8.1 Due on Sale and Encumbrance; Transfers of Interests.

(a) Except for Permitted Transfers or as otherwise permitted hereby, without the prior written consent of Agent, no Borrower nor any other Person having a direct or indirect ownership or beneficial interest in any Borrower shall do any of the following:

(i) create, or permit the creation of, any new direct or indirect ownership interest in any Borrower, or

(ii) sell, transfer, or permit the sale or transfer of (A) all or any part of the Projects, or any interest therein (other than Leases permitted hereunder), or (B) any direct or indirect ownership interest in any Borrower (including any interest in the profits, losses or cash distributions in any way relating to the Projects, any Borrower or Guarantor), or

(iii) encumber, alienate, grant a Lien or grant any other interest in any Project or any part thereof (other than Leases, easements or other restrictions permitted hereunder) or take or fail to take any other action which would result in a Lien against the Projects or the interest of any Borrower in any Project or any ownership interest in any Borrower, whether voluntarily or involuntarily except Liens in favor of Agent for the benefit of Lender and Agent, or

(iv) enter into any easement or other agreement granting rights in or restricting the use or development of any Project (provided that Agent’s consent thereto shall not be unreasonably withheld or delayed), or

(b) (i) As used in this Section 8.1, “Change in Control” shall mean a change (voluntary or involuntary, by operation of law or otherwise) in the Person or Persons which directly or indirectly control Guarantor as of the Restatement Date, as described in subparagraphs (A) through (D) below:

(A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities (or other equity interests) of Guarantor representing thirty-five percent (35%) or more of the combined voting power of the then-outstanding securities (or equity interests) of Guarantor (but not in the case of any such Person who, as of the date of this Agreement, holds such thirty-five percent (35%) interest); or

(B) the stockholders (or holders of equity interests) of Guarantor approve a merger or consolidation of Guarantor with any other corporation (or other entity), other than as part of a corporate restructuring which does not result in a material (i.e., thirty-five percent (35%) or more) change in the ultimate stockholders (or holders of equity interests) of Guarantor; or

(C) the stockholders (or holders of voting equity interests) of Guarantor approve a plan of complete liquidation of Guarantor or an agreement for the sale or disposition by Guarantor of all or substantially all of the assets of Guarantor; or

(D) the creation or issuance of new stock (or other voting equity interests), other than stock or stock option grants to employees, officers and directors of Guarantor, in one or a series of transactions by which an aggregate of more than fifty percent (50%) of the stock (or other voting equity interests) of Guarantor shall be vested in a party or parties who are not stockholders (or holders of voting equity interests) of Guarantor as of the date of this Agreement.

(ii) For purposes of this Section 8.1, the term “Person” shall have the meaning ascribed thereto in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii) For purposes of this Section 8.1, the term “Beneficial Owner” shall have the meaning ascribed thereto in Rule 13d-3 of the Exchange Act.

Section 8.2 Taxes; Charges. Except to the extent sums sufficient to pay all Taxes have been previously deposited with Agent as part of the Tax Impound, and subject to Borrower’s right to contest Taxes in accordance with the terms of this Agreement, Borrowers shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any Taxes that may become a Lien upon any Project or become payable during the term of the Loans, and will promptly furnish Agent with evidence of such payment; however, Borrowers’ compliance with Section 3.5 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this Section 8.2. Borrowers shall not suffer or permit the joint assessment of any Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrowers shall pay when due all Taxes, claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on any Project (collectively, the “Charges”); however, Borrowers may contest, in good faith by appropriate proceedings, the amount or validity of any such Charges or Liens so long as (a) Borrowers have given prior written notice to Agent of the intent to so contest or object to any such Charges or Liens, (b) such contest stays the enforcement or collection of the Charges or any Lien created, (c) Borrowers provide Agent with a bond or other security satisfactory to Agent (including an endorsement to Agent’s Title Policies insuring against such claim, demand or lien) assuring the discharge of Borrowers’ obligations for such claims, demands or lien, including interest and penalties, and (d) Borrowers are diligently contesting the same by appropriate legal proceedings in good faith and at their own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which a Project is scheduled to be sold for non-payment.

Section 8.3 Control; Management. Except as permitted in Section 8.1, there shall be no Change in Control of any of the Borrowers or the Guarantor without the written consent of Agent. Each Borrower that, as Landlord, has entered into a Master Lease, shall not terminate or amend the applicable Master Lease in any material respect without Agent’s prior written approval, which approval may not be unreasonably withheld or conditioned. Borrowers and/or Operating Tenants, as applicable, shall hold and maintain all Primary Licenses.

Section 8.4 Operation; Maintenance; Inspection. Each Borrower shall observe and comply with (or cause observance and compliance with), in all material respects, all legal requirements applicable to the ownership, use and operation of the Projects. Subject to the rights of Operating Tenants under the Master Lease, Borrowers shall maintain (or cause to be maintained) the Projects in good condition and shall promptly cause the repair of any damage or casualty, normal wear and tear excepted. Subject to the rights of tenants under the Leases, including, without limitation, the rights of Operating Tenants under the Master Lease, Borrowers shall permit Agent and its agents, representatives and employees, upon reasonable prior notice to Borrowers, to inspect the Projects and conduct such environmental and engineering studies as Agent may require, provided such inspections and studies do not materially interfere with the use and operation of the Projects.

Section 8.5 Taxes on Security. Borrowers shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Agent or Lender. If there shall be enacted any law (a) deducting the Loans from the value of any Project for the purpose of taxation, (b) affecting any Lien on the Projects, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrowers shall promptly pay to Agent, on demand, all taxes, costs and charges for which Agent or Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loans usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

Section 8.6 Legal Existence, Name, Etc. Each Borrower shall preserve and keep in full force and effect its existence as, and at all times operate as, a Single Purpose Entity, and shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Projects. Neither any Borrower nor any general partner or managing member of any Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into any Person, or permit any subsidiary or Affiliate of any Borrower to do so. Without limiting the foregoing, no Borrower shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Restatement Date. Each Borrower and each general partner or managing member in each Borrower shall conduct business only in its own name and shall not change its name, identity, state of formation, or organizational structure, or the location of its chief executive office or principal place of business unless such Borrower (a) shall have obtained the prior written consent of Agent to such change, and (b) shall have taken all actions necessary or requested by Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. If any Borrower does not have an organizational identification number and later obtains one, such Borrower shall promptly notify Agent of its organizational identification number. Each Borrower (and each general partner or managing member in such Borrower, if any) shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity.

Section 8.7 Affiliate Transactions. Without the prior written consent of Agent, no Borrower shall engage in any transaction (other than the applicable Master Lease) affecting any Project with any Affiliate of any Borrower, other than on an arms-length basis and at market rates; provided, however, that prior to entering into any material agreement with any Affiliate, the applicable Borrower shall deliver a copy thereof to Agent which shall be satisfactory to Agent in Agent’s reasonable discretion and which shall provide that such agreement provide that Agent shall have the right to terminate such agreement without payment or other liability after the occurrence of an Event of Default.

Section 8.8 Limitation on Other Debt. No Borrower shall, without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed, incur any Debt, except for Debt arising hereunder and under the Loan Documents and unsecured trade payables in the ordinary course of business.

Section 8.9 Further Assurances. Each Borrower shall promptly (a) cure any defects in the execution and delivery of the Loan Documents, (b) provide, and cause each Loan Party to provide, Agent such additional information and documentation on each Borrower’s and each Loan Party’s legal or beneficial ownership, policies, procedures, and sources of funds as Agent deems necessary or prudent to enable Agent and each Lender to comply with Anti-Money Laundering Laws as now in existence or hereafter amended, and (c) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Agent may reasonably request to further evidence and more fully describe the Collateral for the Loans, to correct any omissions in the Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith. Each Borrower grants Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Agent and the Lenders under the Loan Documents, at law and in equity, including without limitation such rights and remedies available to Agent pursuant to this Section 8.9. From time to time upon the written request of Agent, Borrowers shall deliver to Agent a schedule of the name, legal domicile address and jurisdiction of organization, if applicable, for Guarantor and each holder of a legal interest in Borrowers.

Section 8.10 Estoppel Certificates. Borrowers, within ten (10) days after request, shall furnish to Agent a written statement, duly acknowledged, setting forth the amount due on the Loans, the terms of payment of the Loans, the date to which interest has been paid, whether any offsets or defenses exist against the Loans and, if any are alleged to exist, the nature thereof in detail, and such other matters as Agent reasonably may request.

Section 8.11 Notice of Certain Events. Borrowers shall promptly notify Agent after Borrower has knowledge of (a) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (b) any notice of material default received by any Borrower under other obligations relating to any Project or otherwise material to any Borrower’s business, including any notices of material violations of any laws, regulations, codes or ordinances; (c) any threatened (in writing) or pending legal, judicial or regulatory proceedings, including any dispute between any Borrower and any Governmental Authority, materially and adversely affecting any Borrower or Guarantor; (d) a copy of each notice of default or termination given or made to any Operating Tenant by any Borrower or received by any Borrower from any Operating Tenant; (e) a copy of each notice of default or termination under any license or permit necessary for the operation of the Projects in the manner required by this Agreement; and (f) any threatened or actual ban on admissions as to any Project and in the case of clauses (b), (d) or (e), promptly provide Agent with copies of such notices referred to therein.

Section 8.12 Indemnification. Borrowers shall, and hereby do, indemnify, defend and hold Agent and Lenders harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Agent’s and Lender’s counsel, in connection with (a) any inspection, review or testing of or with respect to any Project, (b) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Agent or a Lender or any Borrower of Affiliate thereof is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loans) in any way related to the execution, delivery or performance of any Loan Document or to any Project, (c) any proceeding instituted by any Person claiming a Lien, (d) any brokerage commissions or finder’s fees claimed by any broker or other party in connection with the Loans, any Project, or any of the transactions contemplated in the Loan Documents, (e) ownership of the Mortgage, the Projects or any interest therein or receipt of any rents, (f) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Projects or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (g) any use, non-use or condition in, on or about the Projects or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (h) performance of any labor or services or the furnishing of any materials or other property in respect of the Projects or any part thereof, and (i) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made, including, in each case of subsections (a) through (i) above, those arising from the joint, concurrent, or comparative negligence of Agent or Lender, except to the extent any of the foregoing is caused by an indemnitee’s gross negligence or willful misconduct. Any amounts payable to Agent or Lender by reason of the application of this Section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Agent or Lender until paid.

Section 8.13 Use of Proceeds, Revenues. No portion of the proceeds of the Loans shall be used by Borrowers in any manner that might cause the borrowing or the application of such proceeds to violate Regulation D, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 8.14 Required Repairs and Post Closing Obligations. Borrowers shall provide evidence reasonably satisfactory to Agent that the Required Repairs have been completed within the time periods set forth on Schedule 8.14, all of which shall be performed in a manner reasonably satisfactory to Agent and shall, should Agent so elect, be subject to inspection by Agent. Borrowers shall also satisfy the post closing obligations within the time periods set forth on Schedule 12.37. Notwithstanding the foregoing, any ADA compliance repairs referenced in Schedule 8.14 and/or the applicable Property Condition Report will be required only to the extent such items are required under any Requirement of Law or the Master Lease.

Section 8.15 Compliance with Laws and Contractual Obligations.

(a) Borrowers will (to the extent applicable to Borrowers) comply in all material respects with and (to the extent applicable to Operating Tenants) will cause Operating Tenants to comply in all material respects with (i) the requirements of all applicable laws, rules, regulations and order of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to all building, zoning, density, land use, covenants, conditions and restrictions, subdivision requirements, taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters, employee health and safety, quality and safety standards, accreditation standards and requirements of the applicable state department of health or other applicable state regulatory agency (each a “State Regulator”), as are now in effect and which may be imposed upon any Borrower, Operating Tenant or the maintenance, use or operation of the Projects or the provision of services to the occupants of the Projects and (ii) the obligations, covenants and conditions contained in all other material contractual obligations of any Borrower, and as it relates to any Project or Operating Tenant; and

(b) Borrowers will maintain and obtain and will cause Operating Tenants to maintain and obtain, all licenses, qualifications and permits now held or hereafter required to be held by any Borrower Operating Tenant for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a material adverse effect upon the financial condition of any Borrower or the ability to operate the Projects in compliance with the requirements of the Loan Documents and as it has been operated prior to the date hereof.

Section 8.16 Operating and Financial Covenants. The Projects, on an aggregate basis and not a Project-by-Project basis, shall satisfy each of the following covenants as of the end of each calendar quarter (the “Determination Date”):

(a) [Intentionally Omitted].

(b) Debt Service Coverage. The Debt Service Coverage Ratio as of each Determination Date shall be equal to or greater than 1.35 to 1.00 based upon the trailing twelve (12) full calendar months prior to the Determination Date; provided, if on any Determination Date during the first Loan Year, operating statements for the prior 12-month period are not available, the operating statements covering any lesser period of time will be annualized to determine compliance with this Section 8.16(b).

(c) Project Yield. The Project Yield as of each Determination Date shall be equal to or greater than 15.0% based on the trailing twelve (12) full calendar months prior to the Determination Date; provided, if on any Determination Date during the first Loan Year, operating statements for the prior 12-month period are not available, the operating statements covering any lesser period of time will be annualized to determine compliance with this Section 8.16(c).

(d) Right to Cure. Anything herein to the contrary notwithstanding: (i) if at any time during the term of the Loan, operations at the Projects fail to satisfy either of the financial covenants set forth in Section 8.16(b) or (c) above (the “Financial Covenants”) as of any Determination Date (a “Financial Covenant Default”), Borrowers shall have the right to cure such Financial Covenant Default. Such right to cure must be exercised within thirty (30) days’ after the date the financial reports and Compliance Certificate required hereunder are due, by paying to Agent, as a prepayment of the Loan, an amount (a “Covenant Prepayment”) which, if such amount were applied against the outstanding principal balance of the Loan, would be sufficient to satisfy one or both of the Financial Covenants giving rise to the Financial Covenant Default as of such Determination Date, calculating the outstanding principal balance of the Loans after giving proforma effect to such Covenant Prepayment. At Agent’s discretion, no Prepayment Premium or Make Whole Breakage Amount or other similar premium or fee may be due on any Covenant Prepayment. Anything herein to the contrary notwithstanding, Borrower may not exercise its right to cure a Financial Covenant Default as provided in this Section 8.16(d) more than four (4) times in the aggregate during the term of the Loan or more than two (2) times in any twelve (12) month period during the term of the Loan.

Section 8.17 Healthcare Laws and Covenants.

(a) Without limiting the generality of any other provision of this Agreement, each Borrower shall be and shall take commercially reasonable efforts to cause the Operating Tenants and their employees and contractors (other than contracted agencies) to be, in the exercise of their respective duties on behalf of Borrowers or any Operating Tenant (with respect to its operation of the Projects) in compliance in all material respects with all applicable Healthcare Laws. Each Borrower has maintained and will use commercially reasonable efforts to cause each Operating Tenant to maintain and to continue to maintain in all material respects all records required to be maintained by any Governmental Authority or otherwise under the Healthcare Laws and to each Borrower’s knowledge there are no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws. Borrowers have and will use commercially reasonable efforts to cause Operating Tenants to have and maintain all Primary Licenses, Permits and other Governmental Approvals necessary under applicable Laws to own and/or operate the Projects, as applicable (including such Governmental Approvals as are required under such Healthcare Laws); or, if applicable Licenses have been applied for, but not yet issued to, any Operating Tenant, such Operating Tenant has entered into applicable agreements with the prior operator of the applicable Project to operate such Project under the current Primary License for such Project.

(b) Borrowers represent that no Borrower is (i) a “covered entity” within the meaning of HIPAA or submits claims or reimbursement requests to Third Party Payor Programs “electronically” (within the meaning of HIPAA) or (ii) is subject to the “Administrative Simplification” provisions of HIPAA. If any Borrower at any time becomes a “covered entity” or subject to the “Administrative Simplification” provisions of HIPAA, then such Persons (x) will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of such Person(s) to be HIPAA Compliant (as defined below); (y) will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (z) will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Person(s) are or become HIPAA Compliant. For purposes hereof, “HIPAA Compliant” shall mean that each Borrower (A) is or will be in material compliance with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any party thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) if and to the extent any Borrower is subjected to such provisions, rules or regulations, and (B) are not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect any Borrower’s business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by Borrowers of the then effective provisions of HIPAA.

(c) If and to the extent required under applicable Laws, each Borrower will or will cause each Operating Tenant to maintain in full force and effect throughout the term of the Loan (i) a valid Primary License for the requisite number of Residential Units in the Projects, free from restrictions or known conflicts, and such Primary License shall not be provisional, probationary or restricted in any manner, which would materially impair the use or operation of the Projects for the use described in Section 6.22(a) above, and (ii) a provider agreement or other required documentation of approved provider status for each Third-Party Payor Programs, if applicable. The Projects shall be operated in a manner such that the Primary Licenses shall remain in full force and effect.

(d) Borrowers will not, and shall use commercially reasonable efforts to cause Operating Tenants to not, do (or suffer to be done) any of the following with respect to any Project:

(i) Transfer the Primary Licenses to any location other than the Projects;

(ii) Rescind, withdraw, revoke, or amend the number of Residential Units permitted under the Primary Licenses, or otherwise amend the Primary Licenses in such a manner that results in a material adverse effect on the rates charged or otherwise diminish or impair in any material respect the nature, tenor or scope of the Primary Licenses without Agent’s consent;

(iii) Amend or otherwise change any Project’s authorized units/beds capacity and/or the number of Residential Units approved by the State Regulator, if applicable;

(iv) Replace or transfer all or any part of any Project’s units or beds to another site or location other than to another Project; or

(v) Voluntarily transfer or encourage the transfer of any resident of any Project to any other facility (other than to another Project), unless such transfer is (A) at the request of the resident, (B) for reasons relating to the health, required level of medical care or safety of the resident to be transferred or the residents remaining at the facility or (C) as a result of the disruptive behavior of the transferred resident that is detrimental to the facility.

(e) If and when Operating Tenants participate in any Medicare or Medicaid or other Third-Party Payor Programs with respect to the Projects, Borrower shall use commercially reasonable efforts to cause Operating Tenants to cause the Projects to remain in compliance with all requirements necessary for participation in Medicare and Medicaid, including the Medicare and Medicaid Patient Protection Act of 1987, as it may be amended, and such other Third-Party Payor Programs. Each Project is and will remain in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, if applicable, have a current provider agreement that is in full force and effect under Medicare and Medicaid.

(f) To Borrower’s knowledge, there exists no Healthcare Investigations affecting the Projects. If there occurs any Healthcare Investigation after the Restatement Date, Borrowers will promptly provide to Agent the following information with respect thereto upon Borrowers’ receipt thereof: (i) number of records requested, (ii) dates of service, (iii) dollars at risk, (iv) date records submitted, (v) determinations, findings, results and denials (including number, percentage and dollar amount of claims denied, (vi) additional remedies proposed or imposed, (vii) status update, including appeals, and (viii) any other pertinent information related thereto.

Section 8.18 Cooperation Regarding Licenses and Permits. From time to time, upon the request of Agent, if an Event of Default exists and is then continuing hereunder, Borrowers shall, and shall use commercially reasonable efforts to cause Operating Tenants to, complete, execute and deliver to Agent any applications, notices, documentation, and other information necessary or desirable, in Agent’s judgment, to permit Agent or its designee (including a receiver) to obtain, maintain or renew any one or more of the Primary Licenses for the Projects (or to become the owner of the existing Primary Licenses for the Projects) and to the extent permitted by applicable Laws to obtain any other provider agreements or Governmental Approvals then necessary or desirable for the operation of the Projects by Agent or its designee for their current use (including any applications for change of ownership of the existing Primary

Licenses or change of control of the owner of the existing Primary Licenses). To the extent permitted by applicable Laws, (i) Agent is hereby authorized (without the consent of Borrowers or Operating Tenants) upon and during the continuance of an Event of Default to submit any such applications, notices, documentation or other information which Borrowers caused to be delivered to Agent in accordance with the above provisions to the applicable Governmental Authorities, or to take such other steps as Agent may deem advisable to obtain, maintain or renew any Primary License or Permits or other Governmental Approvals in connection with the operation of the Projects for their current use, and Borrowers agree to cooperate and to use commercially reasonable efforts to cause Operating Tenants to cooperate with Agent in connection with the same and (ii) Borrowers, upon demand by Agent upon and during the continuance of an Event of Default, shall take any action and use commercially reasonable efforts to cause Operating Tenants to take any action necessary or desirable, in Agent’s sole judgment, to permit Agent or its designee (including a receiver) to use, operate and maintain the Projects for its current use. If Borrowers fail to comply with the provisions of this Section 8.18 for any reason whatsoever, Borrowers hereby irrevocably appoint Agent and its designee as Borrowers’ attorney-in-fact, with full power of substitution effective upon and during the continuance of an Event of Default, to take any action and execute any documents and instruments necessary or desirable in Agent’s sole judgment to permit Agent or its designee to undertake Borrowers’ obligations under this Section 8.18, including obtaining any Licenses or Governmental Approvals then required for the operation of the Projects by Agent or its designee for their current uses. The foregoing power of attorney is coupled with an interest and is irrevocable and Agent may exercise its rights thereunder in addition to any other remedies which Agent may have against Borrowers or any other Loan Party as a result of Borrowers’ breach of the obligations contained in this Section 8.18.

Section 8.19 Transactions With Affiliates. Without the prior written consent of Agent, Borrowers shall not engage in any transaction affecting the Projects with an Affiliate of Borrowers, except expressly contemplated by this Agreement.

Section 8.20 Employees. No Borrower shall have any employees while any portion of the Loans are outstanding.

Section 8.21 Representations and Warranties. Except for those representations and warranties which are expressly made only as of the date hereof, Borrowers will cause all representations and warranties to remain true and correct all times during the term of this Agreement and while any portion of the Loans remains outstanding.

Section 8.22 Property Management Agreements. Without Agent’s prior written consent, Borrowers shall not, nor shall Borrowers permit any Operating Tenant to, enter into, amend or terminate any agreement for the provision of management services for any Project.

Section 8.23 Certain Distributions and Dividends. Notwithstanding anything in this Agreement which may be interpreted or construed to the contrary, from and after the REIT Election Effective Date, Guarantor and any of its Affiliates may declare or pay any dividend or make any distribution or take other action which the Board of Directors of Guarantor believes in good faith that is necessary to (i) make the Purging Distribution, (ii) maintain Guarantor’s status as a real estate investment trust under the Code, (iii) avoid any excise tax, and (iv) avoid any income tax imposed on Guarantor, including, but not limited to, pro rata dividends or other distributions by CareTrust Partnership, LP to Guarantor for the purpose of funding any such dividend, distribution or other action. As used herein, “Purging Distribution” means the declaration or payment of any dividend or making of any distribution after the Restatement Date to distribute to the holders of Guarantor’s common stock any accumulated earnings and profits attributable to Guarantor for any years Guarantor did not qualify as a REIT under the Code, including any earnings and profits allocated to Guarantor in connection with the Spin-Off. As used herein, “Spin-Off” means the distribution by Ensign to the holders of Ensign’s common stock on a pro rata basis all of the outstanding shares of Guarantor’s common stock. As used herein, “REIT Election Effective Date” means the date on which Guarantor’s election to be treated as a real estate investment trust for U.S. federal income tax purposes becomes effective.

ARTICLE IX

EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default:

Section 9.1 Payments. Failure of Borrowers to pay within five (5) days after the date when due any of the payment obligations of Borrowers due under the Loan Documents, or Borrowers’ failure to pay the Loans at the Maturity Date, whether by acceleration or otherwise.

Section 9.2 Certain Covenants. Borrowers’ failure to (a) maintain insurance as required under Section 3.1 of this Agreement; (b) maintain its status as a Single Purpose Entity as required by Section 6.17; (c) obtain Agent’s prior written approval of a change in any Borrower’s State of organization or legal name; (d) strictly comply with the provisions of Section 8.17 (Healthcare Laws and Covenants), Section 8.20 (Employees).

Section 9.3 Sale, Encumbrance, Etc. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of any Project, or any interest therein, or of any interest in any Borrower, in violation of Section 8.1 of this Agreement or the occurrence of a Change of Control with respect to the Guarantor in violation of Section 8.1 of this Agreement other than in connection with the Spin-Off.

Section 9.4 Covenants. Borrowers’ failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents (other than those agreements, covenants and provisions referred elsewhere in this Article IX), and the continuance of such failure for ten (10) days after notice by Agent to Borrowers, however, subject to any shorter period for curing any failure by Borrowers as specified in any of the other Loan Documents, Borrowers shall have an additional sixty (60) days to cure such failure if (a) such failure does not involve the failure to make payments on a monetary obligation; (b) such failure cannot reasonably be cured within ten (10) days; (c) Borrowers commenced to cure such failure promptly after written notice thereof and are diligently undertaking to cure such default, and (d) Borrowers have provided Agent with security reasonably satisfactory to Agent against any interruption of payment or impairment of collateral under the Loan Documents as a result of such continuing failure; provided that the notice and cure provisions of this Section 9.4 do not apply to the Events of Default described in any other section of this Article IX or to Borrowers’ failure to perform, observe or comply with any of the agreements, covenants or provisions referenced elsewhere in this Article IX (for which no notice or cure period shall apply).

Section 9.5 Representations and Warranties. Any representation or warranty made by Borrower or any Loan Party in any Loan Document proves to be untrue in any material respect when made or deemed made.

Section 9.6 Other Encumbrances. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on any Project or any part thereof, is not cured within any applicable grace or cure period therein.

Section 9.7 Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against any Borrower or Guarantor (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

Section 9.8 Voluntary Petitions, etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

Section 9.9 Financial Information. Borrowers’ failure to deliver financial statements and reports as required by Article VII and the continuance of such failure for ten (10) days after the required delivery date.

Section 9.10 Default Under Guaranty. The occurrence of a default by Guarantor under the Guaranty Agreement and such default is not cured within any grace or cure periods provided therein.

Section 9.11 Required Repairs and Post Closing Requirements. The failure to complete the Required Repairs within the time periods set forth on Schedule 8.14 or satisfy the post closing obligations within the time periods set forth on Schedule 12.37.

Section 9.12 Loan Documents. The occurrence of a default by Borrower or any Loan Party under any of the other Loan Documents, which continues uncured beyond any applicable notice and grace periods provided under such Loan Document, or the occurrence of an “Event of Default” as defined in any other Loan Document.

Section 9.13 [Intentionally Omitted].

Section 9.14 Master Lease. Subject to the provisions of this Article 9, the occurrence of a default by Operating Tenants under the Master Lease which continues uncured beyond any applicable notice and grace period provided under the Master Lease (a “Master Lease Default”).

Section 9.15 Criminal Act. Any Borrower or Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material portion of the Collateral.

Section 9.16 Special Right to Cure with Respect to Operational Defaults. Notwithstanding anything contained in this Article 9 to the contrary, if (x) a Master Lease Default occurs, or (y) an Event of Default occurs under Section 9.2(a), Section 9.2(d), Section 9.5(with respect to a breach of a representation in Section 6.23 only), or Section 9.9 (with respect to financial information to be provided by Operating Tenants under the Master Lease), as a result of an act or omission of the Operating Tenants or the failure by Operating Tenant to comply with any representation or warranty contained herein (and such act, omission or failure is outside Borrower’s control and not otherwise caused by Borrower) (clauses (x) and (y) referred to herein as an “Operational Default”), such Operational Default shall not constitute an “Event of Default” under this Agreement if the following conditions are satisfied:

(a) There exists no other Event of Default hereunder.

(b) Borrowers send notice to Agent describing in reasonable detail the Operational Default.

(c) All debt service payments and all other amounts due under the Loan Documents are paid current at all times (regardless of whether or not there is available revenue from the Projects or rent from the Master Lease to make such payments).

(d) Borrower diligently pursues the rights and remedies available to Borrower under the Master Lease and under applicable Laws to (1) cure (or cause the Operating Tenants to cure) such Operational Default, and if Borrower elects to cure (or cause the Operating Tenants to cure) such Operational Default, such Operational Default is actually cured within sixty (60) days of the occurrence of such Operational Default (which sixty (60) day period may be extended by Agent for an additional sixty (60) days in Agent’s discretion, such period from the occurrence of the Operational Default is referred to as the “Master Lease Forbearance Period”), or (2) at any time during the Master Lease Forbearance Period, terminate the Master Lease, remove the Operating Tenants and install a new master tenant (the “Replacement Master Tenant”) to operate the Projects (which Replacement Master Tenant shall be acceptable to Agent in its sole discretion and which Replacement Master Tenant shall thereafter be deemed to be the “Operating Tenant” for all purposes hereunder and under the other Loan Documents). If in connection with any such cure or replacement of the Operating Tenants, Borrower or the Replacement Master Tenant is required to obtain a new Primary License, the Master Lease Forbearance Period will be extended for such reasonable period of time as is necessary to obtain such new Primary License provided that Borrower has undertaken such actions as are necessary to obtain the new Primary License within the first sixty (60) days of the Master Lease Forbearance Period and diligently pursues obtaining the replacement Primary License thereafter, but in no event will the Master Lease Forbearance Period exceed one hundred twenty (120) days.

(e) Not later than the end of the Master Lease Forbearance Period, provided Borrower elects to install a Replacement Master Tenant as provided above (and not cure the Operational Default), Borrower causes such Replacement Master Tenant to execute a master lease (such replacement lease is referred to herein as the “Replacement Master Lease”) in a form substantially similar to the Master Lease and otherwise acceptable to Agent in its reasonable discretion, which Replacement Master Lease shall thereafter be deemed to be the “Master Lease” with respect to the Projects for all purposes hereunder and under the other Loan Documents.

(f) Concurrently with the execution of the Replacement Master Lease, provided Borrower elects to install a Replacement Master Tenant as provided above (and not cure the Operational Default), Borrowers cause Replacement Master Tenant to execute and deliver to Agent a subordination and non-disturbance agreement substantially similar to the Subordination Agreement and otherwise acceptable to Agent in its reasonable discretion.

(g) Except where the Operational Default is as a result of the revocation or termination of the Primary License, Borrower causes the Primary Licenses required to operate the Projects as skilled nursing facilities and the reimbursement agreements with respect to the Projects to remain in full force and effect under applicable Laws throughout the Master Lease Forbearance Period.

(h) Borrower pays all of Agent’s reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with the matters set forth in this Section 9.16.

(i) On a semi-monthly basis during the pendency of the Master Lease Forbearance Period, Borrower furnishes to Agent a reasonably detailed written statement summarizing the then current status of Borrower’s attempts to (1) cure such Operational Default or (2) remove Operating Tenant and appoint a Replacement Master Tenant, and otherwise comply with the terms of this Section 9.16.

(j) Borrowers at all times during the Master Lease Forbearance Period take such additional action and/or execute such additional documents (and/or causes Operating Tenants and/or Replacement Master Tenant to take such additional action and/or execute such additional documents, as applicable) as Agent may reasonably require in connection with the matters set forth in this Section 9.16.

ARTICLE X

REMEDIES

Section 10.1 Remedies - Insolvency Events. Upon the occurrence of any Event of Default described in Section 9.7 or 9.8, all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrowers; however, if the Bankruptcy Party under Section 9.7 or 9.8 is other than a Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender’s election, in Agent’s sole discretion.

Section 10.2 Remedies - Other Events. Except as set forth in Section 10.1 above, while any Event of Default exists, Agent may and at the direction of the Required Lenders shall (a) by written notice to Borrowers, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrowers and (b) exercise all rights and remedies therefore under the Loan Documents and at law or in equity. Notwithstanding anything to the contrary contained in the Loan Documents, the enforcement of the obligations of Borrowers and the other Loan Parties under the Loan Documents and the exercise of rights and remedies thereunder shall be undertaken solely by Agent in its capacity as agent for the Lenders.

Section 10.3 Agent’s Right to Perform the Obligations. If Borrowers shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrowers and without waiving or releasing any other right, remedy or recourse Agent or Lender may have because of such Event of Default, Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrowers, and shall have the right to enter upon the Projects for such purpose and to take all such action thereon and with respect to the Projects as it may deem necessary or appropriate. If Agent shall elect to pay any sum due with reference to the Projects, Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Materials (as defined in the Environmental Indemnity Agreement) affect or threaten to affect any Project, Agent may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. In exercising any rights under the Loan Documents or taking any actions provided for therein, Agent may act through its employees, agents or independent contractors as authorized by Agent. Borrowers shall, and hereby do, indemnify, defend and hold Agent and Lender harmless from and against any and all losses, expenses, damages, claims and causes of action, liabilities, obligations, penalties, judgments, suits, or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Agent or Lender pursuant to the provisions of this Section 10.3, including those arising from the joint, concurrent, or comparative negligence of Agent or Lender, except as a result of Agent or Lender’s gross negligence or willful misconduct. All sums paid by Agent or Lender pursuant to this Section 10.3, and all other sums expended by Agent or Lender to which they shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loans, shall be secured by the Loan Documents and shall be paid by Borrowers to Agent upon demand.

ARTICLE XI

AGENT

Section 11.1 Appointment and Duties.

(a) Each Lender hereby appoints GE Capital (together with any successor Agent pursuant to Section 11.9) as the Agent hereunder and authorizes the Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Borrower or any other Loan Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Loan Documents, and (iii) exercise such powers as are reasonably incidental thereto.

(b) Without limiting the generality of clause (a) above, the Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.7 or Section 9.8 or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.7 or Section 9.8 or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable law or otherwise, (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by the Borrowers or any other Loan Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed and (viii) provide each Lender within ten (10) Business Days following receipt, copies of the reports and financial information received from Borrowers under Article VII and notices of default delivered by or received by Agent under this Agreement.

(c) Under the Loan Documents the Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.10(b) with respect to the Register and in Section 11.10), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to the Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

Section 11.2 Binding Effect. Each Lender agrees that (i) any action taken by the Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 11.3 Use of Discretion.

(a) The Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document, or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Notwithstanding clause (a) of this Section 11.3, the Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Agent or any Related Person thereof or (ii) that is, in the opinion of the Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 11.4 Delegation of Rights and Duties. The Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article XI to the extent provided by the Agent.

Section 11.5 Reliance and Liability.

(a) The Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 12.3, (ii) rely on the Register to the extent set forth in Section 2.10, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Borrower or any other Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) None of the Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Borrowers (on their own behalf and on behalf of the other the Loan Parties) hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Agent, when acting on behalf of the Agent);

(ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Borrower or any other Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Borrower or any other Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Borrower or any other Loan Party or as to the existence or continuation or possible occurrence or continuation of any Potential Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrowers, any Lender describing such Potential Default or Event of Default clearly labeled “notice of default” (in which case the Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and Borrowers (on behalf of themselves and each of the other Loan Parties) hereby waive and agrees not to assert any right, claim or cause of action it might have against the Agent based thereon.

Section 11.6 Agent Individually. The Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with, any Borrower or any other Loan Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent the Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” and “Required Lender,” and any similar terms shall, except where otherwise expressly provided in any Loan Document, including, without limitation, the Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.

Section 11.7 Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon the Agent, any other Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by the Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Borrower and each other Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Agent to the Lenders, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Loan Party or any Affiliate of any Borrower or any other Loan Party that may come into the possession of the Agent or any of its Related Persons.

Section 11.8 Expenses; Indemnities.

(a) Each Lender agrees to reimburse the Agent and each of its Related Persons (to the extent not reimbursed by any Borrower or any other Loan Party) promptly upon demand for such Lender’s Pro Rata Share with respect to the Loan of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and other taxes paid in the name of, or on behalf of, any Borrower or any other Loan Party) that may be incurred by the Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify the Agent and each of its Related Persons (to the extent not reimbursed by any Borrower or any other Loan Party), from and against such Lender’s aggregate Pro Rata Share with respect to the Loans of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

Section 11.9 Resignation of Agent.

(a) The Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective. If the Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, within 30 days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of Borrowers, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c) Agent may be removed as Agent upon the request of all Lenders (other than Affiliates of Agent) upon the determination by a court of competent jurisdiction that Agent has committed actions constituting gross negligence or willful misconduct under this Agreement. The provisions of subsection (b) above shall apply upon such removal.

Section 11.10 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Agent, shall confirm such agreement in a writing in form and substance acceptable to the Agent) this Article XI, Section 12.6 (Right of Setoff),

Section 12.7 (Sharing of Payments, Etc.), and Section 12.36 (Non-Public Information; Confidentiality) and the decisions and actions of the Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 11.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 12.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Borrowers:	c/o CareTrust REIT, Inc. 27101 Puerta Real Suite 400
Mission Viejo, CA 92691 Attention: Chief Financial Officer Facsimile: (949) 540-1968

If to Agent:	General Electric Capital Corporation Loan Nos. 07-0004261, 07-0024261, 07-0034261, 07-0044261, 07-0074261
500 West Monroe Street
Chicago, Illinois 60661
Attention: Dave Harper
Facsimile: (866) 579-3042

With a copy to:	General Electric Capital Corporation Loan Nos. 07-0004261, 07-0024261, 07-0034261, 07-0044261, 07-0074261 500 West Monroe Street
Chicago, Illinois 60661 Attention: Jeff Muchmore, Managing Director Facsimile: (866) 254-1971

And a copy to:	General Electric Capital Corporation Loan Nos. 07-0004261, 07-0024261, 07-0034261, 07-0044261, 07-0074261 5804 Trailridge Drive
Austin, Texas 78731 Attention: Diana Pennington, Chief Counsel, Real Estate Facsimile: (866) 221-0433

If to a Lender:	To the address set forth on Schedule 1.1 attached hereto

Any notice or request so addressed and sent by United States mail or overnight courier shall be deemed given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service for delivery on the next Business Day, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgage). Any notice or request so delivered in person shall be deemed to be given when receipted for by, or actually received by Agent, a Lender or Borrowers, as the case may be. If given by facsimile, a notice or request shall be deemed given and received when the facsimile is transmitted to the party’s telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 12.1. If given by electronic mail, a notice shall be deemed given and received when the electronic mail is transmitted to the recipient’s electronic mail address specified above and electronic confirmation of receipt (either by reply from the recipient or by automated response to a request for delivery receipt) is received by the sending party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this Section 12.1. Except for facsimile and electronic mail notices sent as expressly described above, no notice hereunder shall be effective if sent or delivered by electronic means. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

Section 12.2 Amendments and Waivers.

(a) No amendment or waiver of any provision of any Loan Document and no consent to any departure by any Borrower or any other Loan Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Agent and Borrowers, (2) in the case of any other waiver or consent, by the Required Lenders (or by the Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by the Agent with the consent of the Required Lenders) and Borrowers; provided, however, that no amendment, consent or waiver described in clause (2)

or (3) above shall be effective, unless in writing and signed by each Lender (or by the Agent with the consent of the Lenders), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, and such amendment, consent or waiver does any of the following:

(i) increases the Loan Commitment of any Lender or subjects any Lender to any additional obligation or otherwise increases the principal amount of the Loan;

(ii) reduces (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of Borrowers to repay (whether or not on a fixed date), any outstanding amount under the Loan owing to Lenders or (B) any fee or accrued interest payable to any Lender; provided, however, that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article VIII or the Guaranty Agreement in any definition set forth therein or principally used therein;

(iii) waives or postpones any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on the Loan (including any agreement to forbear that would have the same effect) or fee owing to such Lender or for the reduction of such Lender’s Loan Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, or to the application of any payment, including as set forth in Section 2.6;

(iv) releases all or substantially all of the Collateral or any Guarantor from its guaranty of any Obligation of Borrowers;

(v) reduces or increases the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders,” “Pro Rata Share,” or “Pro Rata Outstandings”; or

(vi) amends Section 12.7 (Sharing of Payments, Etc.) or this Section 12.2;

(b) Anything herein to the contrary notwithstanding, (A) any waiver of any payment applied pursuant to Section 2.6 (Application of Payments) to, and any modification of the application of any such payment to the Loans shall require the consent of the Required Lenders, (B) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Agent (or otherwise modify any provision of Article XI or the application thereof), and (C) (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Loan Commitment or of such Lender may not be increased or extended without the consent of such Lender, (y) the outstanding balance of such Lender’s Pro Rata Share of the Loan may not be forgiven without the consent of such Lender, and (z) the interest rate on the Loan cannot be reduced unless the Defaulting Lender is treated the same as all other Lenders; (2) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loan; (3) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein; and (4) the Required Lenders may consent to allow Borrowers to use cash collateral in the context of a bankruptcy or insolvency proceeding.

(c) Each waiver or consent under any Loan Document (including the Guaranty Agreement) shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower or any other Loan Party shall entitle such Person to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(d) This Agreement and the other Loan Documents shall not be executed, entered into, altered, amended, or modified by electronic means. Without limiting the generality of the foregoing, Borrowers, Agent, and each Lender hereby agree that the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in Section 12.1 regarding notices. Any reference to a Loan Document, whether in this Agreement or in any other Loan Document, shall be deemed to be a reference to such Loan Document as it may hereafter from time to time be amended, modified, supplemented and restated in accordance with the terms hereof.

(e) Unless also consented to in writing by such Secured Hedge Provider or, in the case of a Secured Hedge Agreement provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital, no such amendment, waiver or consent with respect to this Credit Agreement or any other Loan Document shall (i) alter the ratable treatment of Obligations arising under Secured Hedge Agreements such that such Obligations become junior in right of payment to principal on the Loans or (ii) result in Obligations owing to any Secured Hedge Provider becoming unsecured (other than releases of Liens applicable to all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to such Secured Hedge Provider.

Section 12.3 Assignments and Participations; Binding Effect.

(a) This Agreement shall become effective when it shall have been executed by the Agent, the Lenders party hereto, and Borrowers. Thereafter, it shall be binding upon and inure to the benefit of Borrowers (except for Article XI), the Agent, each Lender and, to the extent provided in Section 12.4, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document none of Borrowers or the Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Each Lender (other than a Defaulting Lender) may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Loan Commitment and its rights and obligations with respect to the Loan) to (i) any existing Lender (other than a Defaulting Lender), (ii) any Affiliate or Approved Fund of any existing Lender (so long as such Person would not, upon acceptance of such rights and obligations hereunder, constitute a Defaulting Lender) or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Agent; provided, however, that the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans subject to any such sale shall be in a minimum amount of $1,000,000, unless such sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in the Loan or is made with the prior consent the Agent. A Defaulting Lender may not sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder except with Agent’s consent or at Agent’s direction in accordance with Section 2.12(c) hereof unless the circumstance which caused such Lender to become a Defaulting Lender will be fully cured in connection with such sale, transfer, negotiation or assignment. A Defaulting Lender (or Person that would constitute a Defaulting Lender upon acceptance of rights and obligations hereunder) may not be the recipient of the sale, transfer, negotiation or assignment of any rights or obligations hereunder except with the consent of the Agent.

(c) The parties to each transfer or sale made in reliance on clause (b) above (other than those described in clause (d) or (e) below) shall execute and deliver to the Agent an Assignment via an electronic settlement system designated by the Agent (or if previously agreed with the Agent, via a manual execution and delivery of the assignment) evidencing such transfer or sale, together with any existing Note subject to such transfer or sale (or any affidavit of loss therefor acceptable to the Agent), any tax forms or other forms required to be delivered by the Agent, and payment of an assignment fee in the amount of $3,500, provided that (1) if a transfer or sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such transfer or sale, and (2) if a transfer or sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such transfer or sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 12.3(b)(iii), upon the Agent (and Borrowers, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d) Subject to the recording of an Assignment by the Agent in the Register pursuant to Section 2.10(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Loan Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article XI, Section 12.6 (Right of Setoff), Section 12.7 (Sharing of Payments), and Section 12.36 (Non-Public Information; Confidentiality).

(e) In addition to the other rights provided in this Section 12.3, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s securities by notice to the Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) EACH LENDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND RESTATE ITS PRO RATA SHARE OF THE LOAN OR ITS NOTE, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LOAN DOCUMENT, THE LOAN, ITS NOTE, THE OBLIGATIONS AND/OR THE COLLATERAL TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A “LENDER TRANSFEREE”). Borrowers agree to cooperate in all commercially reasonable respects with Lenders in connection with any such restatement, division, sale, assignment or transfer; provided that, Borrowers shall have no obligation to take any action which would increase Borrowers’ obligations or decrease Borrowers’ rights in any material respect under this Agreement or any of the other Loan Documents, or which would change any of the economic terms of the Loan in any material respect. In addition, Borrower shall incur no costs in connection with any such transaction by a Lender. Each Lender Transferee shall have all of the rights and benefits with respect to the Loan, the Obligations, the Collateral, and the Loan Documents held by it as fully as if the original holder thereof, and either Lender or any Lender Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein. Notwithstanding any other provision of any Loan Document, a Lender may disclose to any Lender Transferee all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document.

(g) In addition to the other rights provided in this Section 12.3, each Lender may, without notice to or consent from the Agent or Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents; provided, however, that, whether as a result of any term of any Loan Document, or of such grant or participation, (i) no such participant shall have a commitment, or be deemed to have made an offer to commit, to make advances of the Loan hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant shall be entitled to the benefit of Sections 2.7 (Capital Adequacy; Increased Costs; Illegality), 2.8 (Interest Rate Protection), and 2.9 (Libor Breakage Amount); provided, however, that in no case shall a participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any

Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii), (iv), and (v) of Section 12.2(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant would otherwise be entitled.

(h) Anything in this Section 12.3 to the contrary notwithstanding, if any Lender elects to sell or assign all or any portion of its rights and obligations hereunder (including all or a portion of its Loan Commitment and its rights and obligations with respect to the Loans) or sell participation in its rights and obligations under the Loans to a health care real estate investment trust that is a competitor of Borrower or Guarantor, Agent will notify Borrowers of the Lender’s intent to do so and Borrowers shall have ten (10) Business Days after receipt of such notice to notify Agent that either (a) it wishes to purchase the Loans at par or (b) prepay the Loans in full, including all accrued interest thereon, but without payment of any Prepayment Premium or Make Whole Breakage Amount. If Borrowers elect to purchase or prepay the Loans in full, such purchase or prepayment will be made by Borrowers within ninety (90) days following such election. If Borrowers fail to provide notice of its election to purchase or prepay or affirmatively elects not to purchase or prepay the Loans, the proposed assignment or participation shall proceed without further notice to Borrowers.

Section 12.4 Indemnities.

(a) Borrowers agree to indemnify, hold harmless and defend the Agent, each Lender, and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), any related transaction, or any securities filing of, or with respect to, any Borrower, any other Loan Party or the Projects, (ii) any commitment letter, proposal letter or term sheet with any Person and any contractual obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that Borrowers shall have no liability under this Section 12.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each Borrower (on its own behalf and on behalf of each other Loan Party) waives and agrees not to assert against any Indemnitee any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b) Without limiting the foregoing, “Indemnified Matters” includes all environmental Liabilities as set forth in Article IV whether or not, with respect to any such environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Borrower or any other Loan Party and (ii) are attributable solely to acts of such Indemnitee.

(c) Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document and all representations and warranties made in any Loan Document shall (i) survive the termination of the Loan Commitment and the payment in full of other Obligations and (ii) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

(d) In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of Borrowers (on its own behalf and on behalf of the other Loan Parties) hereby waives, releases and agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 12.5 Debtor-Creditor Relationship. The relationship between the Lenders and the Agent, on the one hand, and Borrowers, on the other hand, is solely that of debtor and creditor. No Secured Party has any fiduciary relationship or duty to any Borrower or any other Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Borrowers and any other of the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 12.6 Right of Setoff. Each of the Agent, each Lender, and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Borrowers), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness, claims or other obligations at any time owing by the Agent, such Lender, or any of their respective Affiliates to or for the credit or the account of Borrowers against any Obligation of any Borrower or any other Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Agent and each Lender agrees promptly to notify Borrowers and the Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 12.6 are in addition to any other rights and remedies (including other rights of setoff) that the Agent, the Lenders, and their Affiliates and other Secured Parties may have.

Section 12.7 Sharing of Payments, Etc. If any Lender, directly or through an affiliate or branch office thereof, obtains any payment of any Obligation of any Borrower or any other Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.7 (Capital Adequacy; Increased Costs; Illegality), 2.8 (Interest Rate Protection), and 2.9 (Libor Breakage Amount) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

Section 12.8 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Borrower or any other Loan Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from any Borrower or any other Loan Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 12.9 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrowers, Agent and Lenders with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Agent and any Lender or charged by Agent or any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State of New York and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrowers); and (b) if maturity is accelerated by reason of an election by Agent, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrowers). The terms and provisions of this Section 12.9 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State of New York, except that if at any time the laws of the United States of America permit Agent or the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State of New York (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Agent or the Lenders may contract for, take, reserve, charge or receive under the Loan Documents.

Section 12.10 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 12.11 Reimbursement of Expenses. Any action taken by any Borrower or any other Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Borrower or Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Borrower or any other Loan Party therefor except as expressly provided therein. In addition, Borrowers jointly and severally agree to pay or reimburse upon demand (a) the Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, out-of-pocket charges and disbursements of outside legal counsel to the Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the Loans by the Agent in its reasonable discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) the Agent and each Lender for all reasonable costs and expenses incurred by them or any of their Related Persons in connection with internal audit reviews, field examinations, financial investigation, and Collateral examinations, including, without limitation, any tax service company (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Agent for its examiners), (c) each of the Agent, its Related Persons, and each Lender for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Borrower or any other Loan Party, Loan Document, Obligation or related transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel), (d) costs incurred in connection with settlement of condemnation and casualty awards, premiums for title insurance and endorsements thereto, and (e) fees and costs for Uniform Commercial Code and litigation searches and background checks, and Rating Agency fees and expenses in connection with a Rating Agency Confirmation, if required.

Section 12.12 Approvals; Third Parties; Conditions. All approval rights retained or exercised by Agent with respect to Leases, contracts, plans, studies and other matters are solely to facilitate Lender’s credit underwriting, and shall not be deemed or construed as a determination that Agent or the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by Borrowers or any other Person. This Agreement is for the sole and exclusive use of Agent (and its successors and permitted assign), the Lenders (and their successors and permitted assigns and participants) and Borrowers and may not be enforced, nor relied upon, by any Person other than Agent (and its successors and permitted assigns), the Lenders (and their successors and permitted assigns and participants) and Borrowers. All conditions of the obligations of Agent or Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Agent and Lender, and their respective successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Agent or Lender, as applicable, at any time in Agent’s or Lender’s sole discretion.

Section 12.13 Agent and Lenders. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Agent or the Lenders the right or power to exercise control over the affairs or management of Borrowers, the power of Agent and Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrowers, on the one hand, and Agent and Lender, on the other hand, is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Agent and Lender, on the one hand, and Borrowers, on the other hand, or to create an equity in the Projects in Lender or Agent. Neither Agent nor Lender either undertakes or assumes any responsibility or duty to Borrowers or to any other person with respect to the Projects or the Loans, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents (a) Neither Agent nor Lender is nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrowers or its stockholders, members, or partners and neither Agent nor Lender intends to ever assume such status; (b) Neither Agent nor Lender shall in any event be liable for any Debts, expenses or losses incurred or sustained by Borrowers; and (c) neither Agent nor Lender shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrowers or their stockholders, members, or partners. Agent and Lender, on the one hand, and Borrowers, on the other hand, disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Agent and Lender, on the one hand, and Borrowers, on the other hand, or to create an equity in the Projects in Agent or Lender, or any sharing of liabilities, losses, costs or expenses.

Section 12.14 Contest of Certain Claims. Borrowers may contest the validity of Taxes or any mechanic’s or materialman’s lien asserted against any Project so long as (a) Borrowers notify Agent that they intend to contest such Taxes or liens, as applicable, (b) Borrowers provide Agent with an indemnity, bond or other security reasonably satisfactory to Agent assuring the discharge of Borrowers’ obligations for such Taxes or liens, as applicable, including interest and penalties, (c) Borrowers are diligently contesting the same by appropriate legal proceedings in good faith and at their own expense and conclude such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which any Project is scheduled to be sold for non-payment, (d) Borrowers promptly upon final determination thereof pay the amount of any such Taxes or liens, as applicable, together with all costs, interest and penalties which may be payable in connection therewith, and (e) notwithstanding the foregoing, Borrowers shall immediately upon request of Agent pay any such Taxes or liens, as applicable, notwithstanding such contest if, in the reasonable opinion of Agent, any Project or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Agent may pay over any cash deposit or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Agent, the entitlement of such claimant is established.

Section 12.15 Time of the Essence. Time is of the essence with respect to this Agreement.

Section 12.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Agent, Lender and Borrowers and the respective successors and assigns of Agent, Lender and Borrowers, provided that neither any Borrower nor any other Guarantor shall, without the prior written consent of Agent, assign any rights, duties or obligations hereunder.

Section 12.17 Renewal, Extension or Rearrangement. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loans.

Section 12.18 Waivers.

(a) No course of dealing on the part of Agent or Lender, or their respective officers, employees, consultants or agents, nor any failure or delay by Agent or Lender with respect to exercising any right, power or privilege of Agent or Lender under any of the Loan Documents, shall operate as a waiver thereof.

(b) Each Borrower hereby waives any right under the UCC or any other applicable law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and releases and excuses Agent and each Lender from any obligation under the UCC or any other applicable law to provide notice or a copy of any such filed or recorded documents.

Section 12.19 Cumulative Rights. Rights and remedies of Agent and Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 12.20 Joint and Several Liability of Borrowers.

(a) Each of Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of each of Borrowers to accept joint and several liability for the obligations of each of them.

(b) Each Borrower hereby agrees such Borrower is, and each such Borrower’s heirs, personal representatives, successors and assigns are, jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all of the Indebtedness and all other Obligations of Borrowers, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of Borrowers without preferences or distinction among them. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12.20 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12.20 shall be absolute and unconditional.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The guaranty obligations of each Borrower under the provisions of this Section 12.20 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever, including the following:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document, or any other agreement, document or instrument to which any other Borrower is or may become a party;

(ii) the absence of any action to enforce this Agreement (including this Section 12.20) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(iii) the existence, value or condition of, or failure to perfect any lien or any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(iv) the insolvency of any other Borrower;

(v) the institution of any proceeding under the Federal Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;

(vi) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code;

(vii) the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of Agent’s claim(s) for repayment of any of the Obligations; or

(viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

(e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Potential Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Agreement), notice of any action at any time taken or omitted by the Agent or any Lender under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Agent or any Lender, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 12.20, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 12.20, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 12.20 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 12.20 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Agent or any Lender. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, Agent or any Lender.

(f) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.20(j), each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12.20, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.20.

(g) If Agent or any Lender may, under applicable Law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12.20. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable Laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12.20, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lenders might otherwise be entitled but for such bidding at any such sale.

(h) The provisions of this Section 12.20 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of Borrowers as often as occasion therefor may arise and without requirement on the part of Agent or any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 12.20 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this Section 12.20 will forthwith be reinstated and in effect as though such payment had not been made.

(i) Each Borrower’s liability under this Section 12.20 shall be limited to an amount not to exceed as of any date of determination the greater of the following:

(i) the amount of the Loan allocated to the Project owned by each Borrower as set forth on Schedule 12.20 hereto (with respect to the applicable Project, the “Allocated Loan Amount”); and

(ii) the amount that could be claimed by Agent and any Lender from such Borrower under this Section 12.20 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.20(j) below.

(j) Contribution with Respect to Guaranty Obligations:

(i) To the extent that any Borrower (the “Overpaying Borrower”) incurs (i) any payment in excess of its Allocated Loan Amount, or (ii) a loss of its Collateral due to the foreclosure (or other realization by Lenders) of, or the delivery of deeds in lieu of foreclosure relating to it Collateral, and the value of such Collateral exceeded its Allocated Loan Amount (the “Overpayment Amount”), then such Overpaying Borrower shall be entitled, after indefeasible payment in full and the satisfaction of all Obligations to Lenders under this Agreement, to contribution from each of the benefited Borrowers, on a pro rata basis, for the amounts so paid, advanced or benefited, in an amount equal to the difference between the Overpayment Amount and such benefited Borrower’s then current Allocated Loan Amount. Any such contribution payments shall be made within ten (10) Business Days after demand therefor.

(ii) This Section 12.20(j) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.20(j) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.20(a) above. Nothing contained in this Section 12.20(j) shall limit the liability of any Borrower to pay all or any part of the Loan made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(iii) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(iv) The rights of the indemnifying Borrowers against other Borrowers under this Section 12.20(j) shall be exercisable only upon the full and indefeasible payment of the Obligations.

(k) The liability of Borrowers under this Section 12.20 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement, the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 12.21 Singular and Plural. Words used in this Agreement and the other Loan Documents, in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

Section 12.22 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

Section 12.23 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 12.24 Promotional Material. Subject to the prior written approval of Borrowers, which approval may be granted, withheld or conditioned in Borrower’s commercially reasonable discretion, Borrowers authorize Agent and any Lender to issue press releases, advertisements and other promotional materials in connection with Agent’s or such Lender’s own promotional and marketing activities and such materials may describe the Loan in general terms or in detail and Agent’s and such Lender’s participation therein in the Loan. All references to Agent or any Lender contained in any press release, advertisement or promotional material issued by Borrowers shall be approved in writing by Agent in advance of issuance.

Section 12.25 Survival. All of the representations, warranties, covenants, and indemnities hereunder (including environmental matters under Article IV), under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Projects to any party, whether or not an Affiliate of any Borrower.

Section 12.26 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH BORROWER, AGENT, AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROJECTS (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR AGENT AND EACH LENDER TO ENTER INTO THIS AGREEMENT.

Section 12.27 Waiver of Punitive or Consequential Damages. None of Agent, any Lender, nor any Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto. Borrowers represent and warrant to Agent and each Lender that as of the Restatement Date no Borrower nor any other Loan Party has any claims against Agent or any Lender in connection with the Loan.

Section 12.28 Governing Law. UNLESS OTHERWISE NOTED THEREIN TO THE CONTRARY, THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK’ PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT FOR THOSE PROVISIONS IN THE LOAN DOCUMENTS PERTAINING TO THE CREATION, PERFECTION OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATES WHERE THE PROJECTS ARE LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATES WHERE THE PROJECTS ARE LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 12.29 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Agent, each Lender and Borrowers and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between the Proposal Letter and this Agreement, or any of the other Loan Documents, the terms of this Agreement and the other Loan Documents, as applicable, shall control.

Section 12.30 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 12.31 Consents and Approvals. To the extent that Agent, Lenders and/or Required Lenders provide any consent or approval as provided for in this Agreement, such consent shall be limited to the specific matter approved and shall NOT be construed to (a) relieve Borrowers from compliance with all of the other terms and obligations of this Agreement, or (b) constitute a consent to any further similar action (as to which a prospective consent or approval shall be required and may not necessarily be granted), or (c) constitute a consent to any other obligation to which any Lender may be a party.

Section 12.32 Effectiveness of Facsimile Documents and Signatures. The Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all parties to the Loan Documents, as applicable. Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

Section 12.33 Venue. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS. BORROWERS AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWERS, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 12.34 Important Information Regarding Procedures for Requesting Credit. Each of the Agent and Lenders hereby notifies the Loan Parties that in order to help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each individual or business that requests credit. Accordingly, in connection with the Loans or any other request for credit, Agent and the Lenders will ask for the business name, business address, Employer Identification Number, and other information which allows them to identify each Loan Party, and may ask for other identifying documents showing existence of each Loan Party.

Section 12.35 Method of Payment. All amounts payable under this Agreement and the other Loan Documents must be paid by Borrowers in accordance with Section 2.6(c).

Payments in the form of cash, money order, third party payment, cashier’s check, a check drawn on a foreign bank or non-bank financial institution, or any form of payment other than those provided in the preceding sentence will not be accepted.

Section 12.36 Non-Public Information; Confidentiality; Disclosure. Borrowers authorize Agent and each Lender to disclose information about Borrowers and any other Loan Party that Agent or such Lender may at any time possess to any Affiliate of a Lender or Agent, whether such information was supplied by Borrowers or otherwise obtained by Agent or the Lender; provided to the extent Agent or any Lender receives material non-public information hereunder concerning Borrowers, the other Loan Parties, and their Affiliates, Agent and each Lender agrees to use such information in compliance with all relevant policies, procedures and contractual obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

Section 12.37 Post-Closing Obligations of Borrowers. Notwithstanding the fact that Borrowers have not satisfied certain of the conditions to the advance of the Additional Ten Project Loan proceeds as of the Restatement Date, Lenders have agreed to advance the proceeds of the Additional Ten Project Loan to Borrowers, subject to the satisfaction of the other conditions to funding contained herein and each of the requirements set forth in Schedule 12.37 attached hereto.

Section 12.38 Release and Waiver Regarding Special Audits. Borrowers and Lenders acknowledge that from time to time during the term of the Loan, one or more Lenders and/or Borrowers may request that GE Capital provide Borrowers and/or the Lenders (collectively, the “Recipient”) with certain internally generated reports (whether oral and/or written, the “Reports”), which Reports may include oral and/or written information, assessments, notes, memoranda and analyses prepared by employees of GE Capital for the limited purpose of preparing an audit of the progress one or more of the Projects has made with respect to a plan of correction (or similar remedial obligation of Borrowers or any Operating Tenant under any Healthcare Laws) that may be issued from time to time with respect to one or more Projects. With respect to any Reports that may be provided to the Recipient from time to time during the term of the Loan, Lenders and Borrowers hereby acknowledge and agree as follows: (a) the Reports may be prepared based on procedures that may not include all procedures deemed necessary for the Recipient’s own purposes; (b) GE Capital will not be able or willing to make any recommendations based on the Reports and GE Capital shall not in any way be deemed a consultant, agent or other representative to the Recipient in any manner; (c) the Recipient does not acquire any rights as a result of the disclosure of the Reports and its access thereto, and GE Capital assumes no duties or obligations in connection with, or as a result of, such access; (d) the Recipient is not entitled to rely on the Report; (e) the Recipient will not distribute or disclose the Reports or the information contained therein to any third party, except if compelled by legal process, and it will, to the extent permitted by applicable Law, indemnify and hold harmless GE Capital, together with its employees, officers, advisors and Affiliates from and against any and all claims, losses or expenses (including attorneys’ fees) arising as a result of GE Capital having disclosed the Reports to the Recipient; (f) the Recipient waives its right to recover from, and releases and discharges any legal action against, GE Capital with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise, including, without limitation, attorneys’ and experts’ fees and expenses, and investigation and remediation costs that may arise on account of or in any way be connected with the Report; and (g) and with respect to the Reports, GE Capital is not acting as an agent, fiduciary or representative for the Recipient, and the Recipient will (i) make its own independent investigation of the subject matter of the Reports and (ii) be solely responsible for its own review, assessments, conclusions and decisions with respect to the Loan, the Projects and the relevant Borrowers.

Section 12.39 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guaranty Agreement in respect of Swap Obligations under any Secured Hedge Agreement (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 12.39 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.39, or otherwise under the Guaranty Agreement, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 12.39 shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Hedge Agreement have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 12.39 constitute, and this Section 12.39 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 12.40 California Waivers. EXCEPT AS OTHERWISE EXPRESSLY PERMITTED IN THE NOTES, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, EACH BORROWER HEREBY EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER LAW, PURSUANT TO CALIFORNIA CIVIL CODE SECTION 2954.10 OR OTHERWISE, TO PREPAY THE NOTES, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF (I) ANY NOTE IS MADE, INCLUDING, WITHOUT LIMITATION, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY AGENT OR LENDER ON ACCOUNT OF ANY DEFAULT BY ANY BORROWER, INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE LOAN AGREEMENT, THEN EACH BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT THE PREPAYMENT PREMIUM AND THE MAKE WHOLE BREAKAGE AMOUNT, IF ANY. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, EACH BORROWER HEREBY DECLARES THAT (1) EACH OF THE FACTUAL MATTERS SET FORTH IN THIS PARAGRAPH IS TRUE AND CORRECT, (2) LENDER’S AGREEMENT TO MAKE THE LOANS EVIDENCED BY THE NOTES AT THE APPLICABLE INTEREST RATE AND FOR THE TERM SET FORTH IN THE LOAN AGREEMENT CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT, AND HAS BEEN GIVEN INDIVIDUAL WEIGHT BY EACH BORROWER, AGENT AND LENDER, (3) EACH BORROWER IS A SOPHISTICATED AND KNOWLEDGEABLE REAL ESTATE

INVESTOR WITH COMPETENT AND INDEPENDENT LEGAL COUNSEL, AND (4) EACH BORROWER FULLY UNDERSTANDS THE EFFECT OF THIS WAIVER AND AGREEMENT.

INITIALS OF                                          ON BEHALF OF EACH BORROWER:                     .

Section 12.41 Additional Waivers.

Each Borrower hereby waives, to the maximum extent permitted by California Civil Code Section 2856 and/or other applicable law, all suretyship rights and defenses which might otherwise be available to such Borrower under or pursuant to California Civil Code Sections 2787 through 2855 inclusive.

(a) Each Borrower hereby waives all rights and defenses that such Borrower may have because the Borrowers’ debt is secured by real property. This means, among other things:

(A) Agent may collect from any Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrowers;

(B) If Agent forecloses on any real property collateral pledged by the Borrowers:

(1) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(2) Agent may collect from such Borrower even if Agent, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses Borrowers may have because the Borrowers’ debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

(b) Each Borrower hereby waives all rights and defenses arising out of an election of remedies by Agent or Lender, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Borrowers’ rights of subrogation and reimbursement against Borrowers by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

Without limiting the generality of the foregoing, each Borrower hereby expressly: (a) waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any similar statutes of other states; (b) acknowledges that Section 2856 of the California Civil Code authorizes and validates waivers of a borrower’s or guarantor’s rights of subrogation and reimbursement and certain other rights and defenses available to such Borrower under California law; and (c) waives all rights of subrogation, reimbursement, indemnification and contribution and all other rights and defenses that are or may become available by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

Section 12.42 Arizona Waiver.

Without limiting the generality of the foregoing or any other provision hereof, each Borrower further expressly waives, to the extent permitted by law, (i) the benefits of any statutory or other provision limiting the liability of a surety, including without limitation, any and all rights and defenses which might otherwise be available to Borrowers under Arizona Revised Statutes Section 121641 et seq. and Rule 17(f) of the Arizona Rules of Civil Procedure; and (b) the benefits of any statutory provision limiting the right of Agent or Lender to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the Indebtedness, after any foreclosure or trustee’s sale of any security for the Indebtedness, including without limitation the benefits to Borrowers of Arizona Revised Statutes Sections 33 814 and 12 1566.

[Signatures appear on the following page.]

EXECUTED as of the date first written above.

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Ellen Ross
Name:	Ellen Ross
Its:	Duly Authorized Signatory

GE CAPITAL BANK

By:	/s/ Jeff Thomas
Name:	Jeff Thomas
Its:	Duly Authorized Signatory

BORROWERS:

CEDAR AVENUE HOLDINGS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

ENSIGN HIGHLAND LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

GRANADA INVESTMENTS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

MEADOWBROOK HEALTH ASSOCIATES LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

MOUNTAINVIEW COMMUNITYCARE LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

PLAZA HEALTH HOLDINGS LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

RILLITO HOLDINGS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

SKY HOLDINGS AZ LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

TERRACE HOLDINGS AZ LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

VALLEY HEALTH HOLDINGS LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

			By:	/s/ Gregory K. Stapley
			Name:	Gregory K. Stapley
			Title:	President

AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

By:	/s/ Ellen Ross
Name:	Ellen Ross
Its:	Duly Authorized Signatory

EXHIBIT A

Borrowers

Borrower	Project Name

1. Sky Holdings AZ LLC	Desert Sky Health and Rehabilitation Center

2. Terrace Holdings AZ LLC	Desert Terrace Healthcare Center

3. Ensign Highland LLC	Camelback Post Acute Care and Rehabilitation (formerly known as Highland Manor)

4. Valley Health Holdings LLC	North Mountain Medical and Rehabilitation Center

5. Plaza Health Holdings LLC	Park Manor Rehabilitation Center

6. Rillito Holdings LLC	Catalina Post Acute Care and Rehabilitation

7. Mountainview Communitycare LLC	Park View Post Acute facility (formerly Park View Gardens)

8. Meadowbrook Health Associates LLC	Sabino Canyon Rehabilitation and Care Center

9. Cedar Avenue Holdings LLC	Upland Rehabilitation & Care Center

10. Granada Investments LLC	Camarillo Healthcare Center

EXHIBIT B-1

The Desert Sky Project

Borrower:	Sky Holdings AZ LLC

Name of Facility:	Desert Sky Health and Rehabilitation Center and Desert Sky Assisted Living

Address of Land:	5125 North 58th Avenue, Glendale, Arizona

Operating Tenant:	Glendale Healthcare Associates LLC

Number of Licensed Beds/Units:	189 SNF beds; 103 ALF Units

Number of Parking Spaces:	118

Legal Description of Land:

THAT PORTION OF PROPERTY LYING WITHIN THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 17, TOWNSHIP 2 NORTH, RANGE 2 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT BRASS CAP FOUND AT THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 17;

THENCE NORTH ALONG THE EAST LINE OF SAID SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER DISTANCE OF 560.00 FEET TO A POINT;

THENCE WEST 30.00 FEET TO POINT ON THE WEST RIGHT OF WAY LINE OF 57TH AVENUE AS DESCRIBED IN DEED RECORDED IN DOCKET 9963, PAGE 354, MARICOPA COUNTY RECORDS;

THENCE NORTH ALONG THE WEST RIGHT OF WAY LINE OF SAID 57TH AVENUE A DISTANCE OF 259.20 FEET NORTH 250.00 FEET RECORD TO 1/2 REBAR FOUND;

THENCE DEPARTING FROM LAST SAID RIGHT OF WAY LINE NORTH 89 DEGREES 56 MINUTES 31 SECONDS WEST A DISTANCE OF 129.23 FEET (WEST 129.28 FEET, RECORD) TO 1/2 INCH REBAR FOUND;

THENCE NORTH 00 DEGREES 04 MINUTES 33 MINUTES EAST A DISTANCE OF 34.01 FEET (NORTH 34.00 FEET, RECORD) TO 1/2 INCH REBAR FOUND;

THENCE NORTH 89 DEGREES 50 MINUTES 50 SECONDS WEST A DISTANCE OF 25.00 FEET (WEST 25.00 FEET, RECORD) TO A 1/2 INCH REBAR SET, SAID REBAR BEING THE TRUE POINT OF BEGINNING;

THENCE NORTH 89 DEGREES 50 MINUTES 50 SECONDS WEST A DISTANCE OF 233.02 FEET (WEST 233.00 FEET, RECORD) TO A COTTON PICKER SPINDLE FOUND;

THENCE SOUTH 00 DEGREES 00 MINUTES 15 SECONDS WEST A DISTANCE OF 26.00 FEET (SOUTH 26.00 FEET, RECORD) TO A 1/2 INCH REBAR FOUND;

THENCE NORTH 89 DEGREES 49 MINUTES 55 SECONDS WEST A DISTANCE OF 183.01 FEET (WEST 182.98 FEET, RECORD) TO 1/2 INCH REBAR FOUND, SAID REBAR ON THE EASTERLY RIGHT OF WAY LINE OF 58TH AVENUE AS DESCRIBED IN SAID DEED RECORDED IN DOCKET 9963, PAGE 354;

THENCE NORTHERLY ALONG THE EASTERLY RIGHT OF WAY LINE OF SAID 58TH AVENUE NORTH 00 DEGREES 00 MINUTES 24 SECONDS EAST A DISTANCE OF 442.85 FEET (NORTH 442.97 FEET, RECORD) TO 1/2 INCH REBAR SET;

THENCE NORTH 45 DEGREES 03 MINUTES 28 SECONDS EAST A DISTANCE OF 28.26 FEET (NORTH 45 DEGREES 03 MINUTES 11 SECONDS EAST 28.28 FEET RECORD) TO A 1/2 INCH REBAR SET, SAID REBAR BEING ON THE SOUTHERLY RIGHT OF WAY LINE OF COLTER AVENUE AS DESCRIBED IN LAST SAID DEED;

THENCE EASTERLY ALONG THE SOUTHERLY RIGHT OF WAY LINE OF SAID COLTER AVENUE SOUTH 89 DEGREES 53 MINUTES 27 SECONDS EAST A DISTANCE OF 530.16 FEET (EAST 530.26 FEET, RECORD) TO 1/2 INCH REBAR SET;

THENCE SOUTH 44 DEGREES 58 MINUTES 44 SECONDS EAST DISTANCE OF 28.31 FEET (SOUTH 44 DEGREES 56 MINUTES 49 SECONDS EAST 28.28 FEET, RECORD) TO A 1/2 INCH REBAR SET, SAID REBAR BEING ON SAID WEST RIGHT OF WAY LINE OF 57TH AVENUE;

THENCE SOUTH ALONG SAID RIGHT OF WAY LINE OF 57TH AVENUE, A DISTANCE OF 223.64 FEET (SOUTH 223.69 FEET, RECORD) TO 1/2 INCH REBAR SET;

THENCE DEPARTING FROM LAST SAID RIGHT OF WAY NORTH 89 DEGREES 55 MINUTES 17 SECONDS WEST DISTANCE OF 154.28 FEET (WEST 154.28 FEET, RECORD) TO 1/2 INCH REBAR SET;

THENCE SOUTH 00 DEGREES 01 MINUTES 40 SECONDS EAST A DISTANCE OF 193.50 FEET (SOUTH 193.50 FEET, RECORD) TO THE TRUE POINT OF BEGINNING.

EXHIBIT B-2

The Desert Terrace Project

Borrower:	Terrace Holdings AZ LLC

Name of Facility:	Desert Terrace Healthcare Center

Address of Land:	2509 North 24th Street, Phoenix, Arizona

Operating Tenant:	24th Street Healthcare Associates LLC

Number of Licensed Beds/Units:	108 beds

Number of Parking Spaces:	51

Legal Description of Land:

PARCEL 1:

THE NORTH 25 FEET OF THE FOLLOWING DESCRIBED PROPERTY:

BEGINNING AT THE WEST QUARTER CORNER OF SECTION 35, TOWNSHIP 2 NORTH, RANGE 3 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA;

THENCE NORTH 660.55 FEET TO POINT IN THE CENTER LINE OF SHERIDAN STREET;

THENCE EAST ALONG THE CENTER LINE OF SHERIDAN STREET 329.91 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 180 FEET;

THENCE EAST 125 FEET;

THENCE SOUTH 180 FEET;

THENCE WEST 125 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 2:

THAT PART OF THE WEST HALF OF THE NORTHWEST QUARTER OF SECTION 35, TOWNSHIP 2 NORTH, RANGE 3 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE WEST QUARTER CORNER OF SAID SECTION 35 AND RUNNING THENCE NORTH 660.55 FEET TO A POINT IN THE CENTER LINE OF SHERIDAN STREET;

THENCE EAST ALONG THE CENTER LINE OF SHERIDAN STREET 329.9l FEET;

THENCE NORTH 180 FEET TO POINT BEING THE TRUE POINT OF BEGINNING;

THENCE NORTH 150.85 FEET TO THE CENTER LINE OF YALE STREET;

THENCE EAST ALONG THE CENTER LINE OF YALE STREET 33.96 FEET TO A POINT ON THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE GRAND CANAL;

THENCE SOUTHEASTERLY ALONG SAID RIGHT OF WAY LINE TO A POINT ON THE SAID SOUTHWESTERLY RIGHT OF WAY LINE OF THE GRAND CANAL WHICH IS DIRECTLY NORTH OF THAT POINT WHICH IS 125 FEET EAST OF THE TRUE POINT OF BEGINNING; (SAID POINT ON THE SAID SOUTHWESTERLY RIGHT OF WAY LINE OF THE GRAND CANAL BEING 42 FEET, MORE OR LESS, NORTH OF THAT POINT WHICH IS 125 FEET EAST OF THE TRUE POINT OF BEGINNING);

THENCE SOUTH 42 FEET MORE OR LESS, TO A POINT WHICH IS 125 FEET EAST OF THE TRUE POINT OF BEGINNING;

THENCE WEST TO THE TRUE POINT OF BEGINNING.

EXCEPT THE NORTH 30 FEET THEREOF, LYING IN YALE STREET.

PARCEL 3:

THAT PART OF THE WEST HALF OF THE NORTHWEST QUARTER OF SECTION 35, TOWNSHIP 2 NORTH, RANGE 3 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE WEST QUARTER CORNER OF SAID SECTION;

RUNNING THENCE NORTH 0 DEGREES 0 MINUTES 30 SECONDS EAST ALONG THE WEST LINE OF SAID SECTION, A DISTANCE OF 660.55 FEET TO THE TRUE POINT OF BEGINNING;

THENCE EAST 329.91 FEET TO A POINT;

THENCE NORTH 0 DEGREES 0 MINUTES 30 SECONDS EAST 330.85 FEET;

THENCE WEST 329.91 FEET TO THE WEST LINE OF THE NORTHWEST QUARTER OF SAID SECTION;

THENCE SOUTH 0 DEGREES 0 MINUTES 30 SECONDS WEST ALONG THE WEST LINE OF SAID SECTION 330.85 FEET TO THE POINT OF BEGINNING;

EXCEPT THE SOUTH 130 FEET;

EXCEPT THE WEST 40 FEET, LYING IN 24TH STREET; AND

EXCEPT THE NORTH 30 FEET, LYING IN YALE STREET; AND

EXCEPT ANY PORTION OF THE FOLLOWING DESCRIBED PARCEL WHICH MAY LIE IN THE AFORESAID PARCELS 2 AND 3 AND AS QUIT CLAIMED TO THE CITY OF PHOENIX IN DEED RECORDED IN DOCKET 7231, PAGE 31, RECORDS OF MARICOPA COUNTY RECORDER;

THAT PART OF A CIRCULAR PARCEL OF LAND IN SAID NORTHWEST QUARTER OF SECTION 35, TOWNSHIP 2 NORTH, RANGE 3 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, SAID PARCEL HAVING A RADIUS OF 37 FEET, THE CENTER OF WHICH IS A POINT ON THE NORTH LINE OF THE SOUTH 991.40 FEET OF SAID NORTHWEST QUARTER WHICH BEARS WESTERLY A DISTANCE OF 37 FEET FROM THE INTERSECTION OF SAID NORTH LINE WITH A LINE WHICH IS PARALLEL WITH AND 5 FEET SOUTHWESTERLY FROM, AS MEASURED AT RIGHT ANGLES, TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF THE GRAND CANAL (AS SAID RIGHT OF WAY LINE IS LOCATED BY PARCEL NO. 2 IN THE INSTRUMENT RECORDED DECEMBER 13, 1967, IN DOCKET 6877, PAGE 327, RECORDS OF MARICOPA COUNTY RECORDER), LYING WITHIN THE PARCEL OF LAND AS FOLLOWS:

THE SOUTH 961.40 FEET OF THE NORTHWEST QUARTER OF SAID SECTION 35.

EXHIBIT B-3

The Camelback Project

Borrower:	Ensign Highland LLC

Name of Facility:	Camelback Post Acute Care and Rehabilitation (formerly known as Highland Manor)

Address of Land:	4635 North 14th Street, Phoenix, Arizona

Operating Tenant:	Highland Healthcare LLC

Number of Licensed Beds/Units:	107 beds

Number of Parking Spaces:	32

Legal Description of Land:

THE WEST HALF OF LOT 18, LINCOLN PLACE, SUBDIVISION RECORDED IN BOOK 3 OF MAPS PAGE 65, RECORDS OF MARICOPA COUNTY, ARIZONA;

EXCEPT THE SOUTH HALF THEREOF; AND

EXCEPT THE EAST 126 FEET OF THE NORTH HALF OF THE WEST HALF OF SAID LOT 18; AND

EXCEPT THE WEST 30 FEET OF SAID WEST HALF OF LOT 18.

EXHIBIT B-4

The NMMRC Project

Borrower:	Valley Health Holdings LLC

Name of Facility:	North Mountain Medical and Rehabilitation Center

Address of Land:	9155 N. 3rd Street, Phoenix, Arizona

Operating Tenant:	Radiant Hills Health Associates LLC

Number of Licensed Beds/Units:	155

Number of Parking Spaces:	101

Legal Description of Land:

PARCEL NO. 1:

THAT PART OF GLOBA REPLAT, ACCORDING TO BOOK 303 OF MAPS, PAGE 48, RECORDS OF MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID GLOBA REPLAT;

THENCE SOUTH 00 DEGREES 02 MINUTES 01 SECONDS WEST ALONG THE WEST LINE OF SAID GLOBA REPLAT, 41.69 FEET;

THENCE SOUTH 89 DEGREES 57 MINUTES 59 SECONDS EAST, 30.00 FEET TO POINT OF TANGENCY;

THENCE SOUTH 00 DEGREES 02 MINUTES 01 SECONDS WEST, 426.21 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 89 DEGREES 23 MINUTES 02 SECONDS EAST, 259.74 FEET TO A POINT ON A NON-TANGENT CURVE WHOSE RADIUS POINT LIES SOUTH 73 DEGREES 22 MINUTES 57 SECONDS EAST, 45.00 FEET;

THENCE SOUTHEASTERLY 57.22 FEET ALONG THE ARC OF A 45.00 FOOT RADIUS CURVE WHICH HAS A CENTRAL ANGLE OF 72 DEGREES 51 MINUTES 00 SECONDS TO A POINT OF NON-TANGENCY;

THENCE SOUTH 00 DEGREES 01 MINUTES 28 SECONDS WEST, 11.49 FEET;

THENCE SOUTH 89 DEGREES 23 MINUTES 02 SECONDS WEST, 5.00 FEET;

THENCE SOUTH 00 DEGREES 02 MINUTES 40 SECONDS WEST, 43.91 FEET;

THENCE NORTH 89 DEGREES 57 MINUTES 21 SECONDS WEST, 8.29 FEET;

THENCE SOUTH 00 DEGREES 37 MINUTES 03 SECONDS EAST, 17.57 FEET;

THENCE SOUTH 89 DEGREES 57 MINUTES 21 SECONDS EAST, 10.00 FEET;

THENCE SOUTH 00 DEGREES 37 MINUTES 03 SECONDS EAST, 31.30 FEET;

THENCE NORTH 89 DEGREES 28 MINUTES 34 SECONDS EAST, 12.53 FEET;

THENCE SOUTH 00 DEGREES 31 MINUTES 02 SECONDS EAST, 56.75 FEET;

THENCE SOUTH 45 DEGREES 35 MINUTES 10 SECONDS EAST, 101.33 FEET;

THENCE SOUTH 00 DEGREES 04 MINUTES 11 SECONDS WEST, 48.93 FEET;

THENCE SOUTH 89 DEGREES 24 MINUTES 49 SECONDS WEST, 300.07 FEET;

THENCE NORTH 00 DEGREES 06 MINUTES 16 SECONDS EAST, 97.93 FEET;

THENCE SOUTH 89 DEGREES 24 MINUTES 16 SECONDS WEST, 60.66 FEET;

THENCE NORTH 00 DEGREES 02 MINUTES 01 SECONDS EAST, 234.05 FEET TO THE POINT OF BEGINNING.

PARCEL NO. 2:

EASEMENT RIGHTS CONTAINED IN THAT CERTAIN DECLARATION OF MUTUAL COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS, AND REVOCATION OF PRIOR EASEMENTS RIGHTS RECORDED IN THE OFFICIAL RECORDS OF MARICOPA COUNTY, ARIZONA RECORDER OF AUGUST 4, 2004 AS INSTRUMENT NO. 2004-0905986.

EXHIBIT B-5

The Park Manor Project

Borrower:	Plaza Health Holdings LLC

Name of Facility:	Park Manor Rehabilitation Center

Address of Land:	1710 Plaza Way, Walla Walla, Washington

Operating Tenant:	Manor Park Healthcare LLC

Number of Licensed Beds/Units:	79

Legal Description of Land:

The land referred to herein is situated in the State of Washington, County of Walla Walla and is described as follows:

PARCEL A:

Beginning at point In the East line of Section 31 in Township 7 North, Range 36 East of the Willamette Meridian, which point is 600 feet South, measured along said East line from the Northeast corner of said Section; and running thence due West 360 feet; thence South 160 feet; thence East 380 Feet more or less to a point in the East line of said Section; thence North, along said East line, 160 feet more or less to THE POINT OF BEGINNING.

EXCEPTING THEREFROM, the county Road known as Plaza Way along the East side of said premises.

PARCEL B:

Beginning at a point in the East line of Section 31 In Township 7 North, of Range 36 East of the Willamette Meridian, which point is 600 feet South, measured along said East from the Northeast corner of said Section; thence due West 360 feet to THE TRUE POINT OF BEGINNING of the property herein described. From said TRUE POINT OF BEGINNING continue due West 240 feet; thence South 160 feet; thence East 240 feet; then North 160 feet to THE TRUE POINT OF BEGINNING.

PARCEL C:

Beginning at the point of intersection of the East line of Section 31 in Township 7 North, Range 36 East of the Willamette Meridian, with the North line of THE VILLAGE, a Planned Unit Development, according to the Official Plat thereof recorded in Volume H of Plats at Page 2, records of Walla Walla County; then West along the North line of THE VILLAGE, a distance of 600 feet to THE TRUE POINT OF BEGINNING; thence continue West 136 feet to the center line of Fairway Drive; thence North along the center line of Fairway Drive as extended, a distance of 160 feet; thence due East 136 feet more or less to a point due North of the said TRUE POINT OF BEGINNING; thence South 160 feet to the said TRUE POINT OF BEGINNING.

Situated in the City and County of Walla Walla, State of Washington.

PARCEL D:

Lots 1 through 4 of THE VILLAGE, according to the Official Plat thereof recorded in Volume H of Plats at Page 2, records of Walla Walla County.

Parcels A through D also described in Alta Survey as Metes and Bounds as follows:

Parcel of land located within the Northeast one-quarter of Section 31, Township 7 North Range 36 East of the Willamette Meridian, Walla Walla County, Washington. Said parcel is more particularly described as:

Commencing at the centerline right of way intersection of Plaza Way and Village Way, marked by a 3  1⁄2” brass cap in a monument box; thence South 88° 51’ 10” West, along said centerline of Village Way, a distance of 29.82 feet; thence North 01° 08’ 50” West, a distance of 25.00 feet, to the North right of way line of said Village way and the Southeast corner of Lot 1 of the Village Planned Unit Development, filed for record March 23, 1970 in Volume H, Page 2, Walla Walla County Records, THE TRUE POINT OF BEGINNING for this description; thence South 88° 51’ 10” West, a distance of 295.70 feet, along said North right of way line to the Southwest corner of said Lot 4 of said The Village; thence North 01° 03’ 20” West, along the West line of said Lot 4, a distance of 120.65 feet to the Northwest corner of said Lot 4; thence South 88° 05’ 18” West, along the North line of said The Village, a distance of 384.14 feet to the Northwest corner of Lot 9 of said The Village; thence South 87° 28’ 03” West, along the North right of way line of Fairway Drive, a distance of 24.95 feet to the centerline of said Fairway Drive; thence North 01° 03’ 48” West, leaving said right of way of Fairway Drive, a distance of 159.76 feet; thence North 88° 06’ 13” East, a distance of 139.66 feet to a Southeast corner of Lot 2 of Volume 4 of Short Plats, Page 162, filed for record, December 22nd, 2004, Walla Walla County records, thence North 00° 58’ 47” West, a distance of 3.78 feet to the South line of a public alley described in Quit Claim Deed Volume 290, Page 486, Auditor’s File 415334, Walla Walla County records; thence North 88° 25’ 42” East, along said South line, a distance of 566.70 feet to the West right of way line of said Plaza Way; thence South 00° 44’ 29” East, along said West right of way line 284.49 feet to THE POINT OF BEGINNING of this description.

Situated in the City and County of Walla Walla, state of Washington.

EXCEPTING THEREFROM, the following described tract to wit:

All that certain real property situated in the City of Walla Walla, County of Walla Walla, State of Washington, being described as follows:

A portion of the Northeast Quarter of the Northeast Quarter of Section 31, Township 7 North, Range 36 East of the Willamette Meridian, and being more particularly described as follows: Beginning at the Northeast corner of Section 31, Township 7 North, Range 36 East of the Willamette Meridian; thence along the East line of the Northeast Quarter of said Section 31,

South 01°03’26” East 760.26 feet to the Easterly prolongation of the North line of the Village Planned Unit Development, recorded in Volume H of the Walla Walla County Book of Plats, at Page 2; thence along said North line, and Easterly prolongation thereof, South 88°05’31” West 600.07 feet; thence North 01°03’24” West 160.00 feet; thence South 88°05’31” West 39.66 feet to THE TRUE POINT OF BEGINNING of this description; thence continuing South 88°05’31” West 100.01 feet; thence South 01°03’07” East 160.00 feet to the said North line of the Village Planned Unit Development; thence along said North line, North 88°05’31” East 100.01 feet; thence North 01°03’07” West 160.00 feet to the said TRUE POINT OF BEGINNING for this description

EXHIBIT B-6

The Catalina Project

Borrower:	Rillito Holdings LLC

Name of Facility:	Catalina Post Acute Care and Rehabilitation

Address of Land:	2611 N. Warren Avenue, Tucson, Arizona

Operating Tenant:	Presidio Health Associates LLC

Number of Licensed Beds/Units:	102

Legal Description of Land:

LOTS 2, 3, 4 AND 7 IN BLOCK 6 OF AMENDED SAMOS SUBDIVISION, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF PIMA COUNTY, ARIZONA IN BOOK 5 OF MAPS AND PLATS AT PAGE 41, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID LOT 7, SAID POINT BEING THE “POINT OF BEGINNING”; THENCE N 89° 57’ 00” E, ALONG THE NORTH BOUNDARY LINE OF SAID LOTS 7 AND 2, A DISTANCE OF 381.21 FEET TO THE NORTHEAST CORNER OF SAID LOT 2;

THENCE S 00° 43’ 44” W, ALONG THE EAST BOUNDARY LINE OF SAID LOTS 2, 3 AND 4, A DISTANCE OF 409.64 FEET TO THE SOUTHEAST CORNER OF SAID LOT 4;

THENCE S 89° 25’ 45” W, ALONG THE SOUTH BOUNDARY LINE OF SAID LOT 4, A DISTANCE OF 172.03 FEET TO THE SOUTHWEST CORNER OF LOT 4;

THENCE N 00° 43’ 44” E, ALONG THE WEST BOUNDARY LINES OF SAID LOTS 4 AND 3, A DISTANCE OF 261.19 FEET TO THE NORTHWEST CORNER OF SAID LOT 3;

THENCE S 89° 57’ 00” W, ALONG THE SOUTH BOUNDARY LINE OF SAID LOT 7, A DISTANCE OF 214.49 FEET TO THE SOUTHWEST CORNER OF SAID LOT 7;

THENCE N 02° 42’ 19” E, ALONG THE WEST BOUNDARY LINE OF SAID LOT 7, A DISTANCE OF 150.17 FEET TO THE “POINT OF BEGINNING.”

EXHIBIT B-7

The Park View Project

Borrower:	Mountainview Communitycare LLC

Name of Facility:	Park View Post Acute facility (formerly Park View Gardens)

Address of Land:	3751 Montgomery Drive, Santa Rosa, California

Operating Tenant:	Ensign Montgomery LLC

Number of Licensed Beds/Units:	116

Legal Description of Land:

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SONOMA, CITY OF SANTA ROSA AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEING PORTION OF THE LANDS CONVEYED TO WALTER B. RATHKE, ET UX, BY DEED DATED JUNE 23, 1966 AND RECORDED JUNE 30, 1966 IN BOOK 2218, PAGE 168, OFFICIAL RECORDS, SONOMA COUNTY, AS RECORDER’S SERIAL NO. K-3705, AND LYING WITHIN A PORTION OF LOT 35 AS SHOWN ON THE MAP ENTITLED “MCDONALD RANCH SUBDIVISION”, FILED IN THE OFFICE OF THE COUNTY RECORDER, COUNTY OF SONOMA, CALIFORNIA ON OCTOBER 11, 1912 IN BOOK 29 OF MAPS, PAGE 5, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST NORTHERLY CORNER OF THE ABOVE MENTIONED LANDS OF RATHKE; THENCE SOUTH 34° 18’ 30” EAST ALONG THE NORTHEASTERLY LINE OF THE SAID RATHKE LANDS 215.00 FEET TO A 1/2 INCH IRON PIPE; THENCE SOUTH 2° 56’ 10” EAST CONTINUING ALONG SAID NORTHEASTERLY LINE 96.04 FEET TO A 1/2 INCH PIPE; THENCE SOUTH 55° 41’ 30” WEST CONTINUING ALONG SAID NORTHEASTERLY LINE 75.92 FEET TO THE TRUE POINT OF BEGINNING OF THE HEREIN DESCRIBED PROPERTY; THENCE RETURNING ALONG SAID NORTHEASTERLY LINE THE FOLLOWING COURSES AND DISTANCES; NORTH 55° 41’ 30” EAST 75.92 FEET; THENCE NORTH 2° 56’ 10” WEST, 96.04 FEET; THENCE NORTH 34° 18’ 30” WEST 215 FEET TO AN IRON PIPE; THENCE SOUTH 55° 41’ 30” WEST ALONG THE NORTHWESTERLY LINE OF THE SAID RATHKE LANDS 205.00 FEET; THENCE CONTINUING ALONG SAID NORTHWESTERLY LINE SOUTH 34° 18’ 30” EAST 7.32 FEET; THENCE CONTINUING ALONG SAID NORTHWESTERLY LINE SOUTH 50° 10’ WEST 136.08 FEET TO THE SOUTHWESTERLY LINE OF THE ABOVE MENTIONED LOT 35; THENCE SOUTH 37° 18’ EAST ALONG THE SAID SOUTHWESTERLY LINE OF LOT 35 TO POINT WHICH BEARS NORTH 37° 18’ WEST 363.71 FEET FROM THE MOST SOUTHEASTERLY

CORNER OF THE LANDS CONVEYED TO IRENE SPALLETA BY INSTRUMENT RECORDED IN BOOK 781, PAGE 316, OFFICIAL RECORDS, SONOMA COUNTY, AND AS SHOWN ON THE RECORD OF SURVEY RECORDED IN BOOK 60 OF MAPS, PAGE 41, SONOMA COUNTY RECORDS; THENCE NORTH 52° 42’ EAST 65.40 FEET; THENCE NORTHEASTERLY IN A STRAIGHT LINE TO THE POINT OF BEGINNING.

ALSO BEING PARCEL A AS SHOWN ON THAT CERTAIN CITY OF SANTA ROSA PARCEL MAP NO. 4, MARCH 27, 1968 IN BOOK 109 OF MAPS AT PAGE 6, SONOMA COUNTY RECORDS.

PARCEL TWO:

BEGINNING AT AN EXISTING IRON PIPE MARKING THE INTERSECTION OF THE COURSES NORTH 55° 41’ 30” EAST 155.00 FEET AND NORTH 2° 56’ 10” WEST 96.04 FEET AS DESCRIBED IN PARCEL ONE OF THE DEED CONVEYED BY M.C.B.H. INC. TO WALTER B. RATHKE, ET UX, BY DEED RECORDED JUNE 30, 1966 IN BOOK 2218 OFFICIAL RECORDS, PAGE 168, SONOMA COUNTY RECORDS; RUNNING THENCE FROM SAID POINT OF BEGINNING SOUTH 34° 18’ 30” EAST 24 FEET; THENCE SOUTH 55° 41’ 30” WEST 74.61 FEET TO A POINT IN THE NORTHEASTERLY LINE OF PARCEL TWO; AS CONVEYED TO RATHKE DESCRIBED HEREINABOVE; RUNNING THENCE ALONG SAID LINE NORTH 37° 18’ WEST 24.03 FEET TO A POINT IN THE SOUTHEASTERLY LINE OF PARCEL ONE AS DESCRIBED HEREINABOVE; RUNNING THENCE ALONG SAID LINE NORTH 55° 41’ 30” EAST 75.92 FEET TO THE POINT OF BEGINNING

PARCEL THREE:

BEGINNING AT A POINT WHICH BEARS SOUTH 55° 41’ 30” WEST 75.92 FEET FROM AN EXISTING IRON PIPE MARKING THE INTERSECTION OF THE COURSES NORTH 55° 41’ 30” EAST 155.00 FEET AND NORTH 2° 56’ 10” WEST 96.04 FEET AS DESCRIBED IN PARCEL ONE OF THE DEED CONVEYED BY M.C.B.H. INC. TO WALTER B. RATHKE, ET UX, BY DEED RECORDED JUNE 30, 1966 IN BOOK 2218 OFFICIAL RECORDS AT PAGE 168 SONOMA COUNTY RECORDS; RUNNING THENCE FROM SAID POINT OF BEGINNING SOUTH 52° 51’ WEST ALONG THE SOUTHEASTERLY LINE OF THE LANDS CONVEYED TO EMIL DAMIA BY DEED RECORDED DECEMBER 22, 1967 IN BOOK 2306, PAGE 442, OFFICIAL RECORDS, SONOMA COUNTY, 97.32 FEET TO POINT IN THE NORTHEASTERLY LINE OF A 30 FOOT ROAD AND UTILITIES RIGHT OF WAY AS DESCRIBED IN THE DEED FROM M.C.B.H. INC. TO HINKLE ENTERPRISES, INC. BY DEED RECORDED SEPTEMBER 29, 1965 IN BOOK 2158 OFFICIAL RECORDS, PAGE 927, SONOMA COUNTY; RUNNING THENCE ALONG SAID RIGHT OF WAY LINE SOUTH 37° 18’ EAST 24 FEET; THENCE LEAVING SAID LINE NORTH 52° 51’ EAST 96.66 FEET AND NORTH 55° 41’ 30” EAST 0.65 FEET TO A POINT IN THE NORTHEASTERLY LINE OF PARCEL TWO AS CONVEYED TO RATHKE AS DESCRIBED HEREINABOVE; RUNNING THENCE ALONG SAID LINE NORTH 37° 18’ WEST 24.03 FEET TO THE POINT OF BEGINNING.

PARCEL FOUR

A NON-EXCLUSIVE EASEMENT FOR ROAD, UTILITY AND INCIDENTAL PURPOSES OVER, UNDER AND ACROSS STRIP OF LAND 30 FEET IN WIDTH FOR THE BENEFIT OF AND AS APPURTENANT TO PARCEL ONE ABOVE, WHICH EASEMENT SHALL INSURE TO THE BENEFIT OF AND MAY BE USED, WITHOUT LIMITATION BY ALL PERSONS WHO MAY BECOME THE OWNERS OF PARCEL ONE, OR ANY PART OR PORTIONS, THEREOF, SAID 30 FOOT STRIP BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST SOUTHERLY CORNER OF PARCEL ONE ABOVE, THENCE NORTH 52° 42’ EAST 66.40 FEET TO THE TRUE POINT OF BEGINNING OF THE HEREIN DESCRIBED STRIP; THENCE SOUTH 37° 18’ EAST 355.71 FEET TO THE NORTHWESTERLY LINE OF THAT PARCEL OF LAND CONVEYED TO THE CITY OF SANTA ROSA BY DEED DATED NOVEMBER 14, 1961 AND RECORDED NOVEMBER 21, 1961 IN BOOK 1858, PAGE 125, OFFICIAL RECORDS SONOMA COUNTY, AS RECORDER’S SERIAL NO. G-71984; THENCE NORTHEASTERLY ALONG SAID NORTHWESTERLY LINE OF THE CITY PARCEL 30 FEET; THENCE NORTH 37° 18’ WEST TO THE SOUTHEASTERLY LINE OF PARCEL ONE ABOVE; THENCE SOUTHWESTERLY ALONG SAID SOUTHEASTERLY LINE OF PARCEL ONE TO THE POINT OF BEGINNING.

ALSO DESCRIBED AS:

BEING A PORTION OF THE LANDS CONVEYED TO WALTER B. RATHKE, ET UX, BY DEED DATED JUNE 23, 1966 AND RECORDED JUNE 30, 1966 IN BOOK 2218, PAGE 168, OFFICIAL RECORDS, SONOMA COUNTY, AS RECORDER’S SERIAL NO. K-3705, AND LYING WITHIN PORTION OF LOT 35 AS SHOWN ON THE MAP ENTITLED MCDONALD RANCH SUBDIVISION, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SONOMA COUNTY, CALIFORNIA ON OCTOBER 11, 1912, IN BOOK 29 OF MAPS, PAGE 5, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF THE ABOVE MENTIONED LANDS OF RATHKE; THENCE, ALONG THE NORTHWESTERLY LINE OF SAID LANDS OF RATHKE SOUTH 55° 41’ 30” WEST 45.00 FEET TO 3/4 INCH IRON PIPE SET; TAGGED LS 4760; THENCE CONTINUING ALONG SAID NORTHWESTERLY LINE, SOUTH 55° 41’ 30” WEST 160.00 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE SOUTH 34° 18’ 30” EAST 6.39 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE CONTINUING ALONG SAID NORTHWESTERLY LINE, SOUTH 51° 00’ 00” WEST 128.96 FEET TO A NAIL AND BRASS WASHER SET, TAGGED LS 4760; THENCE, ALONG THE SOUTHWESTERLY LINE OF SAID LOT 35 SOUTH, 37° 18’ 00” EAST 290.17 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE, LEAVING SAID SOUTHWESTERLY LINE, NORTH 52° 42’ 00” EAST 65.40 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE NORTH 52° 51’ 00” EAST, 30.00

FEET TO A NAIL AND BRASS WASHER SET, TAGGED LS 4760; THENCE SOUTH 37° 18’ 00” EAST 24.00 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE NORTH 52° 51’ 00” EAST 96.66 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE NORTH 55° 41’ 30” EAST 75.32 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE NORTH 34° 18’ 30” WEST 24.00 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE, NORTH 2° 56’ 10” WEST 96.04 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE, NORTH 34° 18’ 30” WEST 170.00 FEET TO A 3/4 INCH IRON PIPE SET, TAGGED LS 4760; THENCE, CONTINUING NORTH 34° 18’ 30” WEST 45.00 FEET TO THE POINT OF BEGINNING OF THE HEREINABOVE DESCRIBED PARCEL OF LAND.

APN 013-024-020

EXHIBIT B-8

The Sabino Project

Borrower:	Meadowbrook Health Associates LLC

Name of Facility:	Sabino Canyon Rehabilitation and Care Center

Address of Land:	5830 E. Pima, Tucson, Arizona

Operating Tenant:	Ensign Sabino LLC

Number of Licensed Beds/Units:	112

Legal Description of Land:

Lots 7, 8 and 9 in Block 16 of Mountain View Acre Farms, a subdivision of Pima County, Arizona, according to the map or plat of record in the office of the County Recorder, recorded in Book 4 of Maps and Plats at page 22, records of Pima County, Arizona:

EXCEPT the South 12 feet of Lots 7, 8 and 9;

AND EXCEPT the North 10 feet of Lot 7;

AND EXCEPT the North 15 feet of Lots 8 and 9;

AND FURTHER EXCEPT that portion conveyed to the City of Tucson, a municipal corporation by Deed recorded in Docket 8624 at page 735.

EXHIBIT B-9

The Upland Project

Borrower:	Cedar Avenue Holdings LLC

Name of Facility:	Upland Rehabilitation and Care Center

Address of Land:	1221 East Arrow Highway, Upland, California

Operating Tenant:	Upland Community Care, Inc.

Number of Licensed Beds/Units:	206

Legal Description of Land:

PARCEL NO. 1:

ALL THAT PORTION OF LOTS 573 AND 574, ACCORDING TO THE MAP OF ONTARIO, IN THE CITY OF UPLAND, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 11 PAGE 6 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE SOUTH LINE OF SAID LOT 573, WHICH IS 383.00 FEET EAST OF THE CENTER LINE OF ELEVENTH AVENUE, 66.00 FEET WIDE, AS SHOWN ON MAP OF RECORD OF SURVEY, RECORDED IN BOOK 17 PAGE 14 OF RECORDS OF SURVEY, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY;

THENCE NORTH 00° 01’ 40” WEST 11.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE CONTINUING NORTH 00° 01’ 40” WEST, 382.99 FEET TO A LINE WHICH IS PARALLEL WITH AND 233.00 FEET SOUTHEASTERLY MEASURED AT RIGHT ANGLES, TO THE CENTER LINE OF SAN BERNARDINO ROAD, AS SHOWN ON SAID MAP OF RECORD OF SURVEY;

THENCE NORTH 61° 57’ 07” EAST, 208.25 FEET (NORTH IS 61° 57’ 15” EAST, AS PER SAID RECORD OF SURVEY) ALONG SAID PARALLEL LINE TO ITS INTERSECTION WITH A LINE WHICH IS PARALLEL WITH AND 55.00 FEET SOUTHWESTERLY, MEASURED AT RIGHT ANGLES, OF THE CENTER LINE OF THE LAND DESCRIBED, IN THE EASEMENT DEED TO THE SAN BERNARDINO COUNTY FLOOD CONTROL DISTRICT, RECORDED APRIL 2, 1953 IN BOOK 3140 PAGE 71 OF OFFICIAL RECORDS;

THENCE SOUTH 26° 30’ 43” EAST ALONG SAID PARALLEL LINE TO ITS INTERSECTION WITH A LINE WHICH IS PARALLEL WITH AND 191.00 FEET NORTH OF THE SOUTH LINE OF SAID LOT 574;

THENCE WEST ALONG SAID LAST MENTIONED PARALLEL LINE TO A LINE WHICH IS PARALLEL WITH AND 433.00 FEET EAST OF SAID CENTER LINE OF ELEVENTH AVENUE;

THENCE SOUTH 180.00 FEET ALONG SAID LAST MENTIONED PARALLEL LINE;

THENCE WEST 50.00 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL NO. 2

THAT PORTION OF LOTS 573 AND 574, ACCORDING TO MAP OF ONTARIO, IN THE CITY OF UPLAND, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 11 PAGE 6, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE SOUTH LINE OF SAID LOT 573, WHICH IS 433.00 FEET EAST OF THE CENTER LINE OF ELEVENTH AVENUE, 66.00 FEET WIDE, AS SHOWN ON THE MAP OF RECORD OF SURVEY, RECORDED IN BOOK 17 PAGE 14 OF RECORD OF SURVEYS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY;

THENCE NORTH 00° 01’ 40” WEST 11.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE FROM SAID TRUE POINT OF BEGINNING, CONTINUING NORTH 00° 01’ 40” WEST 180.00 FEET PARALLEL WITH SAID CENTER LIKE OF ELEVENTH AVENUE;

THENCE EAST 283.71 FEET PARALLEL WITH THE SOUTH LINE OF SAID LOTS 573 AND 574 TO A LINE WHICH IS PARALLEL WITH AND 55.00 FEET, SOUTHWESTERLY, MEASURED AT RIGHT ANGLES, OF THE CENTER LINE OF THE PARCEL OF LAND DESCRIBED IN THE EASEMENT DEED TO THE SAN BERNARDINO COUNTY FLOOD CONTROL DISTRICT, RECORDED APRIL 2, 1953 IN BOOK 3140 PAGE 71 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY;

THENCE SOUTH 26° 30’ 43” EAST 201.15 FEET ALONG SAID PARALLEL LINE TO ITS INTERSECTION WITH A LINE THAT IS PARALLEL WITH AND 11.00 FEET NORTHERLY, MEASURED AT RIGHT ANGLES, OF THE SOUTH LINE OF SAID LOTS 573 AND 574;

THENCE WEST 373.50 FEET ALONG SAID PARALLEL LINE TO THE TRUE POINT OF BEGINNING.

EXHIBIT B-10

The Camarillo Project

Borrower:	Granada Investments LLC

Name of Facility:	Camarillo Healthcare Center

Address of Land:	205 Granada Street, Camarillo, California

Operating Tenant:	Camarillo Community Care, Inc.

Number of Licensed Beds/Units:	114

Legal Description of Land:

THAT PORTION OF LOT 5 OF SUBDIVISION 61 OF THE RANCHO EL RIO DE SANTA CLARA O’LA COLONIA AS SHOWN ON A MAP RECORDED IN BOOK 3, PAGE 12 OF MAPS, IN THE OFFICE OF THE RECORDER OF VENTURA COUNTY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY LINE OF TRACT NO. 1120, AS SHOWN ON A MAP RECORDED IN BOOK 28, PAGE 5 OF MAPS. IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DISTANT ALONG-SAID WESTERLY LINE NORTH 0° 04’ 04” EAST 234.00 FEET FROM THE NORTHWEST CORNER OF LOT 92 OF SAID TRACT NO. 1120. THENCE ALONG SAID WESTERLY LINE.

1ST: NORTH 0° 04’ EAST 239.00 FEET; THENCE AT RIGHT ANGLES.

2ND: NORTH 89° 55’ 56” WEST 300.00 FEET; THENCE AT RIGHT ANGLES.

3RD: SOUTH 0° 04’ 04” WEST 239.00 FEET TO A LINE WHICH BEARS NORTH 89° 55’ 56” WEST MEASURED AT RIGHT ANGLES TO THE WESTERLY LINE OF SAID TRACT NO. 1120 FROM SAID POINT OF BEGINNING: THENCE ALONG SAID LINE.

4TH: SOUTH 89° 55’ 56” EAST 300.00 FEET TO THE POINT OF BEGINNING,

EXCEPT A ONE-THIRD INTEREST IN OIL AND MINERAL RIGHTS AS RESERVED BY STELLA ZANKICH AND JERRY ZANKICH IN DEED RECORDED JANUARY 4, 1952 IN BOOK 1041, PAGE 490 OF OFFICIAL RECORDS.

EXHIBIT C

Intellectual Property

None.

EXHIBIT D

Form of Request for Extension

This Request for Extension (this “Request for Extension”) is made this      day of             , 20     by VALLEY HEALTH HOLDINGS LLC, SKY HOLDINGS AZ LLC, TERRACE HOLDINGS AZ LLC, ENSIGN HIGHLAND LLC, PLAZA HEALTH HOLDINGS LLC, RILLITO HOLDINGS LLC, MEADOWBROOK HEALTH ASSOCIATES LLC, MOUNTAINVIEW COMMUNITYCARE LLC, CEDAR AVENUE HOLDINGS LLC, GRANADA INVESTMENTS LLC, each a Nevada limited liability company (each, a “Borrower” and collectively, the “Borrowers”).

1. This Request for Extension is given in connection with Section 2.15 of that certain Fifth Amended and Restated Loan Agreement dated as of May 30, 2014 (as amended, restated, modified, supplemented and extended from time to time, the “Loan Agreement”), by and among the Borrowers, the lenders from time to time party thereto (the “Lenders”), and General Electric Capital Corporation, a Delaware corporation (in its capacity as agent for the Lenders, together with its successors, “Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement.

2. The Borrowers (a) hereby request that the Maturity Date be extended until [            ], 20[    ] (the “New Maturity Date”), and (b) certify that (i) the New Maturity Date is not more than one year after the Maturity Date as set forth in the Loan Agreement (the “Current Maturity Date”), (ii) there has been no other extension of the Maturity Date during the term of the Loan Agreement, and (iii) the date of this Request for Extension is not less than sixty (60) days or more than six (6) months prior to the Current Maturity Date.

3. Borrowers hereby certify to Administrative Agent that:

a. There does not exist, as of this date, and there will not exist after giving effect to the extension of the Maturity Date requested hereunder, any Default or Event of Default under the Loan Agreement and no Material Adverse Change has occurred;

b. Concurrently, or prior to the delivery of this Request for Extension, the Borrowers have delivered to the Administrative Agent true, correct and complete copies of duly adopted resolutions of each Borrower authorizing each respective Borrower to extend the Maturity Date; and

c. The representations and warranties contained in the Loan Agreement and the other Loan Documents are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects, in each case on and as of the Extension Effective Date as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

4. The extension of the Maturity Date requested hereunder shall be effective on the date all of the following conditions are satisfied (the “Extension Effective Date”):

a. Receipt by the Agent of the Agent’s reasonable costs and expenses in connection with this Request for Extension and all matters related hereto;

b. Receipt by the Lenders of a fee (to be shared among the Lenders based upon their pro rata share of the Loan) from the Borrowers equal to one-quarter percent (0.25%) of the outstanding principal balance of the Loan; and

c. A counterpart of this Request for Extension executed by the Agent and Guarantor.

5. This Request for Extension constitutes a Loan Document. The Loan Agreement shall hereafter be deemed amended and modified as necessary to incorporate the New Maturity Date. The parties hereto agree that upon the Extension Effective Date, the New Maturity Date shall be the “Maturity Date” as defined in the Loan Agreement and shall be deemed to be an extension of the Maturity Date for purposes of Section 2.15 of the Loan Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have signed this Request for Extension as of the             day of             , 20    .

BORROWERS:

CEDAR AVENUE HOLDINGS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

ENSIGN HIGHLAND LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

GRANADA INVESTMENTS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

MEADOWBROOK HEALTH ASSOCIATES LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

MOUNTAINVIEW COMMUNITYCARE LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

PLAZA HEALTH HOLDINGS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

RILLITO HOLDINGS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

SKY HOLDINGS AZ LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

TERRACE HOLDINGS AZ LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

VALLEY HEALTH HOLDINGS LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

By:
Name:
Title:	Its Duly Authorized Signatory

GUARANTOR:

CARETRUST REIT, INC., a Maryland corporation

By:
Name:
Title:

SCHEDULE 1.1

Loan Commitments

Lender’s Name	Lender’s Address for Notices	Lender’s Loan Commitment on Restatement Date	Lender’s Pro Rata Share
GE Capital Bank	GE Capital Bank c/o General Electric Capital Corporation Loan Nos. 07-0004261, 07-0024261, 07-0034261, 07-0044261, 07-0074261 500 West Monroe Street Chicago, Illinois 60661 Attn: Dave Harper	$50,676,768.29	100%

	With a copy to:

	GE Capital Bank 6510 Millrock Drive, Suite 200 Salt Lake City, Utah 84121 Attn: Chief Financial Officer

SCHEDULE 2.1

Advance Conditions

The Additional Ten Project Loan shall be subject to the terms of the Proposal Letter, as clarified or modified by this Agreement and Agent’s receipt, review, approval, and/or confirmation of the following items, at Borrowers’ cost and expense, each in form and content satisfactory to Agent in its sole discretion:

1.	Loan Documents. The following executed Loan Documents:

(a)	this Agreement;

(b)	the Additional Ten Project Note;

(c)	an amendment to each Mortgage;

(d)	each Environmental Indemnity Agreement;

(e)	the Guaranty Agreement;

(f)	the Subordination Agreement;

(g)	the Business Associate Agreement;

(h)	such Assignment of Leases and Rents as Agent may require; and

(i)	a solvency certificate.

2.	Loan Origination Fee. The loan origination fee equal to $506,767.68, which fee shall be non-refundable, shall be deemed fully earned upon receipt.

3.	Title Insurance Policies. An ALTA (or equivalent) mortgagee policy or policies of title insurance in the maximum amount of the Loans, or equivalent endorsements to Lender’s existing title policies, with reinsurance and endorsements as Agent may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Agent, and insuring that the Mortgage are a first-priority Lien on the Projects and related collateral (the “Title Policies”).

4.	Organizational and Authority Documents. Certified copies of all documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for each Borrower and each Guarantor for the execution, delivery, and performance of the Loan Documents by each Borrower and each Guarantor, as applicable.

5.

Legal Opinions. Legal opinions issued by counsel for each Borrower and Guarantor, opining as to the due organization, valid existence and good standing of Borrowers and Guarantor, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to, Borrowers and

Guarantor that the Loans, as reflected in the Loan Documents is not usurious; to the extent that Agent is not otherwise satisfied, that each Project and its use is in full compliance with all legal requirements; that the Loan Documents do not create or constitute a partnership, a joint venture or a trust or fiduciary relationship between Borrowers and Agent; and as to such other matters as Agent and Agent’s counsel reasonably may specify.

6.	Searches. Current Uniform Commercial Code, tax, judgment lien and litigation searches for Borrowers, Loan Parties, Operating Tenants Borrowers’ partners and members, and the immediately preceding owner of the Projects.

7.	Insurance. Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Agent.

8.	Property Condition Report. A current engineering report or architect’s certificate with respect to each Project, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards (the “Property Condition Report”). As requested by Agent, such report shall also include an assessment of the Project’s tolerance for earthquake and seismic activity.

9.	Environmental Reports. A current Site Assessment for each Project.

10.	Leases. All Leases shall be in form and substance, with tenants and for uses acceptable to Agent. On the Restatement Date (a) the Master Lease shall be in full force and effect; (b) Borrowers shall have submitted revised and updated financials and census data to Agent; and (c) Agent shall have received subordination agreements in form and substance acceptable to Agent the Operating Tenants.

11.	Master Lease. A copy of the Master Lease, certified by Borrowers as being true, correct and complete.

12.	Tax and Insurance Impounds. Borrowers’ deposit with Agent of the amount required by Agent to impound for taxes and assessments, insurance premiums and to fund any other required escrows or reserves.

13.

Compliance With Laws. Evidence that each Project and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. If title insurance with respect to any Project described in item 3 above does not include a Zoning 3.1 (with parking) endorsement because such an endorsement is not available in the State where the Project is located, then

Borrowers shall furnish to Agent a zoning letter from the applicable municipal agency with respect to such Project. Borrowers shall, upon request of Agent, furnish Agent with utility letters from applicable service providers.

14.	No Casualty or Condemnation. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against any Project; no Project shall have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Agent’s judgment, a material adverse effect on Borrowers, Guarantor or any Project.

15.	Audit Requirements. The Adjusted Net Operating Income of the Projects equals or exceeds $20,200,000 and the payments under the Master Lease are at least $10,900,000 per annum.

16.	Broker’s Fees. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loans or the acquisition of the Projects have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Agent.

17.	Costs and Expenses. Payment of Agent’s costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Agent’s inspecting engineers, consultants and counsel.

18.	Representations and Warranties. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

19.	No Defaults. No Potential Default or Event of Default shall have occurred or exist.

20.	Appraisal. Agent shall obtain an appraisal report for each Project, in form and content acceptable to Agent, prepared by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act (“FIRREA”) and the regulations promulgated pursuant to such act.

21.	Other Items. Agent shall have received such other items as Agent may reasonably require.

SCHEDULE 2.3

Principal Payments

June 2006 First Funding Principal Payments
Period	Date	Days	Ending Balance	Principal	Prepayment	Balloon Amount
0	5/1/2014	30	23,643,150.99	53,585.09	0.00	0.00
1	6/1/2014	31	23,594,156.65	48,994.34	0.00	0.00
2	7/1/2014	30	23,539,930.44	54,226.21	0.00	0.00
3	8/1/2014	31	23,490,269.47	49,660.97	0.00	0.00
4	9/1/2014	31	23,440,287.77	49,981.70	0.00	0.00
5	10/1/2014	30	23,385,099.88	55,187.89	0.00	0.00
6	11/1/2014	31	23,334,438.96	50,660.92	0.00	0.00
7	12/1/2014	30	23,278,589.51	55,849.45	0.00	0.00
8	1/1/2015	31	23,227,240.71	51,348.80	0.00	0.00
9	2/1/2015	31	23,175,560.28	51,680.43	0.00	0.00
10	3/1/2015	28	23,109,061.36	66,498.92	0.00	0.00
11	4/1/2015	31	23,056,617.69	52,443.67	0.00	0.00
12	5/1/2015	30	22,999,031.86	57,585.83	0.00	0.00
13	6/1/2015	31	22,945,877.59	53,154.28	0.00	0.00
14	7/1/2015	30	22,887,599.63	58,277.96	0.00	0.00
15	8/1/2015	31	22,833,725.69	53,873.94	0.00	0.00
16	9/1/2015	31	22,779,503.81	54,221.88	0.00	0.00
17	10/1/2015	30	22,720,186.02	59,317.79	0.00	0.00
18	11/1/2015	31	22,665,230.86	54,955.16	0.00	0.00
19	12/1/2015	30	22,605,198.87	60,032.00	0.00	0.00
20	1/1/2016	31	22,549,501.09	55,697.78	0.00	0.00
21	2/1/2016	31	22,493,443.59	56,057.50	0.00	0.00
22	3/1/2016	29	22,427,651.79	65,791.80	0.00	0.00
23	4/1/2016	31	22,370,807.35	56,844.44	0.00	0.00
24	5/1/2016	30	22,308,935.21	61,872.14	0.00	0.00
25	6/1/2016	31	22,251,324.06	57,611.15	0.00	0.00
26	7/1/2016	30	22,188,705.14	62,618.91	0.00	0.00
27	8/1/2016	31	22,130,317.51	58,387.64	0.00	0.00
28	9/1/2016	31	22,071,552.78	58,764.72	0.00	0.00
29	10/1/2016	30	22,007,810.30	63,742.49	0.00	0.00
30	11/1/2016	31	21,948,254.38	59,555.92	0.00	0.00
31	12/1/2016	30	21,883,741.28	64,513.10	0.00	0.00
32	1/1/2017	31	21,823,384.09	60,357.19	0.00	0.00
33	2/1/2017	31	21,762,637.09	60,747.00	0.00	0.00
34	3/1/2017	28	21,687,896.11	74,740.97	0.00	0.00
35	4/1/2017	31	21,626,274.09	61,622.03	0.00	0.00
36	5/1/2017	30	21,559,748.61	66,525.48	0.00	0.00
37	5/30/2017	29	0.00	71,432.88	21,488,315.73	21,559,748.61

June 2006 Second Funding Principal Payments
Period	Date	Days	Ending Balance	Principal	Balloon Amount
0	5/1/2014	30	3,373,840.25	7,988.85	0.00
1	6/1/2014	31	3,366,476.49	7,363.76	0.00
2	7/1/2014	30	3,358,395.79	8,080.71	0.00
3	8/1/2014	31	3,350,936.54	7,459.25	0.00
4	9/1/2014	31	3,343,431.18	7,505.36	0.00
5	10/1/2014	30	3,335,212.58	8,218.60	0.00
6	11/1/2014	31	3,327,610.00	7,602.58	0.00
7	12/1/2014	30	3,319,296.74	8,313.26	0.00
8	1/1/2015	31	3,311,595.75	7,700.99	0.00
9	2/1/2015	31	3,303,847.15	7,748.60	0.00
10	3/1/2015	28	3,294,073.84	9,773.31	0.00
11	4/1/2015	31	3,286,216.91	7,856.93	0.00
12	5/1/2015	30	3,277,655.98	8,560.93	0.00
13	6/1/2015	31	3,269,697.54	7,958.44	0.00
14	7/1/2015	30	3,261,037.77	8,659.77	0.00
15	8/1/2015	31	3,252,976.58	8,061.19	0.00
16	9/1/2015	31	3,244,865.55	8,111.03	0.00
17	10/1/2015	30	3,236,057.21	8,808.35	0.00
18	11/1/2015	31	3,227,841.57	8,215.64	0.00
19	12/1/2015	30	3,218,931.36	8,910.21	0.00
20	1/1/2016	31	3,210,609.84	8,321.52	0.00
21	2/1/2016	31	3,202,236.86	8,372.97	0.00
22	3/1/2016	29	3,192,534.79	9,702.08	0.00
23	4/1/2016	31	3,184,050.06	8,484.73	0.00
24	5/1/2016	30	3,174,877.83	9,172.23	0.00
25	6/1/2016	31	3,166,283.94	8,593.90	0.00
26	7/1/2016	30	3,157,005.41	9,278.53	0.00
27	8/1/2016	31	3,148,301.01	8,704.40	0.00
28	9/1/2016	31	3,139,542.80	8,758.21	0.00
29	10/1/2016	30	3,130,104.27	9,438.53	0.00
30	11/1/2016	31	3,121,233.55	8,870.72	0.00
31	12/1/2016	30	3,111,685.47	9,548.08	0.00
32	1/1/2017	31	3,102,700.87	8,984.60	0.00
33	2/1/2017	31	3,093,660.72	9,040.15	0.00
34	3/1/2017	28	3,082,713.63	10,947.08	0.00
35	4/1/2017	31	3,073,549.91	9,163.73	0.00
36	5/1/2017	30	3,063,716.52	9,833.39	0.00
37	5/30/2017	29	0.00	10,503.26	3,063,716.52

June 2006 Third Funding Principal Payments
Period	Date	Days	Ending Balance	Principal	Balloon Amount
0	5/1/2014	30	7,355,491.65	17,544.42	0.00
1	6/1/2014	31	7,339,286.51	16,205.14	0.00
2	7/1/2014	30	7,321,543.53	17,742.98	0.00
3	8/1/2014	31	7,305,132.00	16,411.53	0.00
4	9/1/2014	31	7,288,620.70	16,511.30	0.00
5	10/1/2014	30	7,270,579.63	18,041.06	0.00
6	11/1/2014	31	7,253,858.27	16,721.36	0.00
7	12/1/2014	30	7,235,612.69	18,245.58	0.00
8	1/1/2015	31	7,218,678.75	16,933.94	0.00
9	2/1/2015	31	7,201,641.86	17,036.89	0.00
10	3/1/2015	28	7,180,264.43	21,377.43	0.00
11	4/1/2015	31	7,162,994.00	17,270.43	0.00
12	5/1/2015	30	7,144,213.84	18,780.17	0.00
13	6/1/2015	31	7,126,724.24	17,489.60	0.00
14	7/1/2015	30	7,107,730.69	18,993.55	0.00
15	8/1/2015	31	7,090,019.30	17,711.39	0.00
16	9/1/2015	31	7,072,200.23	17,819.07	0.00
17	10/1/2015	30	7,052,885.89	19,314.34	0.00
18	11/1/2015	31	7,034,841.07	18,044.82	0.00
19	12/1/2015	30	7,015,306.94	19,534.13	0.00
20	1/1/2016	31	6,997,033.66	18,273.28	0.00
21	2/1/2016	31	6,978,649.29	18,384.37	0.00
22	3/1/2016	29	6,957,415.98	21,233.32	0.00
23	4/1/2016	31	6,938,790.75	18,625.22	0.00
24	5/1/2016	30	6,918,691.53	20,099.23	0.00
25	6/1/2016	31	6,899,830.88	18,860.65	0.00
26	7/1/2016	30	6,879,502.44	20,328.44	0.00
27	8/1/2016	31	6,860,403.55	19,098.89	0.00
28	9/1/2016	31	6,841,188.54	19,215.00	0.00
29	10/1/2016	30	6,820,515.09	20,673.45	0.00
30	11/1/2016	31	6,801,057.58	19,457.50	0.00
31	12/1/2016	30	6,780,148.02	20,909.56	0.00
32	1/1/2017	31	6,760,445.11	19,702.91	0.00
33	2/1/2017	31	6,740,622.41	19,822.70	0.00
34	3/1/2017	28	6,716,713.47	23,908.94	0.00
35	4/1/2017	31	6,696,624.91	20,088.56	0.00
36	5/1/2017	30	6,675,100.94	21,523.97	0.00
37	5/30/2017	29	0.00	22,959.66	6,675,100.94

December 2006 Funding Principal Payments
Period	Date	Days	Ending Balance	Principal	Balloon Amount
0	5/1/2014	30	13,950,748.82	32,293.32	0.00
1	6/1/2014	31	13,920,961.74	29,787.08	0.00
2	7/1/2014	30	13,888,308.88	32,652.86	0.00
3	8/1/2014	31	13,858,148.12	30,160.76	0.00
4	9/1/2014	31	13,827,806.85	30,341.27	0.00
5	10/1/2014	30	13,794,614.46	33,192.39	0.00
6	11/1/2014	31	13,763,892.97	30,721.50	0.00
7	12/1/2014	30	13,730,330.41	33,562.55	0.00
8	1/1/2015	31	13,699,224.19	31,106.22	0.00
9	2/1/2015	31	13,667,931.81	31,292.38	0.00
10	3/1/2015	28	13,628,536.14	39,395.67	0.00
11	4/1/2015	31	13,596,820.71	31,715.43	0.00
12	5/1/2015	30	13,562,290.53	34,530.18	0.00
13	6/1/2015	31	13,530,178.64	32,111.89	0.00
14	7/1/2015	30	13,495,262.49	34,916.15	0.00
15	8/1/2015	31	13,462,749.45	32,513.04	0.00
16	9/1/2015	31	13,430,041.83	32,707.62	0.00
17	10/1/2015	30	13,394,545.72	35,496.11	0.00
18	11/1/2015	31	13,361,429.93	33,115.80	0.00
19	12/1/2015	30	13,325,536.44	35,893.49	0.00
20	1/1/2016	31	13,292,007.64	33,528.80	0.00
21	2/1/2016	31	13,258,278.18	33,729.46	0.00
22	3/1/2016	29	13,219,227.69	39,050.49	0.00
23	4/1/2016	31	13,185,062.66	34,165.03	0.00
24	5/1/2016	30	13,148,147.72	36,914.95	0.00
25	6/1/2016	31	13,113,557.29	34,590.42	0.00
26	7/1/2016	30	13,076,228.21	37,329.08	0.00
27	8/1/2016	31	13,041,207.37	35,020.84	0.00
28	9/1/2016	31	13,005,976.94	35,230.43	0.00
29	10/1/2016	30	12,968,024.79	37,952.15	0.00
30	11/1/2016	31	12,932,356.38	35,668.41	0.00
31	12/1/2016	30	12,893,977.85	38,378.54	0.00
32	1/1/2017	31	12,857,866.29	36,111.56	0.00
33	2/1/2017	31	12,821,538.61	36,327.68	0.00
34	3/1/2017	28	12,777,567.72	43,970.89	0.00
35	4/1/2017	31	12,740,759.48	36,808.24	0.00
36	5/1/2017	30	12,701,271.28	39,488.20	0.00
37	5/30/2017	29	0.00	42,168.96	12,701,271.28

Additional Ten Project Loan Principal Payments
Period	Date	Days	Ending Balance	Principal	Balloon Amount
0	6/1/2014		50,676,768.29
1	7/1/2014	30	50,576,044.92	100,723.37	0.00
2	8/1/2014	31	50,480,407.23	95,637.69	0.00
3	9/1/2014	31	50,384,452.47	95,954.76	0.00
4	10/1/2014	30	50,282,791.25	101,661.21	0.00
5	11/1/2014	31	50,186,181.34	96,609.91	0.00
6	12/1/2014	30	50,083,884.01	102,297.33	0.00
7	1/1/2015	31	49,986,614.67	97,269.34	0.00
8	2/1/2015	31	49,889,022.85	97,591.82	0.00
9	3/1/2015	28	49,775,101.42	113,921.42	0.00
10	4/1/2015	31	49,676,808.38	98,293.04	0.00
11	5/1/2015	30	49,572,876.80	103,931.57	0.00
12	6/1/2015	31	49,473,913.33	98,963.48	0.00
13	7/1/2015	30	49,369,330.80	104,582.53	0.00
14	8/1/2015	31	49,269,692.52	99,638.29	0.00
15	9/1/2015	31	49,169,723.90	99,968.62	0.00
16	10/1/2015	30	49,064,165.43	105,558.47	0.00
17	11/1/2015	31	48,963,515.44	100,649.99	0.00
18	12/1/2015	30	48,857,295.38	106,220.05	0.00
19	1/1/2016	31	48,755,959.56	101,335.83	0.00
20	2/1/2016	31	48,654,287.78	101,671.78	0.00
21	3/1/2016	29	48,541,872.31	112,415.46	0.00
22	4/1/2016	31	48,439,490.77	102,381.54	0.00
23	5/1/2016	30	48,331,589.47	107,901.30	0.00
24	6/1/2016	31	48,228,510.78	103,078.69	0.00
25	7/1/2016	30	48,119,932.59	108,578.19	0.00
26	8/1/2016	31	48,016,152.20	103,780.39	0.00
27	9/1/2016	31	47,912,027.75	104,124.45	0.00
28	10/1/2016	30	47,802,434.17	109,593.58	0.00
29	11/1/2016	31	47,697,601.19	104,832.98	0.00
30	12/1/2016	30	47,587,319.66	110,281.53	0.00
31	1/1/2017	31	47,481,773.51	105,546.15	0.00
32	2/1/2017	31	47,375,877.45	105,896.06	0.00
33	3/1/2017	28	47,254,430.55	121,446.90	0.00
34	4/1/2017	31	47,147,780.78	106,649.77	0.00
35	5/1/2017	30	47,035,735.25	112,045.54	0.00
36	5/30/2017	29	0.00	117,435.23	47,035,735.25

SCHEDULE 5.14

Locations

With respect to each Borrower:

27101 Puerta Real, Suite 400

Mission Viejo, California 92691

SCHEDULE 6.23(a)

Third Party Payor Programs

•	Medicare
•	Medi-Cal
•	AHCCCS (Arizona)
•	WA Medicaid—Washington State Health Authority

SCHEDULE 6.23(b)

Primary Licenses

Legal name	DBA	Provider Type	Health Facility Expiration Date	Medicare #	Medicaid ID	Medicaid Contract Provider
Camarillo Community Care, Inc.	Camarillo Healthcare Center	SNF	11/14/2014	55-5770	NPI: 1215924725	CDPH - Medi-Cal
Upland Community Care, Inc.	Upland Rehabilitation and Care Center	SNF	4/30/2015	05-5374	NPI: 1649351735	CDPH - Medi-Cal
Manor Park Healthcare LLC	Park Manor Rehabilitation Center	SNF	6/30/2014	50-5074	1013200	WA State Health Authority-Provider One
Ensign Montgomery LLC	Park View Post Acute	SNF	12/30/2014	05-6411	NPI: 1104825520	CDPH - Medi-Cal
Ensign Sabino LLC	Sabino Canyon Rehabilitation & Care Center	SNF	2/28/2015	03-5151	558702	AHCCCS
Glendale Healthcare Associates LLC	Bella Vita Health and Rehabilitation Center	SNF	11/30/2014	03-5092	688070	AHCCCS
Glendale Healthcare Associates LLC	Bella Vita Health and Rehabilitation Center	OTC	02/28/2015	N/A	469029	AHCCCS
Radiant Hills Health Associates LLC	North Mountain Medical & Rehabilitation Center	SNF	2/28/2015	03-5087	882234	AHCCCS
24th Street Healthcare Associates LLC	Desert Terrace Nursing Center	SNF	6/30/2014	03-5014	688062	AHCCCS
Presidio Health Associates LLC	Catalina Post Acute and Rehabilitation	SNF	4/30/2015	03-5190	788482	AHCCCS
Highland Healthcare LLC	Camelback Post Acute Care and Rehabilitation	SNF	2/24/2014	03-5088	514209	AHCCCS

SCHEDULE 6.23(c)

Proceedings by Governmental Authorities

•	Corporate Integrity Agreement between the Office of the Inspector General of the Department of Health and Human Services and The Ensign Group, Inc., dated October 1, 2013

SCHEDULE 6.23(d)

Violation Notices

None.

SCHEDULE 7.2

Compliance Certificate

Date:             ,

General Electric Capital Corporation

2 Bethesda Metro Center, 5th Floor

Bethesda, Maryland 20814

Attention:        Ensign Portfolio Manager

Re:	Compliance Certificate – Loan Nos.: 07-0004261, 07-0024261,

07-0034261, 07-0044261, 07-007426

Ladies and Gentlemen:

This certificate is given in accordance with Section 7.2 of the Fifth Amended and Restated Loan Agreement dated as of May 30, 2014 (as amended from time to time, the “Loan Agreement”), among Valley Health Holdings LLC, Sky Holdings AZ LLC, Terrace Holdings AZ LLC, Ensign Highland LLC, Plaza Health Holdings LLC, Rillito Holdings LLC, Meadowbrook Health Associates LLC, Mountainview Communitycare LLC, Cedar Avenue Holdings LLC, and Granada Investments LLC, each a Nevada limited liability company (each a “Borrower” and collectively, the “Borrowers”), the financial institutions party thereto from time to time (the “Lenders”), and General Electric Capital Corporation, as agent (the “Agent”) for itself and on behalf of the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

I hereby certify that:

1.	I am an officer of the sole member of the general partner of the sole member of each Borrower, and

2.	Based on my review of the financial statements delivered with this certificate in accordance with the Section 7.2 of the Loan Agreement, such (a) financial statements fairly present the financial condition of the Borrowers as the dates of such financial statements in all material respects and (b) have been prepared in accordance with Accounting Standards consistently applied. There have been no material changes in accounting policies or financial reporting practices of any Borrower since , 200 [insert date of last year-end financial statement provided by Borrowers], or, if any such change has occurred, I have attached a description of such changes.

3.	I have reviewed the terms of the Loan Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the accounting period covered by such financial statements.

4.	Such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge whether arising out of such review or otherwise, of the existence during or at the end of such accounting period or as of the date hereof, of any condition or event that constitutes a Potential Default or an Event of Default, or if any Potential Default or Event or Default existed or exists, attached as Schedule 1 hereto is a description of the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto.

5.	Guarantor is in compliance in all material respects with each covenant contained in the Guaranty constituting a part of the Loan Documents, except as set forth in Schedule 4 attached hereto.

6.	Except as noted on Schedule 2 attached hereto, the undersigned has no knowledge of any federal or state tax liens having been filed against any Borrower, Guarantor, any Operating Tenant or all or any portion of the Project.

7.	Except as noted on Schedule 2 attached hereto, the undersigned has no knowledge of any failure of any Borrower or Guarantor to make required payments of withholding or other tax obligations of such Borrower or Guarantor during the accounting period to which the attached statements pertain or any subsequent period.

8.	With respect to each of the Projects, to Borrower’s knowledge:

(a)	there are no current, pending or threatened in writing proceedings relating to a condemnation or other public taking of the Project;

(b)	the Project has suffered no casualty or other damage or loss of the type typically covered by hazard insurance;

(c)	all insurance required to be maintained by Borrowers, Guarantor or any Operating Tenant under the Loan Agreement is in force and premiums therefor have been paid as and when due and Borrowers, Guarantor or any Operating Tenant have made no claims thereunder; and

(d)	the undersigned has no knowledge of any current, pending or threatened in writing changes to the zoning classification or permitted uses of the Project.

9.	All of the other covenants (i.e., those not specifically described in the prior paragraphs above) set forth in the Loan Agreement and Mortgage are fully performed and the representations and warranties set forth in the Loan Agreement and Mortgage are and remain true, correct, and complete in all material respects (except as set forth on Schedule 4 attached hereto).

10.

Except as set forth in the Loan Agreement or on Schedule 5 attached hereto, no Borrower has received (a) any notice of material default under other obligations relating to the Project or otherwise material to such Borrower’s business, including any notices of

2

violations of any laws, regulations, codes or ordinances; (b) any notice of threatened or pending legal, judicial or regulatory proceedings, including any dispute between any Borrower and any Governmental Authority, materially adversely affecting any Borrower, any Loan Party or any Project; (c) [Healthcare Investigations]; (d) any notice of default or termination given or made to any Operating Tenant by any Borrower or received from any Operating Tenant; and (e) any notice of default or termination under any license or permit necessary for the operation of any Project in the manner required by the Loan Agreement. If any such notices [or Healthcare Investigations] have been received, they are listed on Schedule 5 and, to the extent provided in the Loan Agreement, Borrowers have provided (or are providing concurrently with this Certificate) (to the extent received by Borrowers from Operating Tenants) Lender with copies of such notices referred to herein. [With respect to any such notices or Healthcare Investigations, Borrowers are providing (to the extent received by Borrower from Operating Tenants) the following information: (a) number of records requested, (b) dates of service, (c) dollars at risk, (d) date records submitted, (e) determinations, findings, results and denials (including number, percentage and dollar amount of claims denied, (f) additional remedies proposed or imposed, (g) status update, including appeals, and (h) any other pertinent information related thereto.)

11.	The calculations set forth on Schedule 6 have been made to determine Borrowers’ compliance with Section 8.16 of the Loan Agreement, which calculations, to Borrower’s knowledge, are true, correct, and complete in all material respects.

[Remainder of Page Intentionally Left Blank]

3

The forgoing certification and computations are made as of             , 20     and delivered this      day of             , 20    .

Sincerely,

CEDAR AVENUE HOLDINGS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

ENSIGN HIGHLAND LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

GRANADA INVESTMENTS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

MEADOWBROOK HEALTH ASSOCIATES LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

2

MOUNTAINVIEW COMMUNITYCARE LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

PLAZA HEALTH HOLDINGS LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

3

RILLITO HOLDINGS LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

SKY HOLDINGS AZ LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

4

TERRACE HOLDINGS AZ LLC,
a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

VALLEY HEALTH HOLDINGS LLC, a Nevada limited liability company

By:	CTR Partnership, L.P.,
a Delaware limited partnership
its sole member

	By:	CareTrust GP, LLC,
a Delaware limited liability company
its general partner

		By:	CareTrust REIT, Inc.,
a Maryland corporation,
its sole member

By:
Name:
Title:

5

Schedule 1

Description of Defaults or Potential

Defaults and Cures Being Undertaken

Schedule 1

Schedule 2

Tax Liens or Withholding Obligations

Schedule 2

Schedule 3

List of all Deposit Accounts

Schedule 3

Schedule 4

Exceptions to Covenant Compliance

Schedule 4

Schedule 5

Schedule of Notices of Default, Litigation, etc.

Schedule 6 – Page 10

Schedule 6

Financial Covenant Analysis

As of:             , 20

A.	NET OPERATING INCOME[1] (“NOI”):

(1)	Name of Borrower:		(1)

	(a)	Calculation Period:		(a)	Trailing months

	(b)	Revenue:		(b)	$

	(c)	Less Expenses: (including real estate tax, management fee equal to 5% of operating income regardless of whether paid & replacement reserve of $400 per Residential Unit)		(c)	$

	(d)	Net Operating Income:		(d)	$

(2)	Name of Borrower:		(2)

	(a)	Calculation Period:		(a)	Trailing months

	(b)	Revenue:		(b)	$

	(c)	Less Expenses: (including real estate tax, management fee equal to 5% of operating income regardless of whether paid & replacement reserve of $400 per Residential Unit)		(c)	$

	(d)	Net Operating Income:		(d)	$

(3)	Aggregate NOI for all Borrowers:		(3)	$

B.	DEBT SERVICE OF BORROWERS:

(1)	Calculation Period:		(1)	Trailing 12 months

(2)	Debt Service Calculation:		(2)

	(a)	Interest due on the Loans		(a)	$

[1]	A separate calculation of Net Operating Income for each Borrower is to be provided.

	(b) Scheduled amortization of principal		(b) $

	(c) Total Debt Service		(c) $

(3)	Debt Service Coverage Ratio (Aggregate NOI/Debt Service):	(3)	:1.00

(4)	Required minimum Debt Service Coverage pursuant to Section 8.16:	(4)	1.35:1.00

(5)	In Compliance:	(5)	☐ Yes ☐ No

C.	PROJECT YIELD:

(1)	Calculation Period:	(2)	Trailing 12 months

(2)	Aggregate NOI:	(2)	$

(3)	Outstanding principal balance of Loan:	(3)	$

(4)	Project Yield for Calculation Period (NOI ÷ Principal Balance of Loan:	(4)	$

(5)	Required Project Yield:	(5)	15.0%

(6)	In Compliance:	(6)	☐ Yes ☐ No

SCHEDULE 8.14

Required Repairs

	Property Name	Immediate Repairs	Immediate Repair Items	Time to Complete

1.	Desert Terrace Healthcare Center	$15,960	Asphalt Overlay	90 days

2.	Desert Terrace Healthcare Center	$1,320	ADA Compliance Items	90 days

3.	North Mountain Medical and Rehabilitation Center	$18,900	Asphalt Overlay	90 days

4.	North Mountain Medical and Rehabilitation Center	$10,500	Exterior walls, repair tiles	90 days

5.	North Mountain Medical and Rehabilitation Center	$7,880	ADA Compliance Items	90 days

6.	Catalina Post Acute Care and Rehabilitation	$970	ADA Compliance Items	90 days

7.	Camelback Post Acute Care and Rehabilitation (formerly known as Highland Manor)	$5,040	Asphalt pavement	90 days

8.	Camelback Post Acute Care and Rehabilitation (formerly known as Highland Manor)	$1,220	ADA Compliance Items	90 days

9.	Desert Sky Health and Rehabilitation Center	$500	Carport repair	90 days

10.	Desert Sky Health and Rehabilitation Center	$910	ADA Compliance Items	90 days

11.	Sabino Canyon Rehabilitation and Care Center	$2,500	Perimeter masonry fence, repair	90 days

12.	Sabino Canyon Rehabilitation and Care Center	$320	ADA Compliance Items	90 days

13.	Park View Post Acute facility (formerly Park View Gardens)	$340	ADA Compliance Items	90 days

14.	Upland Rehabilitation & Care Center	$5,000	Retaining walls, repair	90 days

15.	Upland Rehabilitation & Care Center	$8,750	Asphalt repair	90 days

16.	Upland Rehabilitation & Care Center	$3,000	Sidewalk repair	90 days

17.	Upland Rehabilitation & Care Center	$9,000	Exterior walls, repaint	90 days

18.	Upland Rehabilitation & Care Center	$7,500	Wood fascias, replace	90 days

19.	Upland Rehabilitation & Care Center	$2,695	GFCI outlet, install	90 days

	Property Name	Immediate Repairs	Immediate Repair Items	Time to Complete

20.	Upland Rehabilitation & Care Center	$22,335	ADA Compliance Items	90 days

21.	Camarillo Healthcare Center	$25,000	Asphalt repair	90 days

22.	Camarillo Healthcare Center	$240	Sidewalk repair	90 days

23.	Camarillo Healthcare Center	$3,500	Insect extermination service	90 days

24.	Camarillo Healthcare Center	$1,000	Roof lead and tile, repair	90 days

25.	Camarillo Healthcare Center	$17,500	Rooftop package	90 days

26.	Camarillo Healthcare Center	$120	ADA Compliance Items	90 days

SCHEDULE 12.20

Allocated Loan Amounts

Project	Allocated Loan Amount

Desert Sky Health and Rehabilitation Center	$11,792,647

The Desert Terrace Healthcare Center	$6,915,441

Camelback Post Acute Care and Rehabilitation (formerly known as Highland Manor)	$5,677,941

North Mountain Medical and Rehabilitation Center	$18,562,500

Catalina Post Acute Care and Rehabilitation	$8,880,882

Park Manor Rehabilitation Center	$6,041,912

Park View Post Acute facility (formerly Park View Gardens)	$7,061,029

Sabino Canyon Rehabilitation and Care Center	$6,041,912

Upland Rehabilitation & Care Center	$15,941,912

Camarillo Healthcare Center	$12,083,824

SCHEDULE 12.37

Post-Closing Obligations

1.	Within 60 days after the Restatement Date (or such longer period as Agent may agree to in writing in its sole discretion), Borrowers shall register the drywells located on the Desert Sky Health and Rehabilitation Center located at 5125 North 58th Avenue, Glendale, AZ, with the Arizona Department of Environmental Quality and shall provide Agent with evidence of such registration.